AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2002

                                                 REGISTRATION NO. 333-39044
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                                 SB MERGER CORP.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            DELAWARE                               6770                         38-3506266
  (STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                               5860 STERLING DRIVE
                             HOWELL, MICHIGAN 48843
                                 (517) 586-4009
              (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE
                    OFFICES AND PRINCIPAL PLACE OF BUSINESS)

                               RICHARD L. CAMPBELL
                                 SB MERGER CORP.
                         5860 STERLING DRIVE, SUITE 530
                             HOWELL, MICHIGAN 48843
                                 (517) 586-4009
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
                             JAMES D'ESPOSITO, ESQ.
                          GUSRAE, KAPLAN & BRUNO, PLLC
                                 120 WALL STREET
                               NEW YORK, NY 10005
                                 (212) 269-1400
                                ----------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                                PROXY STATEMENT/
                             RECONFIRMATION OFFERING
                                   PROSPECTUS

                                 SB MERGER CORP.

                         125,000 SHARES OF COMMON STOCK
                                 $.001 PER SHARE

         The boards of directors of SB Merger Corp. and RxBazaar, Inc. have approved a transaction in which we will acquire RxBazaar by merging our wholly-owned subsidiary into RxBazaar. Under the terms of the merger, the holders of RxBazaar common stock and preferred stock will receive shares of SB Merger common stock and SB Merger preferred stock. We will assume all options and warrants to purchase RxBazaar common stock and they will become options and warrants to purchase SB Merger common stock.

         Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% after giving effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets. There is currently no market for our common stock.


         The merger cannot be completed unless our stockholders approve the merger, including the issuance of shares of SB Merger common stock and preferred stock to be delivered in connection with the merger, and RxBazaar's stockholders also approve the merger. The board of directors of SB Merger has called a special meeting of SB Merger stockholders to be held on July 26, 2002 to vote on these matters. SB Merger stockholders who own shares of SB Merger common stock as of the record date, which is the close of business on June 7, 2002, may vote at the SB Merger special meeting or by proxy. The date of this proxy statement/prospectus will be the record date for determining RxBazaar stockholders entitled to exercise their right to give their consent. Holders of shares of RxBazaar common stock and voting preferred stock at the close of business on the record date will be entitled to elect whether to approve the merger by written consent.


         THE BOARDS OF DIRECTORS OF SB MERGER AND RXBAZAAR ARE FURNISHING THIS DOCUMENT TO YOU TO PROVIDE YOU WITH IMPORTANT INFORMATION ABOUT THE MERGER AND OTHER MATTERS. IN ADDITION TO FURNISHING YOU WITH THIS IMPORTANT INFORMATION, THIS DOCUMENT ALSO CONSTITUTES NOTICE TO THE STOCKHOLDERS OF RXBAZAAR OF RIGHTS TO DISSENT AND TO DEMAND APPRAISAL IN ACCORDANCE WITH THE DELAWARE GENERAL CORPORATION LAW. Holders of RxBazaar shares who are not in favor of the merger and who wish to assert appraisal rights must comply with the relevant procedures detailed under Delaware law, which are set forth in the statutory provisions reproduced in Appendix C to this proxy statement/ prospectus. A more detailed discussion of RxBazaar stockholders' appraisal rights is set forth beginning on page 30 of the proxy statement/prospectus. SB Merger stockholders are not entitled to appraisal rights under the Delaware General Corporation Law, but will have the opportunity to elect whether to reconfirm their investment decision to purchase the shares of SB Merger common stock offered in the public offering. Those rights are explained in the section titled "Reconfirmation Offering."

         THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SB MERGER AND RXBAZAAR STRONGLY URGE YOU TO READ AND CONSIDER THIS PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 12.



/s/ Judith Haselton                     /s/ C. Robert Cusick
President of SB Merger Corp.            Chairman and Chief Executive Officer of
                                        RxBazaar, Inc.

         NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SB MERGER COMMON STOCK TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         This proxy statement/prospectus is dated June 27, 2002, and was first mailed to stockholders on or about June 27, 2002.


                     SB MERGER CORP. RECONFIRMATION OFFERING

         This prospectus relates to the reconfirmation offering required by Rule 419 of Regulation C under the Securities Act of 1933 concerning 125,000 shares of common stock, $.001 par value, of SB Merger Corp. The shares were initially sold in an initial public offering completed in January 2001. In February 2002, we executed an agreement with RxBazaar, Inc., a Delaware corporation, to acquire RxBazaar by merging our wholly-owned subsidiary into it. In the merger we will become obligated to issue approximately:

     o 3,333,955 shares of our common stock, 345,333 shares of Series A Preferred Stock and 2,045,000 shares of Series B Preferred Stock;

     o up to 1,834,653 shares of our common stock upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and

     o up to 2,363,118 additional shares of our common stock, if the merged company meets earnings targets in the first or second year after the merger.

         Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% after giving effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets. There is currently no market for our common stock.

         This prospectus is being furnished to investors in the offering so they may consider reconfirming their investment as a result of the proposed merger.

         Prior to the initial offering and this reconfirmation offering, there has been no market for our common stock and we cannot assure you that an active trading market will exist after the proposed acquisition is completed.

                           --------------------------

         The offering and the reconfirmation offering are being conducted under Rule 419 of Regulation C under the Securities Act of 1933.

                           --------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for anyone to tell you otherwise.


         THE INITIAL OFFERING AND THE RECONFIRMATION OFFERING INVOLVE A SPECULATIVE INVESTMENT AND A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 12.


                           --------------------------

                              OFFERING INFORMATION

                                TABLE OF CONTENTS


NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 26, 2002..........4
ABOUT THIS PROXY STATEMENT/PROSPECTUS..........................................5
WHERE YOU CAN FIND MORE INFORMATION............................................5
QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................5
PROSPECTUS SUMMARY.............................................................8
SELECTED FINANCIAL DATA.......................................................10
RISK FACTORS..................................................................12
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419; DEPOSIT OF
OFFERING PROCEEDS AND SECURITIES............................... ..............18
THE SB MERGER SPECIAL MEETING.................................................19
PROPOSAL NO. 1 - THE MERGER...................................................21
RXBAZAAR SOLICITATION OF WRITTEN CONSENTS.....................................28
APPRAISAL RIGHTS FOR DISSENTING RxBAZAAR STOCKHOLDERS.........................30
PROPOSAL NO. 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION....................32
CAPITALIZATION................................................................32
DILUTION......................................................................33
PLAN OF OFFERING..............................................................34
USE OF PROCEEDS...............................................................34
DIVIDEND POLICY...............................................................34
MANAGEMENT'S DISCUSSION AND ANALYSIS/PLAN OF OPERATION........................35
BUSINESS......................................................................41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................49
MANAGEMENT....................................................................51
EXECUTIVE COMPENSATION........................................................54
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................58
LEGAL PROCEEDINGS.............................................................59
MARKET FOR OUR COMMON STOCK...................................................59
DESCRIPTION OF SECURITIES.....................................................61
SHARES ELIGIBLE FOR FUTURE RESALE.............................................63
REPORTS TO STOCKHOLDERS.......................................................63
LEGAL MATTERS.................................................................63
EXPERTS.......................................................................63
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES...............................................................64
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE..........................................................64


FINANCIAL STATEMENTS.........................................................F-1
Appendix A  --  Form of Proxy Card for SB Merger Stockholders................A-1
Appendix B  --  Amended and Restated Merger Agreement and Plan of
                Reorganization dated June 12, 2002...........................B-1
Appendix C  --  Section 262 of the Delaware General Corporation Law..........C-1
Appendix D  --  Text of Proposed Amendment...................................D-1

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                 SB MERGER CORP.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 26, 2002


         TO THE STOCKHOLDERS OF SB MERGER CORP.:


         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of SB Merger Corp., a Delaware corporation, will be held on July 26, 2002 at 10:00 a.m. local time at Gusrae, Kaplan & Bruno, PLLC, 120 Wall Street, New York, New York 10005, to consider and vote upon the following proposal:


     o To approve the merger agreement and plan of reorganization by and among SB Merger, our wholly-owned subsidiary RxB Acquisition Corp., a Delaware corporation, and RxBazaar, Inc., a Delaware corporation, to approve the merger of SB Merger and RxBazaar, and to approve the issuance of shares of SB Merger common stock and SB Merger preferred stock to RxBazaar stockholders in the merger. See "Proposal No. 1--Approval of Merger."

     o To approve an amendment to our Certificate of Incorporation to change our corporate name to "RxBazaar, Inc." See "Proposal No. 2--Amendment to Certificate of Incorporation."

         Immediately after the merger, RxBazaar will become a wholly-owned subsidiary of SB Merger and SB Merger will change its name to "RxBazaar, Inc." Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% after giving effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets. A copy of the merger agreement is included as Appendix B to the accompanying proxy statement/prospectus.

         The foregoing proposals are more fully described in the accompanying proxy statement/prospectus. The SB Merger board of directors unanimously recommends that you vote in favor of the proposals listed above.

         The board of directors has fixed the close of business on June 7, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this special meeting of stockholders and at any adjournments or postponements thereof.

                                            By Order of the Board of Directors

                                            /s/ Judith Haselton
                                            President

         TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SB MERGER SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SB MERGER SPECIAL MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                      ABOUT THIS PROXY STATEMENT/PROSPECTUS

         You should rely only on the information contained or incorporated by reference in this document to vote or consent with respect to the matters submitted to you. Neither SB Merger nor RxBazaar has authorized anyone to provide you with information that is different from what is contained in this document. This proxy statement/prospectus is dated [ ], 2002. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and the issuance of SB Merger common stock in the merger will not create any implication to the contrary. SB Merger provided the information concerning SB Merger, and RxBazaar provided the information concerning RxBazaar, in this proxy statement/prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file public reports under the reporting requirements of the Exchange Act of 1934, as amended. We filed a registration statement with the Securities and Exchange Commission on Form SB-2 to register the offer and sale of our shares. This prospectus is part of that registration statement, and, as permitted by the Securities and Exchange Commission's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules, and other public reports we have filed, at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.


         IF YOU ARE AN SB MERGER STOCKHOLDER OR AN RXBAZAAR STOCKHOLDER AND WOULD LIKE TO REQUEST DOCUMENTS FROM SB MERGER, PLEASE CONTACT RICHARD L. CAMPBELL AT (517) 586-4009 FOR INFORMATION RELATING TO SB MERGER OR CONTACT CATHERINE FROST AT (781) 449-4962 FOR INFORMATION RELATING TO RXBAZAAR. IT IS SUGGESTED THAT INTERESTED STOCKHOLDERS MAKE ANY SUCH REQUEST BY JULY 19, 2002 IN ORDER TO RECEIVE THE REQUESTED INFORMATION BEFORE THE SB MERGER SPECIAL MEETING OR THE RXBAZAAR ACTION BY WRITTEN CONSENT.


                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.       WHEN IS IT EXPECTED THAT THE MERGER WILL BE COMPLETE?


A: SB Merger and RxBazaar signed the merger agreement on February 1, 2002 and amended and restated it on June 12, 2002. The parties are working toward completing the merger as quickly as possible, and hope to complete the merger shortly following the SB Merger special meeting to be held on July 26, 2002. In order to complete the merger, the stockholders of both SB Merger and RxBazaar must approve the merger. Following approval by the SB Merger and RxBazaar stockholders, the merger will be complete when all of the other conditions to completion of the merger are satisfied or waived. The merger will become effective when a certificate of merger is filed with the Secretary of State of Delaware. If we do not complete the merger on or before July 28, 2002, then under the rules that apply to this offering, SB Merger will be required to unwind the offering and promptly return the funds raised in this offering to the investors.


Q.       AS AN RXBAZAAR STOCKHOLDER, WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive shares of SB Merger common stock in exchange for the shares of RxBazaar common stock that you own, based on the number and class of RxBazaar shares that you own and based on the exchange ratios in the merger agreement. For example, the common stock exchange ratio is .7, so if you own 1,000 shares of RxBazaar common stock, then based on the common stock ratio you will receive 700 shares of SB Merger common stock in the merger. You will receive only whole shares. You may also become eligible to receive additional shares of SB Merger common stock if, during the first two years after the merger, the merged company achieves certain earnings targets. See "The Merger."

Q.       WHAT WILL HAPPEN TO RXBAZAAR'S OUTSTANDING OPTIONS AND WARRANTS?

A: In accordance with the terms of the merger agreement, each option and warrant outstanding as of the date of the completion of the merger will be assumed by SB Merger, which is changing its name to RxBazaar,

         Inc., and automatically will become options to purchase the number of shares of SB Merger common stock that would be issuable if the option or warrant were exercised in full immediately before the merger, on the same terms and conditions as the old RxBazaar option.

Q. AS A STOCKHOLDER OF SB MERGER, WILL I RECEIVE ADDITIONAL SHARES OF SB MERGER COMMON STOCK IN THE MERGER?

A: No, you will continue to hold the same number of shares of SB Merger common stock after the merger. Shares of SB Merger common stock will be issued only to RxBazaar stockholders in the merger. The merger will result in SB Merger stockholders holding a smaller percentage of the combined company's stock than the percentage of SB Merger stock they currently hold. Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% after giving effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets.

Q. HAS SOMEONE DETERMINED THAT THE MERGER IS ADVISABLE FOR THE SB MERGER AND RXBAZAAR STOCKHOLDERS?

A: Yes. The boards of directors of SB Merger and RxBazaar have determined that the merger is advisable for their respective stockholders. The board of directors of each of SB Merger and RxBazaar has approved the merger and the merger agreement, and the board of directors of SB Merger has approved the issuance of SB Merger stock in the merger.

Q.       WILL SB MERGER STOCKHOLDERS VOTE ON THE MERGER?

A: Yes, SB Merger stockholders will vote on the merger at SB Merger's special meeting of stockholders.


Q. IS THERE A DIFFERENCE BETWEEN VOTING ON THE MERGER AND ELECTING TO RECONFIRM AN INVESTMENT DECISION?

A: Yes. First, all of SB Merger stockholders are being asked to vote on the merger, whereas only the purchasers in this offering are being asked to elect to reconfirm their investment decision. Second, Delaware corporate law governs voting on the merger, while federal securities laws set the procedure under which an SB Merger stockholder can elect whether to reconfirm an investment decision. Finally, the proposal to approve the merger requires the affirmative vote of a majority of all of the issued and oustanding shares of our common stock, whereas the reconfirmation of this offering requires as a seperate condition that 80% of the stockholders that purchased shares in this offering elect to reconfirm their investment decision. If you are an SB Merger stockholder who invested in this offering, then you will receive both
         (1) a proxy to vote your shares for or against the merger and (2) a reconfirmation letter to state whether you are electing to reconfirm your investment decision. You should complete and return both of these documents.


Q.       ARE RXBAZAAR STOCKHOLDERS ENTITLED TO APPROVE THE MERGER?

A: Yes, RxBazaar stockholders will have the opportunity to approve the merger and the merger agreement by written consent. The merger and the merger agreement require the approval of a majority of the issued and outstanding shares of RxBazaar's voting stock.

Q.       WHAT DO SB MERGER STOCKHOLDERS NEED TO DO NOW?

A: SB Merger stockholders should promptly mail their signed proxy card in the enclosed postage-paid envelope so that their shares will be represented at the SB Merger special meeting.

Q. CAN SB MERGER STOCKHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE DELIVERED THEIR PROXIES?

A: Yes, SB Merger stockholders can change their votes by (i) delivering a written notice of revocation with SB Merger's secretary, (ii) sending in later-dated, signed proxy cards to SB Merger's secretary, or (iii) attending the SB Merger special meeting and voting in person.

Q.       WHAT DO RXBAZAAR STOCKHOLDERS NEED TO DO NOW?

A: RxBazaar stockholders should promptly mail their signed written consents in the enclosed postage-paid envelope to vote their shares of RxBazaar stock on the proposed merger.

Q. CAN RXBAZAAR STOCKHOLDERS CHANGE THEIR VOTES AFTER THEY HAVE MAILED IN THEIR WRITTEN CONSENTS?

A: An RxBazaar stockholder can only revoke or change an action by written consent prior to the time that RxBazaar has received the requisite number of consents to approve the merger. This may be a short period of time, if RxBazaar receives written consents sufficient to approve the merger quickly.

Q.       SHOULD RXBAZAAR STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. After the merger is complete, SB Merger's exchange agent will send RxBazaar stockholders a letter of transmittal and written instructions for exchanging their stock certificates. RxBazaar stockholders should not surrender their RxBazaar stock certificates until after the merger and until they receive the letter of transmittal.

Q.       WHO CAN ANSWER QUESTIONS REGARDING THE MERGER?

A: If you would like additional copies of this proxy statement/prospectus, or if you have questions about the merger or the other matters discussed in this document, you should contact:

         For SB Merger Corp.:                       For RxBazaar:

         SB Merger Corp.                            RxBazaar, Inc.
         5860 Sterling Drive, Suite 530             200 Highland Avenue
         Howell, Michigan  48843                    Needham, MA  02494
         Attention:  Richard L. Campbell            Attention:  C. Robert Cusick

                               PROSPECTUS SUMMARY

SB MERGER CORP.

         We were organized as a Delaware corporation on January 3, 2000 for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to employ our funding in their business or to seek the perceived advantages of a publicly-held corporation.

         The executive offices of SB Merger are located at 5860 Sterling Drive Suite 530 , Howell, Michigan 48843. The telephone number is (517) 586-4009.

         In January 2001, we completed an initial public offering for 125,000 shares of our common stock for $1.00 per share pursuant to a Registration Statement that became effective with the Securities and Exchange Commission on January 28, 2001.

RXBAZAAR, INC.

         RxBazaar, Inc., a pharmaceutical distribution company, was incorporated in the State of Delaware on October 25, 1999. See "Business-- RxBazaar."

RXBAZAAR ACQUISITION


         On February 1, 2002, we executed an agreement, which was amended and restated on June 12, 2002, with RxBazaar, Inc., a Delaware corporation, to merge a wholly-owned subsidiary of ours into RxBazaar. In the merger we will become obligated to issue approximately:


     o 3,333,955 shares of our common stock, 345,333 shares of Series A Preferred Stock and 2,045,000 shares of Series B Preferred Stock;
     o up to 1,834,653 shares of our common stock upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and
     o up to 2,363,118 additional shares of our common stock, if the merged company meets earnings targets in the first or second year after the merger.

         As of the effective date of the merger, and without giving effect to the contingent issuance of any additional shares, RxBazaar's current stockholders will own approximately 95% of the outstanding shares in the post-merger entity on a fully-diluted basis.

         We believe, after examining RxBazaar's business plan, interviewing its management, and examining its products and services, that RxBazaar presents a desirable merger opportunity for SB Merger. However, despite this belief we cannot assure you that RxBazaar will be able to effect its business plan or compete successfully. See "Risk Factors."

THE OFFERING

         Shares outstanding prior to the offering                 406,000

         Shares sold in the offering                              125,000  (1)

         Shares to be issued to RxBazaar stockholders           7,558,941  (2)

         Shares outstanding after the merger                    7,964,941  (2)

         ---------------------
         (1) Assumes that 100% of the purchasers reconfirm their investment. There were 144 purchasers in the offering. This number does not include an aggregate of 75,000 shares held in escrow that were issued in February 2002 in connection with an 8-for-5 stock split effected as a dividend of .6 shares of SB Merger common stock for each outstanding share.

         (2) Consists of common share equivalents, assuming conversion of all preferred stock in accordance with the terms of SB Merger's certificate of incorporation. Includes shares issuable upon the exercise of stock options and warrants issued by RxBazaar, which we are assuming. Does not include up to 2,363,118 shares that may become issuable upon the achievement of certain earnings targets in the first or second year following the merger.

         In the merger we will issue 345,333 shares of Series A Preferred Stock and 2,045,000 shares of Series B Preferred Stock. The shares of preferred stock are entitled to various advantages over the common stock, including:

     o Dividends: The preferred shares will be entitled to preferential dividends of 8% per annum for the Series A Preferred Stock and 10% per annum for the Series B Preferred Stock.

     o Liquidation Preference: The preferred shares are entitled to preferential treatment upon liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of insolvency. In such an event the holders of preferred shares would be entitled to the assets available for distribution to equity holders, up to the amount of the purchase price of the preferred stock, before the holders of common stock became entitled to receive any amounts.

     o Voting: The Series B Preferred Stock votes together with the common stock, with each share of Series B Preferred Stock being entitled to that number of votes equal to the number of whole shares of common stock into which it is then convertible.

         Also, our amended and restated certificate of incorporation authorizes our board of directors to designate and to issue, without stockholder approval, additional series of preferred stock with voting, conversion and other rights and preferences that could differentially and adversely affect the voting power or other rights of the holders of our common stock. The board of directors could issue preferred stock that adversely affects the rights of holders of common stock by, among other things, establishing preferential dividends, liquidation rights and/or voting power. The issuance of preferred stock or of rights to purchase preferred stock could also be used to discourage an unsolicited acquisition proposal. Although we have no present intention to issue additional shares of preferred stock, except in connection with the merger, the issuance thereof might render more difficult, and therefore discourage, an unsolicited takeover proposal such as a tender offer, a proxy contest or an attempt to remove incumbent management, even if such actions would be in the best interest of our stockholders. See "Description of Securities."


RECONFIRMATION OFFERING

         Pursuant to Rule 419 under the Securities Act, we have placed in an escrow account the proceeds of this offering and the securities purchased by the investors in this offering. Under Rule 419, the funds will be released to us, and the securities will be released to you, only after we have met three basic conditions and not more than 20% of our stockholders in this offering elected to redeem their common stock. First, we must execute an agreement for an acquisition of a business. We have entered into such an agreement with RxBazaar. Second, we must file a post-effective amendment to the registration statement that includes the results of this offering. This proxy statement/prospectus is part of the post-effective amendment we filed. Third, we must mail a copy of the prospectus to each investor within five business days of the effective date of the post-effective amendment. If we have met the requirements of Rule 419 and the merger takes place, the escrow agent will release the funds and securities. If we have not completed a business combination by July 28, 2002 then all proceeds will automatically be promptly returned to our stockholders and the escrowed stock will be canceled. See "Your Rights and Substantive Protection Under Rule 419; Deposit of Offering Proceeds and Securities."


EXPIRATION DATE


         In accordance with Rule 419, SB Merger stockholders who bought shares in this offering will have a minimum of 20 business days from the date of this prospectus to reconfirm their investment. This reconfirmation offering will terminate in accordance with Rule 419 on July 26, 2002 at the special meeting of stockholders. If you do not make any decision before the termination of this offering, then your investment will automatically be returned promptly to you.

         Rule 419 further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the effective date of the initial public offering, all of the deposited funds in the escrow account must be returned to investors. Therefore, if the merger is not completed on or before July 28, 2002, the offering will terminate and the investors' original amounts invested will be returned promptly without interest. Continental Stock Transfer & Trust Company, our escrow agent, will promptly return any such funds.

BOARD RECOMMENDATIONS

         Our board believes that the proposed merger is in the best interests of our stockholders and recommends that the investors elect to accept the reconfirmation offering. The merger agreement was approved by the unanimous consent of the directors of SB Merger dated as of February 1, 2002. The directors of RxBazaar approved the merger agreement at a meeting held on January 27, 2002. See "Proposal No. 1 -- The Merger."

         Our board believes that the proposed amendment to our certificate of incorporation is in the best interests of our stockholders and recommends that the stockholders approve this amendment. The amendment was approved by the unanimous consent of the directors of SB Merger dated as of March 6, 2002. See "Proposal No. 2 - Amendment to Certificate of Incorporation."

                             SELECTED FINANCIAL DATA

         The following selected financial data is derived from the financial statements of SB Merger Corp. and RxBazaar, Inc. This data is qualified by reference to and should be read in conjunction with SB Merger's and RxBazaar's financial statements.

                                 SB MERGER CORP.

                                                 THREE MONTHS ENDED                    JANUARY 3, 2000   JANUARY 3, 2000
                                                      MARCH 31,          YEAR ENDED    (INCEPTION) TO    (INCEPTION) TO
                                              -----------------------    DECEMBER 31,    DECEMBER 31,        MARCH 31,
                                                 2002         2001          2001             2000              2002
                                              ----------   ----------    ----------      -----------       -----------
STATEMENT OF LOSS DATA:
   Revenues                                   $     --     $     --      $     --        $      --         $      --
   Operating expenses                             32,367        3,893        11,010           22,264            65,641
                                              ----------   ----------    ----------      -----------       -----------
   Net loss                                   $  (32,367)  $   (3,893)   $  (11,010)     $   (22,264)      $   (65,641)
                                              ==========   ==========    ==========      ===========       ===========
   Net loss per share-basic                   $     (.08)  $     (.02)   $     (.03)     $      (.11)
                                              ==========   ==========    ==========      ===========
   Weighted average shares outstanding           403,933      200,000       326,575          200,000
                                              ==========   ==========    ==========      ===========

                                                                  DECEMBER 31,
                                               MARCH 31,   ------------------------
                                                 2002         2001          2000
                                              ----------   ----------    ----------
BALANCE SHEET DATA:
     Total assets                             $  128,657   $  125,381    $    9,699
     Total liabilities                            39,298        7,405         1,963
     Stockholders' equity                         89,359      117,976         7,736

                                 RXBAZAAR, INC.

                                              THREE MONTHS ENDED                     YEARS ENDED             OCTOBER 25, 1999
                                                   MARCH 31,                         DECEMBER 31,             (INCEPTION) TO
                                        ------------------------------      ------------------------------      DECEMBER 31,
                                            2002              2001              2001              2000              1999
                                        ------------      ------------      ------------      ------------      ------------
STATEMENTS OF LOSS DATA:
Sales, net                              $  3,614,346      $  2,179,014      $ 17,244,283        $  734,493      $       --
Cost of sales                              2,958,960         1,985,430        14,479,743           726,273              --
                                        ------------      ------------      ------------      ------------      ------------
Gross profit                                 655,386           193,584         2,764,540             8,220              --
Operating expenses                         2,003,562         1,387,996         8,584,401         3,158,803            50,452
                                        ------------      ------------      ------------      ------------      ------------


Operating loss                            (1,348,176)       (1,194,412)       (5,819,861)       (3,150,583)          (50,452)
Other income (expense), net                 (142,828)          (84,463)         (717,432)          (57,645)             --
                                        ------------      ------------      ------------      ------------      ------------
Net loss                                  (1,491,004)       (1,278,875)       (6,537,293)       (3,208,228)          (50,452)
Dividends on preferred stock                  74,000            35,682           257,682              --                --
                                        ------------      ------------      ------------      ------------      ------------
Net loss applicable to common stock     $ (1,565,004)     $ (1,314,557)     $ (6,794,975)     $ (3,208,228      $    (50,452)
                                        ============      ============      ============      ============      ============
Net loss per share - basic              $      (0.33)     $      (0.34)     $      (1.59)     $      (0.82)     $      (0.01)
                                        ============      ============      ============      ============      ============
Weighted average shares outstanding        4,762,792         3,897,769         4,264,128         3,928,369         4,000,000
                                        ============      ============      ============      ============      ============

                                                                            DECEMBER 31,
                                          MARCH 31,       ------------------------------------------------
                                            2002              2001              2000              1999
                                        ------------      ------------      ------------      ------------
BALANCE SHEET DATA:
     Current assets                     $  4,435,681      $  5,878,706      $  1,525,498      $     56,964
     Total assets                          7,074,867         8,714,793         2,259,440            59,405
     Current liabilities                   6,369,486         7,024,979         2,245,145            27,857
     Long-term debt                        2,250,000         2,250,000              --                --
     Total liabilities                     8,619,486         9,274,979         2,245,145            27,857
     Stockholders' equity (deficit)       (1,544,619)         (560,186)           14,295            31,548
     Working capital (deficit)            (1,933,805)       (1,146,273)         (719,647)           29,107

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. ACCORDINGLY, YOU SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO IN THIS PROXY STATEMENT/PROSPECTUS, THE FOLLOWING RISK FACTORS IN EVALUATING THIS OFFERING AS WELL AS RXBAZAAR AND ITS BUSINESS.

IF RXBAZAAR DOES NOT OBTAIN A SUBSTANTIAL AMOUNT OF ADDITIONAL FINANCING, YOU COULD LOSE YOUR ENTIRE INVESTMENT.

         A condition of the proposed merger is that RxBazaar must have raised approximately $3,000,000 in equity. RxBazaar has raised over $3,000,000 in 2002 through the sale of its Series B preferred stock, and so has fulfilled this condition. "See Proposal No. 1 - The Merger." RxBazaar will require substantial additional financing, however, in order to carry out its business plan. We can give no assurance that RxBazaar will be able to obtain such financing or that such financing will be available on satisfactory terms.

         RxBazaar plans to raise substantial additional capital to fund its future operations. To raise additional financing, RxBazaar intends to pursue various possible financing options, including one or more public offerings or private placements of its debt or equity securities. Future financing transactions, if RxBazaar is able to complete any, could be completed at a lower valuation, causing its shares to be diluted and lose value. If RxBazaar is unable to obtain additional financing it may have to curtail or suspend operations, and you could lose your entire investment.

IF RXBAZAAR CONTINUES TO LOSE MONEY ON ITS OPERATIONS, YOU COULD LOSE YOUR ENTIRE INVESTMENT.

         RxBazaar is not profitable. In the year ended December 31, 2001 RxBazaar incurred a net loss of $(6,537,293) and as of December 31, 2001, RxBazaar had an accumulated deficit of $(10,053,655). In the three months ended March 31, 2002, RxBazaar incurred a net loss of $(1,491,004) and as of March 31, 2002, RxBazaar had an accumulated deficit of $(11,618,659). RxBazaar anticipates future losses and negative cash flow to continue for the foreseeable future. In addition, there is no public market for RxBazaar's common stock and RxBazaar has made no undertaking to provide stockholders liquidity now or at any time in the future. Because of RxBazaar's history of operating losses and working capital deficit, its independent auditors have expressed doubt as to its ability to continue as a going concern.

         We can give no assurance that RxBazaar will be able to operate profitably or produce a positive cash flow. In general, RxBazaar's ability to become profitable depends on its ability to generate and sustain substantially higher revenues while maintaining reasonable expense levels. If RxBazaar were to achieve profitability, we cannot give any assurance that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. As a result, you may lose your entire investment.

         RxBazaar's efforts to operate profitably will depend on, among other things:

     o developing the RxBazaar brand, marketing and other promotional activities;
     o expanding its product offerings, including the number of products available for sale;
     o developing marketing and distribution relationships with strategic business partners;
     o expanding general and administrative functions to support any growth that may occur; and
     o establishing and developing relationships in the healthcare industry, particularly with manufacturers of prescription and over the counter drug products.


POTENTIAL INVESTORS' PERCEPTION OF RXBAZAAR AS A "DOT-COM" COMPANY COULD HINDER ITS ABILITY TO RAISE CAPITAL SUFFICIENT TO ENACT ITS BUSINESS PLAN.


         In the past several years, many entrepreneurs and business analysts voiced expectations that the internet and the World Wide Web would become widely used by consumers and businesses to effect transactions. Many business enterprises were organized to address business opportunities perceived to have arisen because of this trend toward "e-commerce." In many cases, though, hoped-for business opportunities failed to materialize as anticipated or the enterprises formed to address the opportunities failed to do so successfully. Many investors in failed "dot-com" companies, so termed because of their common reliance on internet-based business methods, lost significant amounts.

         RxBazaar was originally incorporated under the name "RxBazaar.com, Inc." and maintains its on-line marketplace at www.rxbazaar.com. RxBazaar later changed its name to "RxBazaar, Inc." in order to more accurately reflect its business model of integrating traditional and on-line business methods. Its success, however, does depend on its successful integration of internet-based methods. Therefore, RxBazaar risks being seen by potential investors as a "dot-com" company. In the current business climate, we believe that this perception could impose additional obstacles to RxBazaar's raising sufficient capital to carry out its business plan. If that happens, you could lose your entire investment.


BECAUSE THE OFFERING PRICE OF THE SB MERGER COMMON STOCK DOES NOT NECESSARILY RELATE TO THE VALUE OF OUR ASSETS OR OTHER OBJECTIVE CRITERIA OF VALUE, IF A MARKET WERE TO DEVELOP FOR OUR COMMON STOCK THE MARKET PRICE COULD BE BELOW THE PRICE YOU PAID IN THIS OFFERING.


         Investors should not consider the price they paid for the SB Merger common stock any objective indication of our actual value. We arbitrarily determined the offering price of our common stock and the price is not necessarily related to our net worth, our assets, earnings, book value or any other objective financial statement criteria of value. The offering price should not be regarded as an indication of any future market price of any of our securities. If a market were to develop for our common stock, its market price could be below the price of the common stock that we have sold to investors in this offering, and is likely to be highly volatile.

ISSUANCE OF SHARES IN THE MERGER WILL RESULT IN SUBSTANTIAL ADDITIONAL DILUTION.

         Our amended and restated certificate of incorporation authorizes the board of directors to issue 75,000,000 shares of our common stock, $.001 par value. The proposed merger, if completed, will result in our becoming obligated to issue approximately:

     o 3,333,955 shares of our common stock, 345,333 shares of Series A Preferred Stock and 2,045,000 shares of Series B Preferred Stock;
     o up to 1,834,653 shares of our common stock upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and
     o up to 2,363,118 additional shares of our common stock, if the merged company meets earnings targets in the first or second year after the merger.

         The merger will result in substantial dilution in the percentage of the common stock held by SB Merger's present stockholders.

IF THE STOCKHOLDERS OF SB MERGER AND RXBAZAAR DO NOT APPROVE THE MERGER, THEN STOCKHOLDERS OF EACH OF SB MERGER AND RXBAZAAR WILL FACE UNCERTAINTY OVER THE FUTURE OF THEIR COMPANY.

         The proposed merger is subject to a number of conditions, including approval of the merger by each party's stockholders and the election by at least 80% of SB Merger's stockholders to reconfirm their investment decision. If the parties do not meet the conditions, then we will promptly return to the investors in this offering the funds being held in escrow. In this event stockholders of SB Merger who purchased their shares in this offering would achieve no return on their initial investment and SB Merger's other stockholders would likely lose their investment. For RxBazaar stockholders, failure to complete the merger would mean that RxBazaar will have expended significant financial, management and other resources on the merger but will not have gained the benefits sought by merging with a public company.


MANAGEMENT WILL DETERMINE HOW TO USE THE NET PROCEEDS OF THE OFFERING AND INVESTORS WILL NOT HAVE AN OPPORTUNITY TO EVALUATE THE USES.


         We intend to use all of the net proceeds of the offering for business development and working capital. Accordingly, management will have broad discretion in the application of such net proceeds. Investors in the offering will not have the opportunity to evaluate the economic, financial or other information that we will use to determine how to use such proceeds. See "Use of Proceeds."

BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK, INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES OR ACHIEVE LIQUIDITY IN THEIR INVESTMENT.

         Currently, there is no public market for our securities. It is unlikely that a regular trading market will develop when the reconfirmation offering is concluded. If a regular trading market for our shares does not develop then you will likely not be able to sell your shares of SB Merger stock.

         If a trading market for our securities were to develop, we could give no assurance that such a market could be sustained, or that our securities purchased by the public in the offering could be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one. While we intend to continue to timely file periodic reports under the Securities Exchange Act of 1934 for so long as we may be required to do so, we can give no assurances that we will continue to file these reports on a voluntary basis. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.

WE WILL ISSUE PREFERRED STOCK IN THE MERGER WITH RIGHTS SUPERIOR TO THOSE OF OUR COMMON STOCK, AND FUTURE ISSUANCES OF PREFERRED STOCK COULD FURTHER DILUTE EXISTING HOLDERS' INTERESTS AND IMPEDE OR DELAY A TAKEOVER ATTEMPT.

         In the merger we will issue 345,333 shares of Series A Preferred Stock and 2,045,000 shares of Series B Preferred Stock. These shares are entitled to preferential dividends and preferential treatment upon liquidation, as well as other advantages over our common stock. Also, our amended and restated certificate of incorporation authorizes our board of directors to designate and to issue, without stockholder approval, series of preferred stock with voting, conversion and other rights and preferences that could differentially and adversely affect the voting power or other rights of the holders of our common stock. The board of directors could issue preferred stock that adversely affects the rights of holders of common stock by, among other things, establishing preferential dividends, liquidation rights and/or voting power. The issuance of preferred stock or of rights to purchase preferred stock could also be used to discourage an unsolicited acquisition proposal. Although we have no present intention to issue additional shares of preferred stock, except in connection with the merger, the issuance thereof might render more difficult, and therefore discourage, an unsolicited takeover proposal such as a tender offer, a proxy contest or an attempt to remove incumbent management, even if such actions would be in the best interest of our stockholders. See "Description of Securities."

RXBAZAAR HAS A LIMITED OPERATING HISTORY; THEREFORE, WE MAY NOT BE ABLE TO ACCURATELY FORECAST FUTURE RESULTS AND OPERATING LOSSES IN FUTURE PERIODS COULD BE GREATER THAN EXPECTED.

         RxBazaar was incorporated on October 25, 1999 and it acquired FPP Distribution, Inc., formerly known as Superior Pharmaceutical Company, in February 2001. Before acquiring FPP Distribution, RxBazaar's activities consisted primarily of developing its website and creating recognition for the RxBazaar.com website. Furthermore, RxBazaar conducts its distribution business through traditional telemarketing activities as well as its newer and relatively unproven, on-line market. Thus, RxBazaar has a limited operating history. As a result, it is difficult accurately to forecast RxBazaar's revenues and RxBazaar lacks meaningful historical financial data upon which to base planned operating expenses. RxBazaar's revenues and operating results are difficult to forecast in particular because:

     o it lacks working capital sufficient to obtain a steady and sufficient supply of products to sell;
     o   it operates on a short sales cycle with substantially no backlog; and
     o while it has achieved some sales increases, it has not been able to predict accurately the rate of growth.

         As a result, RxBazaar may be unable to adjust its spending in a timely enough manner to compensate for any unexpected revenue shortfall. Conversely, RxBazaar might not be able to respond effectively to an unexpected increase in sales activities, should one occur. This inability could cause its net losses in a given quarter to be greater than expected.

IF RXBAZAAR FAILS TO ESTABLISH THE RXBAZAAR BRAND OR TO ATTRACT REPEAT CUSTOMERS, IT MAY NOT BE ABLE TO INCREASE ITS REVENUES SUFFICIENTLY TO FUND ITS OPERATIONS.

         RxBazaar must develop and strengthen the RxBazaar brand, particularly because of the early stage of RxBazaar's development and the highly competitive nature of its business. If RxBazaar fails to establish the RxBazaar brand quickly, it will be at a competitive disadvantage and may lose the opportunity to obtain a sufficient number of customers. The development of the RxBazaar brand will depend largely on the success of RxBazaar's marketing efforts and its ability to provide consistent, high quality customer experiences. RxBazaar cannot be certain that its brand promotion activities will be successful, or will result in increased revenues. If RxBazaar achieves increased revenues, there can be no assurance that these revenues will be sufficient to offset the expenditures incurred in building its brand.

INTENSE COMPETITION IN THE DRUG DISTRIBUTION MARKET MAY PREVENT RXBAZAAR FROM GENERATING MARGINS OR ACHIEVING MARKET SHARE NECESSARY FOR IT TO OPERATE PROFITABLY.

         RxBazaar does business in a market that is highly competitive, and we expect competition in RxBazaar's market to intensify in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm RxBazaar's net revenue and results of operations. RxBazaar competes or will potentially compete with a variety of companies, many of which have significantly greater financial, technical, marketing and other resources. RxBazaar's competitors include:

     o   on-line businesses that sell prescription drugs;
     o   national wholesalers; and
     o   national and regional distributors.

         Nationally, five major distributors whose aggregate annual sales exceeded $79 billion in 2000 dominate the wholesale drug distribution business. These companies and many of RxBazaar's other competitors and potential competitors have operated for a longer period of time than it has, have greater financial resources, have established marketing relationships with leading manufacturers and advertisers and have a secured presence in distribution channels. Some of these companies may also commence or expand their presence on the internet. Finally, RxBazaar is aware of other similar entrepreneurial companies that are focusing significant resources on developing and marketing products and services that will compete directly with those RxBazaar offers.

         RxBazaar may face a significant competitive challenge from alliances entered into between and among its competitors and major pharmacy benefit managers, major HMOs or chain drugstores, as well as from larger competitors created through industry consolidation. The combined resources of these partnerships or consolidated entities could pose a significant competitive challenge to RxBazaar and their existence could impede RxBazaar in or prevent it from establishing relationships with the member pharmacy benefit managers, HMOs or chain drugstores. See "Business -- Competition."

RXBAZAAR'S OBLIGATION TO COMPLY WITH EXTENSIVE GOVERNMENT REGULATION OF ITS BUSINESS IS EXPENSIVE, AND ITS FAILURE TO DO SO COULD RESULT IN SIGNIFICANT LIABILITY.

         RxBazaar is subject to regulation under various state and federal laws, including the Federal Food, Drug and Cosmetic Act, the Prescription Drug Marketing Act, the Controlled Substances Act, and state laws and regulations applicable to the distribution of pharmaceutical products and controlled substances. RxBazaar must maintain licenses in every territory in which it intends to conduct its business. Although RxBazaar believes that it presently has all of the needed licenses and governmental authorizations necessary to conduct its current business, RxBazaar can give no assurance:

     o that it will obtain or maintain the necessary licenses and regulatory authorizations from the U.S. Drug Enforcement Agency and state regulators;
     o that the process to obtain such authorizations will not take too long or cost too much; or
     o   that it will have sufficient funds to obtain such authorizations.

         If RxBazaar fails to receive or maintain needed licenses and authorizations, or if obtaining such approvals takes too long or costs too much, then RxBazaar might have to curtail or suspend its operations. See "Business -- Government Regulation." Moreover, many of RxBazaar's on-line competitors currently have all required licensing.

Therefore, RxBazaar's competitors could continue to increase their market share and brand recognition, making it more difficult for RxBazaar to establish its brand and gain market share for its business. See "Business -- Competition."

         Changes to the law, such as broader regulation of drug prices across different classes of purchasers, could harm RxBazaar's business. Also, if rules promulgated by the U.S. Food and Drug Agency under the Prescription Drug Marketing Act become effective, then distributors like RxBazaar might be required to provide buyers on its online market with detailed information about the source of the drug products sold there. RxBazaar believes that some sellers might be reluctant to provide this information and so might elect not to place products for sale on RxBazaar's website. RxBazaar's business could suffer materially if it does not attract a sufficient number of sellers to post products for sale. Enactment of these rules has been delayed until April 1, 2003, and they may be modified before taking effect. However, RxBazaar can give no assurance that the regulations will be changed before their enactment, or that the regulations will not harm its business. See "Business -- Government Regulation."

IF RXBAZAAR CANNOT OBTAIN A SUFFICIENT SUPPLY OF PRODUCTS TO SELL, THEN IT WILL NOT BE ABLE TO SUCCESSFULLY CARRY OUT ITS BUSINESS PLAN AND YOU COULD LOSE YOUR INVESTMENT.

         Because RxBazaar operates as a traditional and on-line distribution business, it depends on an adequate supply of products to sell. This puts it at risk because:

     o   it has no long-term supply contracts;
     o it depends on suppliers electing to post products for sale on its website; and
     o other competitors can use high-profile products to attract business, and RxBazaar does not presently have such a product.

         RxBazaar's business depends in part on its ability to attract a sufficient number of wholesale distributors and others to place products for sale on its online marketplace. If RxBazaar does not obtain a sufficient amount of products to sell on a consistent basis, then it likely will not succeed in attracting on-line buyers on which its business strategy depends. See "Business -- Strategy."

IF RXBAZAAR INCURRED A MATERIAL LIABILITY FOR WHICH IT IS NOT ADEQUATELY INSURED, IT MIGHT BE RENDERED INSOLVENT AND YOU COULD LOSE YOUR INVESTMENT.

         RxBazaar's business of selling drug products for human use is inherently risky. RxBazaar faces risk of liability resulting from claims made directly by consumers or by buyers or sellers using its on-line marketplace. RxBazaar currently has property, general liability and product liability insurance in amounts that its management believes to be adequate, but it can give no assurance that such insurance will remain available at a reasonable cost or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. RxBazaar can give no assurance that it will be able to obtain or maintain adequate insurance on reasonable terms or that, if obtained, such insurance will be sufficient to protect it against such potential liability or at a reasonable cost. The obligation to pay any substantial liability claim could render RxBazaar insolvent and could force it to curtail or suspend operations.

BECAUSE RXBAZAAR DOES NOT HAVE LONG-TERM PURCHASE AGREEMENTS, IT MUST INCREASE ITS CUSTOMER BASE AND ITS SALES TO EXISTING CUSTOMERS IN ORDER TO OPERATE PROFITABLY.

         None of RxBazaar's customers has any long-term obligation to continue to purchase its products or services, and any customer could reduce or cease ordering its products or services. RxBazaar currently does not operate at a profit. RxBazaar believes that it must increase its customer base and increase its orders from new and existing customers in order to earn a profit. If RxBazaar is not able to do so, then investors would likely lose their investment.

IF RXBAZAAR LOST THE SERVICES OF C. ROBERT CUSICK, ITS CHIEF EXECUTIVE OFFICER, OR ITS OTHER EXECUTIVE OFFICERS, IT MIGHT NOT BE ABLE TO CONTINUE ITS BUSINESS IN ACCORDANCE WITH ITS CURRENT PLANS.

         RxBazaar's future success depends significantly on the skills, experience and efforts of its chief executive officer, C. Robert Cusick, and its other executive officers and key personnel. Many of these individuals would be difficult to replace. Mr. Cusick and the management of RxBazaar have developed, and are engaged in carrying out,

RxBazaar's strategic business plan. The loss of the services of Mr. Cusick or any other key person could seriously harm RxBazaar's ability to effect its strategy. See "Business -- Strategy" and "Management -- Employment and Consulting Agreements."

RXBAZAAR MAY BE UNABLE TO DEVELOP OR PROTECT PROPRIETARY TECHNOLOGY SUFFICIENT TO GIVE IT A COMPETITIVE ADVANTAGE IN THE DRUG DISTRIBUTION BUSINESS.

         RxBazaar faces risks relating to intellectual property in that:

     o it may be unable to develop and exploit intellectual property as an element of its competitive strategy;
     o it may be unable to protect its intellectual property from use by others; and
     o it could face claims that it infringes the intellectual property rights of others.

         Although the operation of a traditional drug distribution business is not inherently dependent on proprietary technology, RxBazaar has developed proprietary software for the management of its call center that it believes helps it to increase the efficiency and effectiveness of its call center staff. RxBazaar is also working to develop proprietary software to automate certain business functions, including the complex transactions associated with manufacturer pricing strategies. This software, though, is currently developmental and it is unclear whether RxBazaar will be able to complete development of this software or deploy it profitably. See "Business - Products and Services" and "Strategy."

         RxBazaar does not have any patents on its proprietary software and depends on a combination of copyright protection and trade secrets to maintain its intellectual property. The steps RxBazaar has taken to protect its technology may prove to be inadequate. If so, it might not be able to prevent others from using what it regards as its technology to compete with RxBazaar, because:

     o   existing trade secret and copyright laws offer only limited protection;
     o other companies could independently develop similar or superior technology without violating RxBazaar's proprietary rights; and
     o the laws of some foreign countries would not protect RxBazaar's proprietary technology to the same extent as the laws of the United States.

         RxBazaar might be compelled to resort to burdensome and expensive legal proceedings to enforce its intellectual property rights.

         RxBaazar could also face third party claims that RxBazaar has infringed the third party's intellectual property rights. Any claim of infringement by a third party could cause RxBazaar to incur substantial costs defending against the claim, even if the claim is invalid, and could distract management from carrying on RxBazaar's business. RxBazaar might seek to license intellectual property from such a third party or to develop non-infringing technology, but might not be able to do so in a timely manner or on commercially reasonable terms. Furthermore, a party making such a claim could secure a judgment that requires RxBazaar to pay substantial damages. A judgment could also include an injunction or other court order that could prevent RxBazaar from offering its products and services.

IF RXBAZAAR IS UNABLE TO PROTECT OR USE ITS TRADEMARKS, THEN IT MIGHT NOT BE ABLE TO BUILD RECOGNITION AMONG ITS TARGET CUSTOMERS.

         Trademark protection is an important factor in establishing product recognition. RxBazaar believes that, because it sells drug products that are available from other distributors, building recognition of its brand in its target market of independent pharmacists is a particularly important factor in its success. RxBazaar could be forced to select a different mark, if it is unable to prevent others from using similar marks or protect its trademarks from infringement by others or if a third party makes a successful claim of infringement. The process of choosing a new trademark would be costly and time-consuming and could cause RxBazaar to lose a significant number of customers.

REPEATED OR SUSTAINED FAILURES OF INTERNET INFRASTRUCTURE ELEMENTS OUTSIDE RXBAZAAR'S CONTROL, OR THE PERCEPTION THAT THEY COULD OCCUR, COULD PREVENT BUYERS AND SELLERS FROM USING RXBAZAAR'S ON-LINE EXCHANGE.

         The internet global computer network has been characterized by, and is expected to continue to experience, significant growth in the number of users and amount of traffic. The success of RxBazaar's on-line drug distribution marketplace will depend upon the development and maintenance of internet infrastructure to cope with this increased number of users and traffic. This will require a reliable network backbone with the necessary speed, data capacity and security, and the timely development of complementary products, including high-speed access products and services, for providing widely available, reliable internet access and services. RxBazaar, however, cannot control or affect the rate of development or maintenance of internet infrastructure, or rate at which access providers will make high speed internet access available. RxBazaar's inability to scale its systems may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality and speed of order fulfillment, or delays in reporting accurate financial information.

         From time to time, RxBazaar has experienced temporary system interruptions for a variety of reasons, including power failures and software bugs. RxBazaar may not be able to correct any problem in a timely manner. Because RxBazaar outsources some aspects of its system and because some of the reasons for a systems interruption may be outside of its control, RxBazaar also may not be able to exercise sufficient control to remedy the problem quickly or at all.

         A significant risk to on-line commerce and communications is the secure transmission of confidential information over public networks. RxBazaar's failure to prevent security breaches, or the perception by potential users that use of the service entails significant security risks, could harm its business. It is likely that a significant number of buyers will authorize RxBazaar to bill their credit card accounts directly for payments made to RxBazaar. RxBazaar intends to rely on encryption and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. However, advances in computer capabilities, new discoveries in the field of cryptography, or other developments may result in a compromise or breach of the technology RxBazaar uses to protect customer transaction data. Any such compromise of RxBazaar's security could harm its reputation and, therefore, its business. RxBazaar may need to expend significant resources to protect against security breaches or to address problems caused by breaches. RxBazaar may not be adequately insured against losses caused by security breaches. RxBazaar's business depends in part on its ability to offer a convenient on-line marketplace to buy and sell pharmaceutical products. If it cannot do so because of internet factors outside its control, then customers may not use the service.

RXBAZAAR MAY NOT BE ABLE TO BUILD ITS BUSINESS IF THE INTERNET DOES NOT BECOME A VIABLE AND SUBSTANTIAL COMMERCIAL MEDIUM.

         RxBazaar's future success depends heavily on the acceptance and wide use of the internet for e-commerce. However, to date internet-based e-commerce businesses have encountered significant obstacles in effecting their business plans. If e-commerce does not continue to grow or grows more slowly than expected, demand for RxBazaar's internet-based products and services may fail to develop. Consumers and businesses may reject the internet and the World Wide Web as a viable commercial medium for drug distribution for a number of reasons, including potentially inadequate network infrastructure, slow development of enabling technologies, insufficient commercial support or security and privacy concerns. In addition, delays in the development or adoption of new standards and protocols required to handle increased levels of e-commerce, or increased government regulation or taxation, could cause the internet to lose its viability as a commercial medium.

             YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419;
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 under the Securities Act requires that the proceeds of this offering, after deducting underwriting commissions, underwriting expenses and dealer allowances, if any, as well as the securities purchased by the investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. We have also placed in escrow 75,000 shares of common stock that we issued in February 2002 in connection with an 8-for-5 stock split effected as a dividend of .6 shares of common stock for each share outstanding. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

     o First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any. We have entered into such an agreement with RxBazaar.

     o Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount and use of funds disbursed to us to date, including payments to officers, directors, controlling stockholders or affiliates, specifying the amounts and purposes of these payments. We must also disclose the terms of the reconfirmation offer with the conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements. This proxy statement/prospectus is part of a post-effective amendment filed to comply with this requirement.

     o Third, we will mail a copy of the prospectus to each investor within five business days of the effective date of the post-effective amendment. This prospectus is the reconfirmation prospectus. The reconfirmation offering will be made as described in the section of this proxy statement/prospectus titled "Prospectus Summary; Reconfirmation Offering." After we submit a letter to the escrow agent stating that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

         We entered into an escrow agreement with Continental Stock Transfer & Trust Company, which provides that Continental will hold the public offering proceeds and the stock certificates of the public investors in escrow pursuant to Rule 419 of the rules and regulations of the Securities and Exchange Commission, until the approval of a business combination by our stockholders. If we have not completed a business combination by July 28, 2002 then all proceeds will be promptly returned to our stockholders and the stock certificates will be canceled. Under the terms of the escrow agreement, the funds may only be released upon written notice from us that we have met the three conditions described above and an opinion of counsel that the transaction was approved by a vote of a majority of our common stock, and not more than 20% of the stockholders have elected to redeem their common stock. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we have not released and do not intend to release these funds. The funds and any dividends or interest earned, are being held for the sole benefit of the investors and can only be invested in bank deposits, money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

                          THE SB MERGER SPECIAL MEETING

WHEN AND WHERE THE MEETING WILL BE HELD


         Our special meeting of stockholders will be held at the offices of Gusrae, Kaplan & Bruno, PLLC, located at 120 Wall Street, New York, NY 10005 on July 26, 2002 at 10:00 a.m., local time.

         This proxy statement/prospectus is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting. This proxy statement/prospectus, and the accompanying proxy card, are first being mailed to holders of our common stock on or about June 27, 2002.


WHAT WILL BE VOTED UPON

         At our special meeting, holders of our common stock will be asked to consider and vote upon:

     o The merger, the merger agreement and the issuance of shares of SB Merger stock in the merger;
     o An amendment to our certificate of incorporation to change our corporate name to RxBazaar, Inc.; and
     o Any other business that may properly come before our special meeting or any postponement or adjournment.

         Our board of directors does not presently intend to bring any business before our special meeting other than the specific proposal referred to above and specified in the notice of our special meeting. Our board of directors knows of no other matters that are to be brought before our special meeting. If any other business properly comes before our special meeting, including the consideration of a motion to adjourn the meeting for purposes of soliciting additional votes, it is the intention of persons named in the enclosed form of proxy to vote the shares they represent as our board of directors may recommend.

WHICH STOCKHOLDERS MAY VOTE

         Only holders of record of our common stock at the close of business on June 7, 2002, our record date, are entitled to notice of and to vote at the SB Merger special meeting. As of the close of business on our record date, there were 406,000 shares of our common stock outstanding and entitled to vote, held of record by 163 stockholders. A majority, or 203,001, of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.

HOW TO VOTE BY PROXY

         Our proxy card accompanying this proxy statement/prospectus is solicited on behalf of our board of directors for use at our special meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to us. All proxies that are properly executed and returned, and that are not revoked, will be voted at our special meeting in accordance with the instructions indicated. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF ALL OF THE MATTERS LISTED ON THE PROXY CARD.

HOW TO CHANGE YOUR VOTE

         A stockholder who has given a proxy may revoke it at any time before it is exercised at our special meeting, by doing one of the following:

     o delivering a written notice of revocation to Ms. Judith Haselton, President, SB Merger Corp., 5860 Sterling Drive, Howell, Michigan 48843;

     o executing a subsequently dated proxy and delivering it to Judith Haselton, President, SB Merger Corp., 5860 Sterling Drive, Howell, Michigan 48843; or

     o   attending the SB Merger special meeting and voting in person.

         Attending our special meeting will not, by itself, revoke a proxy. The stockholder must also vote at the meeting.

VOTE REQUIRED TO APPROVE THE MERGER AND AMEND OUR CERTIFICATE OF INCORPORATION

         Under Delaware law and our certificate of incorporation, the proposal to approve the merger and the issuance of shares of our common stock in connection with the merger and the proposal to amend our certificate of incorporation, requires the affirmative vote of a majority of the outstanding shares of our common stock.

         The proposals described in this proxy statement/prospectus are matters of great importance to our stockholders. Accordingly, stockholders are urged to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

SOLICITATION OF PROXIES AND EXPENSES OF SOLICITATION

         Our management will bear the cost of the solicitation of proxies in the enclosed form from its stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, telegram, letter, email, facsimile or in person.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR SB MERGER'S 2003 ANNUAL
MEETING

         Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, a stockholder intending to present a proposal to be included in SB Merger's proxy statement for its 2003 annual meeting of stockholders must deliver a proposal in writing to its executive offices a reasonable time before proxy materials are printed and mailed.

                          PROPOSAL NO. 1 -- THE MERGER

BACKGROUND OF THE MERGER

         We were organized for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, effect a business combination with another company.

         In January 2001, we commenced a "blank check" offering under Rule 419 of the Securities Act. The offering was successful in raising $125,000 in gross proceeds from investors.

         Under Rule 419, $125,000 and 125,000 shares purchased by the investors were placed in escrow pending:

     o distribution of a reconfirmation prospectus to the investors describing the acquisition of RxBazaar; and
     o the subsequent reconfirmation by at least 80% of the investors that they have elected to remain investors.

         In December 2001 we began discussions with RxBazaar regarding a potential acquisition. After several discussions, we executed a non-binding letter of intent with RxBazaar in December 2001. RxBazaar was incorporated in the State of Delaware in October 1999. RxBazaar is a distributor of pharmaceutical and medical products produced by a range of manufacturers. RxBazaar sells products to distributors, wholesalers, pharmacies and other customers through traditional distribution channels, such as telemarketing, and also through an e-commerce trading portal.

         During January 2002, we negotiated the terms and conditions of the merger agreement. Also, during this time RxBazaar supplied us with corporate and other records and documents for the purpose of reviewing RxBazaar's business, and we supplied RxBazaar with similar information about us. RxBazaar's directors met to discuss the merger agreement in early January 2002, and approved continued discussions between the parties. After negotiations and due diligence review, RxBazaar's directors approved the merger and the merger agreement at a meeting on January 27, 2002. Our directors approved the merger by unanimous written consent dated February 1, 2002. The merger agreement between us and RxBazaar was executed as of February 1, 2002 and amended and restated on June 12, 2002.

         On April 15, 2002, we filed a post-effective amendment to the registration statement on Form SB-2. This proxy statement/prospectus constitutes a reconfirmation prospectus under the registration statement, by which we are giving investors in our public offering the opportunity to reconfirm their investment decisions. Under Rule 419, $125,000 and 125,000 shares purchased by the investors, as well as 75,000 shares subsequently issued as a dividend on the common stock, are held in escrow pending:

     o distribution of a reconfirmation prospectus to the investors in our public offering describing the acquisition of RxBazaar; and
     o the subsequent reconfirmation by a sufficient number of investors in our public offering that they have elected to remain investors.

         In the event the merger is not approved by at least 80% of the investors, then the shares deposited in the escrow account will not be released to the investors. Instead, the $125,000 in offering proceeds in the escrow account will be returned to the investors, and their shares will be canceled. Under Rule 419, the value of RxBazaar must represent at least 80% of the maximum offering proceeds, or $100,000. Based upon our review of RxBazaar's business and financial statements, we have determined that RxBazaar's business value is more than $100,000.

         We also negotiated an agreement with RxBazaar regarding the failure to complete the merger. If the merger is not completed on or before July 28, 2002, then RxBazaar will pay us a termination fee of $86,000, and will also pay up to an additional $10,000 to defray certain of our legal expenses.

OUR REASONS FOR THE MERGER AND RECOMMENDATION

         Our board of directors has determined that the merger is advisable for our stockholders. In reaching its unanimous decision to approve the merger agreement, the board reviewed RxBazaar 's business, interviewed RxBazaar's management and conducted legal, accounting and business due diligence investigations. Our directors identified and considered several factors in its assessment, which, when taken as a whole, supported their decision.

         In reaching their decision to approve the merger and recommend approval to our stockholders, our board of directors also considered a number of potentially negative factors concerning the merger. These factors included the following:

     o the possibility that RxBazaar may not be able to achieve its business goals; and
     o the possibility that the termination fee may not be sufficient to repay all expenses.

         Our directors evaluated these factors in light of their due diligence investigation of RxBazaar's business. The foregoing discussion of the information and factors considered by our board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by the board.

         After examining RxBazaar's business plan and interviewing its management, our board of directors believes that RxBazaar may be able to successfully compete with other distributors of pharmaceutical and medical products. However, neither we nor RxBazaar can assure you that the merger will be successful or that the merged company will be able to achieve its business goals. See "Risk Factors."

         WE HAVE APPROVED THE MERGER AND THE MERGER AGREEMENT, WE BELIEVE THAT THE TERMS OF THE MERGER AGREEMENT ARE ADVISABLE FOR SB MERGER AND ITS STOCKHOLDERS, AND WE RECOMMEND THAT YOU VOTE "FOR" THE MERGER BY EXECUTING AND RETURNING THE ENCLOSED PROXY.

COMPLETION AND EFFECTIVENESS OF THE MERGER

         The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including approval and adoption of the merger agreement and the merger by the stockholders of each of SB Merger and RxBazaar. The merger will become effective upon the filing of a certificate of merger with the State of Delaware.

TERMS OF THE MERGER AGREEMENT

         This section summarizes the material provisions of the merger agreement. The following is not a complete statement of all the provisions of the merger agreement. Detailed terms and conditions are contained in the merger agreement, a copy of which is attached to this proxy statement/prospectus as Appendix B and is incorporated into this proxy statement/prospectus by reference. For a complete presentation of this information, please read the full text of the merger agreement.

         STRUCTURE OF THE MERGER AND CONVERSION OF RXBAZAAR SECURITIES

         General

         RxBazaar will be merged with RxB Acquisition Corp., a newly formed and wholly-owned subsidiary of SB Merger, and RxBazaar will be the surviving corporation of the merger. In the merger we will become obligated to issue approximately:

     o 3,333,955 shares of our common stock, 345,333 shares of Series A Preferred Stock and 2,045,000 shares of Series B Preferred Stock;
     o up to 1,834,653 shares of our common stock upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and
     o up to 2,363,118 additional shares of our common stock, if the merged company meets earnings targets in the first or second year after the merger

         Each SB Merger stockholder who bought shares in the public offering and who accepts this reconfirmation offer will, after the merger, hold the same number of shares held before the merger. Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% after giving effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets.

         Our name will be changed to "RxBazaar, Inc." in the merger.

         Exchange Ratios
         ---------------

         According to the exchange ratios in the merger agreement, we will issue:

     o   for each share of RxBazaar common stock, .7 shares of our common stock;
     o for each share of RxBazaar Series A Preferred Stock, .7 shares of our Series A Preferred Stock;
     o for each share of RxBazaar Series B Preferred Stock, 1 share of our Series B Preferred Stock.

We will not issue any fractional shares of SB Merger common stock in connection with the merger. Instead, the number of shares of SB Merger shall be rounded up to the nearest whole number.

         Conversion of Options and Warrants
         ----------------------------------

         When the merger becomes effective, each option and warrant to purchase shares of RxBazaar common stock will be converted into an option or warrant to purchase shares of SB Merger common stock. RxBazaar has informed us that as of June 1, 2002, there were outstanding options and warrants to acquire 2,620,933 shares of RxBazaar common stock.

         In connection with this conversion:

     o each assumed RxBazaar option or warrant will be exercisable only for SB Merger common stock;
     o the number of shares of SB Merger common stock issuable on exercise of the assumed RxBazaar option or warrant will be determined by multiplying the number of shares of RxBazaar common stock subject to the RxBazaar option or warrant by the conversion ratio of 0.7; and
     o the exercise price of the assumed RxBazaar option or warrant will be determined by dividing the exercise price of the RxBazaar option or warrant by the conversion ratio of 0.7.

         Additional Consideration
         ------------------------

         Holders of RxBazaar's common stock and Series A Preferred Stock may become eligible to receive additional consideration in the form of additional shares of SB Merger common stock if the surviving corporation meets certain performance targets. If the surviving corporation's consolidated income before taxes is

     o equal to or greater than $2,150,000 for the four fiscal quarters ending March 31, 2003, or
     o equal to or greater than $3,225,000 for the four fiscal quarters ending March 31, 2004,

then for each share of common stock and Series A Preferred Stock of SB Merger issued in the merger, another .4286 shares of our common stock will be issued as additional consideration. Target figures will be increased by $0.10 for every additional gross dollar of equity investment above $3,000,000 raised by RxBazaar after the date of the merger agreement, or the surviving corporation after the merger. The parties to the merger agreement agreed to this increase to address the possibility that additional equity raised by the combined entity might have a multiple dilutive effect on existing SB Merger stockholders. That is, a substantial amount of equity raised by the combined entity would dilute the percent ownership of existing holders, and the increased working capital resulting from such a transaction could make it easier for the combined entity to reach the earnings targets, again diluting the SB Merger stockholders' interests.

         Options and warrants to purchase RxBazaar common stock will also be eligible to receive the additional consideration. If an option or warrant holder exercises the option or warrant before the date on which the additional consideration, if any, is paid, the holder will receive additional consideration at the same time as other holders of SB Merger common stock on the shares of the SB Merger common stock issued upon exercise. If the option holder or warrant holder does not exercise the option or warrant before the date on which the additional consideration is paid, then the option or warrant will thereafter be exercisable for the original number of shares plus the additional consideration shares for the same aggregate exercise price.

         EXCHANGE OF RXBAZAAR STOCK CERTIFICATES FOR SB MERGER STOCK
CERTIFICATES

         When the merger is completed, the exchange agent will mail to the former RxBazaar stockholders a letter of transmittal and instructions for use in surrendering RxBazaar stock certificates in exchange for SB Merger stock certificates. When the former RxBazaar stockholders deliver RxBazaar stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, the RxBazaar stock certificates will be canceled and the stockholders will receive SB Merger stock certificates representing the number of full shares of SB Merger stock to which they are entitled under the merger agreement.

         RxBazaar stockholders should not surrender their RxBazaar stock certificates for exchange until they receive the letter of transmittal from the exchange agent. RxBazaar stockholders are urged to notify Bruce Warwick immediately if their RxBazaar stock certificates are lost, stolen, destroyed or not properly registered, in order to begin the process of obtaining replacement RxBazaar stock certificates. Mr. Warwick can be reached at 781-449-4962.

         RxBazaar stockholders will not be entitled to receive any dividends or other distributions on SB Merger stock until the merger is completed and they have surrendered their RxBazaar stock certificates in exchange for SB Merger stock certificates. We do not anticipate paying any dividends with respect to our stock.

         We will issue a SB Merger stock certificate only in a name in which a surrendered RxBazaar stock certificate is registered. If you, as an RxBazaar stockholder, wish to have certificates issued in another name, you must present the exchange agent with all documents required to make the unrecorded transfer of ownership of your RxBazaar shares and show that you paid any applicable stock transfer taxes.

         RESTRICTIONS ON SALES OF SHARES HELD BY RXBAZAAR STOCKHOLDERS AND AFFILIATES OF SB MERGER

         Shares of SB Merger common stock and preferred stock to be issued in the merger will be issued in a transaction exempt from registration pursuant to Rule 506 under the Securities Act, and therefore will be "restricted securities" as defined in Rule 144 under the Securities Act. Also, shares may be issued to persons who are "affiliates" of SB Merger or RxBazaar as defined in Rule 144. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of SB Merger or RxBazaar, and include our respective officers and directors, as well as our respective principal stockholders. Affiliates and former RxBazaar stockholders holding restricted securities may not sell their shares of SB Merger stock except pursuant to:

     o an effective registration statement under the Securities Act covering the resale of those shares; or
     o   an applicable exemption under the Securities Act.

         Holders of SB Merger shares may seek to sell their shares under the exemption from registration provided by Rule 144. In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, will be entitled to sell in any three-month period a number of shares that does not exceed the greater of:

     o one percent of the then-outstanding shares of common stock (approximately 37,399 shares immediately after this offering), or
     o the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 must also comply with manner of sale provisions and notice requirements and are subject to the availability of public information about SB Merger.

                  Additionally, under Rule 144(k), a person who is not considered to have been one of our "affiliates" at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an "affiliate," is entitled to sell these shares without complying with the manner of sale, notice filing, volume limitation or public information provisions of Rule 144.

         FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO RXBAZAAR STOCKHOLDERS

         The following is a summary of the material United States federal income tax consequences generally applicable to stockholders of RxBazaar. If an RxBazaar stockholder is a United States person as defined for United States federal income tax purposes then he or she holds shares of RxBazaar stock as a capital asset.

         For United States federal income tax purposes, you are a United States person if you are any of the following:

     o a United States citizen or resident alien as determined under the Internal Revenue Code, or the tax code;
     o a corporation or partnership, as defined by the tax code, that is organized under the laws of the United States or any state;
     o an estate, the income of which is subject to United States federal income taxation regardless of its source; or
     o a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and at least one United States person is authorized to control all of the trust's major decisions.

         This summary is based on the tax code, existing and proposed treasury regulations and judicial and administrative determinations, as each is in effect as of the date of this prospectus/proxy statement. All of the foregoing are subject to change at any time, possibly with retroactive effect, and all are subject to differing interpretation. No advance ruling has been sought or obtained from the IRS, and no opinion of counsel has been sought or obtained, regarding the United States federal income tax consequences of the merger. The statements in this document are not binding on the IRS or a court. As a result, neither RxBazaar nor SB Merger can assure any RxBazaar stockholder that the tax considerations described here will not be challenged by the IRS or that any challenge will not be sustained by a court.

         This summary does not address aspects of United States taxation other than United States federal income taxation. It does not address all aspects of United States federal income taxation that may apply to you if you are subject to special rules under the tax code, including, among others, rules that apply to persons who acquired shares of RxBazaar common stock as a result of the exercise of employee stock options, tax-exempt organizations, financial institutions, broker-dealers, insurance companies, persons having a "functional currency" other than the United States dollar, persons who hold their shares of RxBazaar common stock as part of a straddle, wash sale, hedging or conversion transaction, and some United States expatriates. In addition, this summary does not address the state, local or foreign tax consequences of the merger.

         SB Merger and RxBazaar intend that the merger will constitute a reorganization within the meaning of Section 368(a) of the tax code and that each of SB Merger and RxBazaar will be a party to the reorganization within the meaning of Section 368(a) of the tax code.

         Assuming the merger is treated as a reorganization, RxBazaar stockholders will recognize no gain or loss upon their receipt of shares of SB Merger stock in partial exchange for shares of RxBazaar stock; they will recognize gain (but not loss) equal to the total amount of cash in lieu of a fractional share interest in SB Merger common stock at the effective time of the merger, which will be long-term or short-term capital gain or loss depending on the holding period for their RxBazaar stock.

         STOCKHOLDERS OF RXBAZAAR ARE URGED TO CONSULT AND RELY ON ADVICE FROM TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER BASED ON EACH STOCKHOLDER'S PARTICULAR CIRCUMSTANCES.

         CONDITIONS TO THE MERGER

         Conditions to RxBazaar's Obligations
         ------------------------------------

         RxBazaar is not obligated to complete the merger unless various conditions are satisfied or waived, including:

     o   our stockholders have approved the merger;
     o our board of directors and officers have resigned, effective upon the consummation of the merger;
     o that since December 31, 2001, neither RxB Acquisition Corp. nor we have entered into any material transactions other than those in the ordinary course of business except with the prior written consent of RxBazaar;
     o that since December 31, 2001, neither RxB Acquisition Corp. nor we have had a material adverse change in our financial condition;
     o that the representations and warranties made by RxB Acquisition Corp. and us in the merger agreement are true and correct;
     o   that we have complied with state securities laws;
     o that we have complied with Rule 419, including the circulation of the reconfirmation offer to our investors;
     o that the SEC has declared the registration statement of which this proxy statement/prospectus forms a part effective; and
     o   that our counsel has issued a legal opinion to RxBazaar.

         Conditions to Our Obligations
         -----------------------------

         We are not obligated to complete the merger unless various conditions are satisfied or waived, including:

     o   the merger has been approved by the stockholders of RxBazaar;
     o that RxBazaar has delivered audited financial statements for the years ended December 31, 2001 and December 31, 2000;
     o that since December 31, 2001, RxBazaar has not had a material adverse change in its financial condition;
     o that the representations and warranties made by RxBazaar in the merger agreement are true and correct;
     o   that counsel for RxBazaar has issued a legal opinion to SB Merger; and
     o that RxBazaar has, since January 1, 2002, raised a minimum of $3,000,000 of gross proceeds, including through a private placement of Series B Preferred Stock, which condition our board of directors required in an attempt to ensure that the merged entity would have a reasonable amount of working capital.


As of May 17, 2002, RxBazaar has raised over $3,000,000 of gross proceeds, which has satisfied the final condition listed above. RxBazaar intends to use all of the proceeds for general corporate purposes. The primary use of the proceeds will be to acquire inventory and pay past due accounts payable to our suppliers. RxBazaar will also use the proceeds to pay accrued legal and accounting fees, accrued interest on notes payable and other working capital purposes.

         TERMINATION

         Either SB Merger or RxBazaar can terminate the merger agreement if the merger has not occurred on or before July 28, 2002. If either party terminates the agreement for this reason, then neither party shall have any further right or obligation as against any other, except that RxBazaar will be obligated to pay the termination fee.

         PAYMENT OF EXPENSES

         RxBazaar has agreed to pay us a fee of $86,000 if for any reason the merger is not completed. RxBazaar advanced $10,000 to defray certain of our accrued legal fees, following RxBazaar's receipt of proceeds from its private placement. This payment was applied against the $86,000 fee. In addition, RxBazaar has agreed to pay up to an additional $10,000 to defray certain of our legal fees if the merger is not completed.

         CONDUCT OF BUSINESS OF THE PARTIES

         In the merger agreement, RxBazaar and SB Merger each agreed to conduct their business in the ordinary course before the completion of the merger and not to take various actions that could affect their business without the prior consent of the other. Until the termination of the merger agreement or completion of the merger, the parties will not, except as previously disclosed to each other:

     o declare or pay any dividends or make other distributions on its capital stock;
     o   amend its certificate of incorporation or bylaws;
     o materially revalue any of its assets or, except as required by generally accepted accounting principles, make any change in accounting methods; or
     o take any action that would be reasonably likely to interfere with the treatment of the merger as a reorganization under the Internal Revenue Code.

         The merger agreement contains various representations and warranties of RxBazaar, including, among others, representations and warranties as to:

     o RxBazaar's valid existence and good standing and its corporate power and authority to carry on its business;
     o   RxBazaar's capitalization;
     o RxBazaar's power and authority to enter into and perform its obligations under the merger agreement;
     o the accuracy of RxBazaar's financial statements, and the absence of any material liabilities and material claims not disclosed therein;
     o   RxBazaar's timely filing of tax returns and payment of taxes;
     o   RxBazaar's title to its property and the good condition of its leases;
     o the absence of any pending or threatened litigation against RxBazaar, its subsidiary, their properties and their businesses; and
     o   RxBazaar's compliance with all applicable laws, rules and regulations.

         The merger agreement contains various joint and several representations and warranties of SB Merger and RxB Acquisition Corp., including, among others, the following:

     o our valid existence and good standing and our corporate power and authority to carry on our business;
     o   our capitalization;
     o our power and authority to enter into and perform our obligations under the merger agreement and related agreements;
     o the accuracy of our financial statements, SEC Reports, and Form 10-QSB and the lack of any material liabilities and material claims not disclosed therein;
     o   our timely filing of tax returns and payment of taxes;
     o the absence of any pending or threatened litigation against us or RxB Acquisition Corp.; and
     o   our compliance with all applicable laws, rules and regulations.

         AMENDMENT OF THE MERGER AGREEMENT

         SB Merger and RxBazaar may amend the merger agreement by signing a written agreement to do so, provided that they comply with applicable state law with respect to amending the agreement. SB Merger and RxBazaar may each extend the other's time to perform any obligation under the merger agreement, waive inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions in the merger agreement. If any substantive amendment to the merger agreement is entered into after the date of this prospectus, we will file with the SEC a prospectus supplement or an amendment to the registration statement of which this proxy statement/prospectus forms a part and will circulate an amended prospectus or a prospectus supplement to the SB Merger and RxBazaar stockholders.

RECONFIRMATION LETTER


         If you decide to accept the reconfirmation offer, then in addition to signing and returning your proxy to vote for the merger you should sign a reconfirmation letter and return it to SB Merger Corp., Attention: Judith Haselton. We will forward each reconfirmation letter to our escrow agent. SB Merger stockholders that bought shares in this offering will have a minimum of 20 business days from the date of this prospectus to reconfirm their investment. Any investor who fails to return his or her form so that it is received by us on or before July 26, 2002, the date of the SB Merger special meeting of stockholders, will be deemed to have rejected the reconfirmation offer and will automatically be sent a check promptly representing his or her pro rata share of the funds that are being held by the escrow agent in the escrow account for the benefit of the investors.


                    RXBAZAAR SOLICITATION OF WRITTEN CONSENTS

PURPOSE OF CONSENT SOLICITATION

         RxBazaar is soliciting written consents from its stockholders to approve the merger with SB Merger and the merger agreement. See "Proposal No. 1-- The Merger."

         In accordance with RxBazaar's by-laws and Delaware law, the merger may be approved and adopted without a meeting of RxBazaar's stockholders if RxBazaar obtains the written consent of at least a majority of the shares of RxBazaar voting capital stock. If the holders of a majority of the shares of the RxBazaar voting capital stock consent to the merger and approve the merger agreement, then no further action will be required by RxBazaar stockholders to approve the merger and the merger agreement.

RXBAZAAR'S REASONS FOR THE MERGER AND RECOMMENDATION

         RxBazaar's board has determined that the terms of the merger agreement and the merger are advisable for RxBazaar and its stockholders. In reaching its unanimous decision to approve the merger agreement, RxBazaar 's board consulted RxBazaar 's management and identified and considered several factors which, when taken as a whole, supported its decision. The RxBazaar board considered the following material factors:

     o the ability of the surviving company to raise capital as a public vehicle with increased liquidity;
     o the fact that RxBazaar stockholders would retain approximately 93% of the surviving company; and
     o the risks and potential rewards associated with continuing to operate as a privately held company as an alternative to the merger, including, among others, risks associated with raising additional capital.

         The RxBazaar board also considered the potential for stockholders to achieve liquidity in their investment in RxBazaar and the effect that the merger could have on that objective.

         In reaching its decision to approve the merger and recommend approval to RxBazaar's stockholders, RxBazaar's board of directors also considered a number of potentially negative factors concerning the merger. These factors included the following:

     o   the cost and time to complete the merger;
     o that immediately after the merger there will be no public market for our common stock; and
     o RxBazaar's obligation to pay the termination fee to us if the merger is not completed.

         In addition, RxBazaar's board of directors considered the interests that its officers and directors may have with respect to the merger in addition to their interests as RxBazaar stockholders. See "Interests of RxBazaar's Management and Certain Stockholders in the Merger," below, for a more complete discussion of these interests.

         RxBazaar's board of directors evaluated these factors in light of their knowledge of RxBazaar's business, RxBazaar's customers, the market for distribution of brand and generic pharmaceutical and medical products and their business judgment. The foregoing discussion of the information and factors considered by RxBazaar's board of directors is not intended to be exhaustive but is believed to include all of the material factors considered by RxBazaar's board.

         THE RXBAZAAR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE ADVISABLE FOR RXBAZAAR AND ITS STOCKHOLDERS, AND RECOMMENDS THAT THE RXBAZAAR STOCKHOLDERS VOTE FOR THE MERGER BY EXECUTING AND RETURNING RXBAZAAR WRITTEN CONSENTS.

INTERESTS OF RXBAZAAR'S MANAGEMENT AND CERTAIN STOCKHOLDERS IN THE MERGER

         In considering the recommendation of the RxBazaar board of directors with respect to the proposed merger, RxBazaar stockholders should note that some of RxBazaar 's stockholders, directors and officers have interests in the merger that are different from, or in addition to, the interests of RxBazaar stockholders generally. Our boards of directors and the RxBazaar board of directors were aware of these interests and took these interests into account in approving the proposed merger and the transactions contemplated by the merger documents.

         STOCK HELD BY RXBAZAAR DIRECTORS, OFFICERS AND OTHERS. As of June 1, 2002, assuming completion of the merger, and assuming that 100% of the investors in this offering reconfirm their investment, the directors and executive officers of RxBazaar beneficially owned or held voting control of 2,413,643 shares or 52.42% of SB Merger's outstanding stock, giving effect to the conversion of all preferred stock and exercise of all existing options and warrants to purchase common stock held by such persons that were exercisable within the 60-day period following that date. Additionally, Able Laboratories, Inc. owns 751,333 shares or 17.66% of SB Merger's outstanding stock and Able Laboratories' President and Chief Executive Officer owns 317,332 shares or 8.44%. See "Security Ownership of Certain Beneficial Owners and Management."

         ELECTION OF DIRECTORS AND APPOINTMENT OF OFFICERS. The merger agreement provides that as of the effective time of the merger all of SB Merger's officers and directors will resign, and the officers and directors of RxBazaar will replace them. RxBazaar's officers and directors may be compensated as our employees or consultants, and they will be entitled to salary, employee or other benefits, and they may receive grants of our stock options.

         INDEMNIFICATION; INSURANCE. The directors and officers of RxBazaar are entitled to indemnification by RxBazaar prior to the merger as provided in its certificate of incorporation and bylaws. The directors and officers of RxBazaar who continue as our directors or officers after the merger will be entitled to indemnification by us as provided in our certificate of incorporation and bylaws. We are also likely to obtain a directors' and officers' liability insurance policy covering these individuals.

RECORD DATE

         The date of this proxy statement/prospectus will be the record date for determining RxBazaar stockholders of record entitled to give or withhold consent to the merger. Only holders of shares of RxBazaar voting stock at the close of business on the record date will be entitled to elect whether to give written consent. As of June 1, 2002, there were approximately 142 holders of record of RxBazaar shares. There were 4,762,792 shares of RxBazaar common stock issued and outstanding, each share of which is entitled to one vote on the merger. 2,466,667 shares of RxBazaar Series A Preferred Stock are also issued and outstanding, convertible into 493,333 shares of common stock. The Series A Preferred Stock is not entitled to vote with the common stock on the merger. There were 2,045,000 shares of RxBazaar Series B Preferred Stock issued and outstanding, each of which is entitled to one vote, voting together with the common stock.

         A written consent may be revoked by delivery of written notice to the secretary of RxBazaar at any time prior to the time the requisite number of duly executed RxBazaar written consents to approve the merger have been returned, and not revoked.

EXPENSES OF CONSENT SOLICITATION

         RxBazaar written consents are being solicited by and on behalf of the RxBazaar board of directors. RxBazaar will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mail, RxBazaar written consents may be solicited by directors, officers and employees of RxBazaar in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for, out-of-pocket expenses incurred in connection with any solicitations.

REQUIRED CONSENTS

         Approval of the merger and merger agreement requires the approval of the holders of a majority of the outstanding shares of RxBazaar voting stock. As of June 1, 2002, neither SB Merger nor any of its executive officers or directors beneficially owned any outstanding shares of RxBazaar stock. Except that the husband of Judith Haselton, the president of SB Merger, bought 12,500 shares of RxBazaar's Series B preferred stock in RxBazaar's May 17, 2002 private placement.

         RxBazaar stockholders who receive a copy of this proxy statement/prospectus should read and carefully consider the information presented in this document, and complete, date, sign and promptly return the enclosed RxBazaar written consent in the enclosed postage-paid envelope.

              APPRAISAL RIGHTS FOR DISSENTING RXBAZAAR STOCKHOLDERS

          Under the Delaware General Corporation Law, RxBazaar stockholders may object to the merger and demand in writing that RxBazaar pay the fair value of their shares. Determination of fair value is based on all relevant factors, but excludes any appreciation or depreciation resulting from the anticipation or accomplishment of the merger. Stockholders who elect to exercise appraisal rights must comply with all of the procedures to preserve those rights. A copy of Section 262 of the Delaware General Corporation Law, which sets forth the appraisal rights, is attached as Appendix C to this document.

          Section 262 sets forth the procedures a stockholder requesting appraisal must follow. These procedures are complicated and must be followed completely. Failure to comply with the procedures may cause the appraisal rights to terminate. The following information is only a summary of the required procedures and is qualified in its entirety by the provisions of Section 262. Please review Section 262 for the complete procedures. Neither SB Merger nor RxBazaar will give any notice of RxBazaar stockholders' appraisal rights other than as described in this document and as required by the Delaware General Corporation Law.

GENERAL REQUIREMENTS.  Section 262 generally requires the following:

     o WRITTEN DEMAND FOR APPRAISAL. A dissenting RxBazaar stockholder must deliver a written demand for appraisal to RxBazaar by the date that is twenty days after a copy of this proxy statement/prospectus is mailed to him or her. Failure to provide a written consent approving the merger, or returning the form of consent with a notation on it will not alone constitute demand for appraisal. RxBazaar stockholders should read the paragraphs below for more details on making a demand for appraisal.

     o REFRAIN FROM VOTING FOR THE MERGER PROPOSAL. RxBazaar stockholders must not vote in favor of the merger agreement or the merger. If an RxBazaar stockholder returns a written consent in favor of the merger agreement or the merger, his or her right to appraisal will terminate, even if the RxBazaar stockholder previously filed a written demand for appraisal.

     o CONTINUOUS OWNERSHIP OF RXBAZAAR SHARES. An RxBazaar stockholder must continuously hold his or her shares of RxBazaar stock from the date he or she makes the demand for appraisal through the closing of the merger.

REQUIREMENTS FOR WRITTEN DEMAND FOR APPRAISAL

         A written demand for appraisal of RxBazaar stock is only effective if it is signed by, or for, the stockholder of record who owns the shares at the time the demand is made. The demand must be signed as the stockholder's name appears on his or her stock certificate(s). Any person who is a beneficial owner of RxBazaar stock, but not a stockholder of record, must have the stockholder of record for his or her shares sign a demand for appraisal on his or her behalf.

         An RxBazaar stockholder who owns RxBazaar stock in a fiduciary capacity, such as a trustee, guardian or custodian, must disclose the fact that he or she is signing the demand for appraisal in that capacity.

         If an RxBazaar stockholder owns RxBazaar stock with one or more other persons, such as in a joint tenancy or tenancy in common, all of the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that he or she is signing the demand as that stockholder's agent.

         A record owner, such as a broker, who holds RxBazaar stock as a nominee for others, may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising that right for other beneficial owners. In such a case, the record owner should specify in the written demand the number of shares as to which he or she wishes to demand appraisal. If the record owner does not specify the number of shares, we will assume that the written demand covers all the shares of RxBazaar stock that are in the record owner's name.

         If you are an RxBazaar stockholder, you should address the written demand to RxBazaar, Inc., 200 Highland Avenue, Suite 301, Needham, Massachusetts 02494, Attention: Secretary. It is important that RxBazaar receive all written demands before the vote concerning the merger is taken. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of such stockholder's shares.

         WRITTEN NOTICE. Within 10 days after the closing of the merger, RxBazaar must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

         PETITION WITH THE CHANCERY COURT. Within 120 days after the closing of the merger, either RxBazaar or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of RxBazaar stock held by all of the stockholders who are entitled to appraisal rights. An RxBazaar stockholder who intends to exercise his or her rights of appraisal should file a petition in the chancery court. RxBazaar has no intentions at this time to file a petition. Because RxBazaar has no obligation to file a petition, if no RxBazaar stockholder files such a petition within 120 days after the closing, then the dissenting RxBazaar stockholders will lose their rights of appraisal.

         WITHDRAWAL OF DEMAND. RxBazaar stockholders who change their minds and decide they no longer want appraisal may withdraw their demands for appraisal at any time within 60 days after the closing of the merger. RxBazaar stockholders may also withdraw their demands for appraisal after 60 days after the closing of the merger, but only with the written consent of RxBazaar. Any RxBazaar stockholder who withdraws his or her demand for appraisal will receive the merger consideration provided in the merger agreement.

         REQUEST FOR APPRAISAL RIGHTS STATEMENT. An RxBazaar stockholder who has complied with the conditions of Section 262 will be entitled to receive a statement from RxBazaar setting forth the number of shares for which appraisal rights have been exercised and the number of stockholders who own those shares. In order to receive this statement, an RxBazaar stockholder must send a written request to RxBazaar within 120 days after the closing of the merger. After the merger, RxBazaar will mail the statement to the stockholder requesting it either 10 days after receiving the request or, if later, ten days after the last date for RxBazaar stockholders to perfect their appraisal rights.

         CHANCERY COURT PROCEDURES. If an RxBazaar stockholder properly files a petition for appraisal in the chancery court and delivers a copy to RxBazaar, RxBazaar will then have 20 days to provide the chancery court with a list of the names and addresses of all stockholders who have demanded appraisal and have not reached an agreement with RxBazaar as to the value of their shares. The chancery court will then send notice to all of the stockholders who have demanded appraisal. The chancery court has the power, if it deems it appropriate, to conduct a hearing to determine whether the stockholders have fully complied with
Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal under that section. The chancery court may also require RxBazaar stockholders to submit their stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. RxBazaar stockholders who do not follow the chancery court's directions may be dismissed from the proceeding.

         APPRAISAL OF SHARES. After the chancery court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares of stock. To determine the fair value of the shares, the chancery court will consider all relevant factors except for any appreciation or depreciation resulting from the anticipation or accomplishment of the merger. After the chancery court determines the fair value of the shares, it will direct RxBazaar to pay that value to the stockholders who are entitled to appraisal. The chancery court can also direct RxBazaar to pay interest, simple or compound, on that value if the chancery court determines that interest is appropriate. In order to receive the fair value for their shares, RxBazaar stockholders must surrender their stock certificates to RxBazaar.

         The chancery court could determine that the fair value of shares of RxBazaar stock is more than, the same as, or less than the merger consideration. In other words, RxBazaar stockholders who demand appraisal rights could receive less consideration than they would under the merger agreement.

         COSTS AND EXPENSES OF APPRAISAL PROCEEDING. The costs and expenses of the appraisal proceeding may be assessed against RxBazaar and the stockholders participating in the appraisal proceeding, as the chancery court deems equitable under the circumstances. RxBazaar stockholders can request that the chancery court determine the amount of interest, if any, that RxBazaar should pay on the value of stock owned by stockholders entitled to the payment of interest. They may also request that the chancery court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

         LOSS OF STOCKHOLDER'S RIGHTS. If an RxBazaar stockholder demands appraisal, after the closing of the merger he or she will not be entitled to:

     o vote the shares of stock, for any purpose, for which he or she has demanded appraisal;
     o receive payment of dividends or any other distribution with respect to the shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date before the effective time of the merger; or
     o receive the payment of the consideration provided for in the merger agreement.

         A dissenting RxBazaar stockholder can regain these rights if no petition for an appraisal is filed within 120 days after the closing of the merger, or if the dissenting RxBazaar stockholder delivers to RxBazaar a written withdrawal of the demand for an appraisal and his or her acceptance of the merger, either within 60 days after the closing of the merger or with the written consent of RxBazaar. As explained above, these actions will also terminate the RxBazaar stockholder's appraisal rights. However, an appraisal proceeding in the chancery court cannot be dismissed without the chancery court's approval. The chancery court may condition its approval upon any terms that it deems just.

         AN RXBAZAAR STOCKHOLDER WHO FAILS TO COMPLY STRICTLY WITH THESE PROCEDURES WILL LOSE HIS OR HER APPRAISAL RIGHTS. CONSEQUENTLY, WE STRONGLY URGE ANY RXBAZAAR STOCKHOLDER WHO WISHES TO EXERCISE HIS OR HER APPRAISAL RIGHTS TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE APPRAISAL RIGHTS.

           PROPOSAL NO. 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION

         Our board of directors has unanimously approved an amendment to our certificate of incorporation and has directed that it be submitted to a vote of the stockholders at the special meeting. To be adopted, the proposed amendment requires the affirmative vote of holders of a majority of all outstanding shares of our common stock entitled to vote thereon at the special meeting. Our management believes it to be in the best interests of SB Merger to amend the certificate of incorporation to give effect to the proposed amendment. The proposed amendment to the certificate of incorporation would authorize the change of our corporate name to "RxBazaar, Inc."

         A copy of the text of the proposed amended is attached as Appendix D.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

                                 CAPITALIZATION

         Our capitalization on March 31, 2002, and as adjusted to give effect to the issuance of shares to RxBazaar's stockholders after the proposed acquisition is completed, is as follows:


                                                        Corp.        RxBazaar, Inc.     Adjustments(1)    Pro forma(2)
                                                    ------------      ------------      ------------      ------------
Short-term debt                                     $                 $  2,371,607      $   (997,057)     $  1,374,550
Long-term debt                                              --           2,250,000              --           2,250,000
                                                    ------------      ------------      ------------      ------------
       Total debt                                           --           4,621,607          (997,057)        3,624,550
                                                    ------------      ------------      ------------      ------------
Stockholders' equity (deficit):
   Preferred stock, $.001 par value, 10,000,000
     shares authorized:
     Series A, none; 2,466,667 and 345,333
       shares issued                                        --           3,700,000              --           3,700,000
     Series B, none; 212,500 and 2,045,000
       shares issued                                        --             425,000         3,665,000         4,090,000
   Common stock, $.001 par value, 75,000,000
     shares authorized; 406,000, 4,762,792 and
     3,739,955 shares issued                                 406             4,763            (1,429)            3,740
   Additional paid-in capital                            154,594         6,023,334          (267,155)        5,910,773
   Accumulated deficit                                   (65,641)      (11,618,659)           65,641       (11,618,659)
   Unearned stock-based compensation                        --             (79,057)             --             (79,057)
                                                    ------------      ------------      ------------      ------------
       Total stockholders' equity (deficit)               89,359        (1,544,619)        3,462,057         2,006,797
                                                    ------------      ------------      ------------      ------------
       Total capitalization                         $     89,359      $  3,076,988      $  2,465,000      $  5,631,347
                                                    ============      ============      ============      ============

----------------------------
(1) Includes adjustments to give effect to (i) the issuance of 3,333,955 shares of Common Stock of SB Merger for 4,762,792 shares of Common Stock of RxBazaar; (ii) the conversion of $1,050,000 of short-term debt and $50,000 of accrued expenses into 550,000 shares of RxBazaar Series B Preferred Stock; (iii) the sale of 1,282,500 shares of RxBazaar Series B Preferred Stock for net proceeds of $2,415,000; (iv) the issuance of 345,333 shares of SB Merger Series A Preferred Stock for 2,466,667 shares of RxBazaar Series A Preferred Stock and (v) the issuance of 2,045,000 shares of SB Merger Series B Preferred for 2,045,000 shares of RxBazaar Series B Preferred Stock. Also includes amortization of debt discount on bridge notes payable converted to Series B Preferred Stock.

(2) Does not include (i) 1,834,653 shares of Common Stock issuable on the exercise of RxBazaar's outstanding options and warrants assumed by SB Merger on completion of the merger and (ii) the issuance of up to 2,363,118 shares of Common Stock if the merged company meets earnings targets in the first or second year after the merger.

                                    DILUTION

         The difference between the price you paid for a share of common stock and our net tangible book value per share after this offering is completed constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing the net tangible book value, which is total tangible assets less total liabilities and preferred stock at liquidation value, by the number of shares of common stock outstanding.

         Our net tangible book value (deficit) as of March 31, 2002, on an unaudited pro forma combined basis, taking into account the acquisition of RxBazaar and issuance of shares of preferred stock and common stock to RxBazaar's present stockholders, was $(7,444,636) or approximately $(1.99) per share, based on 3,739,955 outstanding shares of common stock. The result will be an immediate dilution of $2.99 per share to the public investors on a post-merger basis. The following tables illustrate this dilution:

         Public offering price per share                                 $ 1.00
         Pro forma net tangible book value (deficit) per share
         assuming the merger                                             $(1.99)

         The table is based upon the potential acquisition of RxBazaar, the issuance of 3,333,955 shares of common stock to present RxBazaar stockholders, the issuance of 345,333 shares of Series A Preferred Stock, the issuance of 2,045,000 shares of Series B Preferred Stock and the assumption that 100% of the investors reconfirm their investment.

                                PLAN OF OFFERING

         We offered the shares covered by the registration statement of which this proxy statement/prospectus forms a part through Merit Capital Associates, Inc. (now known as Source Capital, Inc.). We paid Source Capital a 3% fee, or $3,750, for acting as an underwriter of the offering by issuing 6,000 shares of common stock in January 2002. In addition, we agreed to indemnify Source Capital for any losses resulting from our actions or inactions. No other fees are being paid to the underwriter in connection with this offering. We do not intend to use any electronic distribution methods in connection with this offering. There are no plans, proposals, arrangements or understandings with respect to the sale of additional securities to affiliates, current shareholders or others before the completion of the proposed merger.

                                 USE OF PROCEEDS

         The gross proceeds of this offering were $125,000. Rule 419 permits 10% of the funds, or $12,500, to be released from escrow to us prior to the reconfirmation of the offering. However, we did not request release of these funds. All of the proceeds received in this offering have been placed into the escrow account pending closing of the pending business combination with RxBazaar. Continental Stock Transfer & Trust Company, New York, New York is acting as the escrow agent.

         We will receive the escrowed funds from the escrow agent in the event a business combination with RxBazaar is closed according to Rule 419. After paying offering expenses, we intend to use 100% of the net proceeds for working capital, including acquiring inventory and sales and marketing expenses. The amounts and timing of our expenditures will vary depending on a number of factors, including the amount of cash generated by our operations, competitive and technological developments, and the rate of growth, if any, of our business. Pending the foregoing uses, we intend to invest the net proceeds in U.S. government securities and other short-term, investment-grade, interest-bearing instruments, repurchase agreements or high-grade corporate notes.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

         The shares of Series A Preferred Stock issuable in the merger to holders of RxBazaar's Series A Preferred Stock are entitled to an 8% dividend. The shares of Series B Preferred Stock issuable in the merger to holders of RxBazaar's Series B Preferred Stock are entitled to an 10% dividend. See "Description of Securities."

             MANAGEMENT'S DISCUSSION AND ANALYSIS/PLAN OF OPERATION

SB MERGER PLAN OF OPERATION

         As of March 31, 2002, we were in the development stage and in the process of raising capital. All activity to date has been related to our formation and proposed financing. Our ability to commence operations is contingent upon obtaining adequate financial resources through the public offering. As of March 31, 2002, we had not incurred any material costs or expenses other than those associated with our formation. We closed our public offering in May 2001.

         We will use the net proceeds of the public offering principally in connection with effecting a business combination, and structuring and consummating a business combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services). We do not have discretionary access to any monies in the escrow account. We cannot use the escrowed amounts to pay the costs of evaluating potential business combinations. To the extent that common stock is used as consideration to effect a business combination, the balance of the net proceeds of the public offering not then expended will be used to finance the operations of a target business. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since we do not expect our present management to remain involved after the merger is completed, we have no ability to determine what remuneration, if any, will be paid to managers after the merger.

         On February 1, 2002, we executed an agreement with RxBazaar, Inc., a Delaware corporation, to acquire RxBazaar by merging a wholly-owned subsidiary of ours into RxBazaar. In the merger we will become obligated to issue approximately:

     o 3,333,955 shares of our common stock, 345,333 shares of Series A Preferred Stock and 2,045,000 shares of Series B Preferred Stock;
     o up to 1,834,653 shares of our common stock upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and
     o up to 2,363,118 additional shares of our common stock, if the merged company meets earnings targets in the first or second year after the merger.

         Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% after giving effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets. There is currently no market for our common stock.

         We believe, after examining RxBazaar's business plan, interviewing its management, and examining its products and services, that RxBazaar can successfully compete with other companies in the pharmaceutical distribution industry.

         In the event that we do not effect a business combination by July 28, 2002, we will promptly distribute to the then holders of common stock acquired as part of the shares sold in the public offering the amount held in the escrow account, without interest.

RXBAZAAR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The selected financial data set forth below has been derived from RxBazaar's financial statements. The information set forth below should be read in connection with the financial statements and notes thereto, as well as other information contained in this proxy statement/prospectus which could have a material adverse effect on RxBazaar's financial condition and results of operations. In particular, refer to the matters described under the heading "Risk Factors" contained elsewhere in this prospectus.

                                                   Three Months Ended                   Years Ended
                                                        March 31,                        December 31,
                                             ------------------------------      ------------------------------
                                                 2002              2001              2001              2000
                                             ------------      ------------      ------------      ------------
STATEMENT OF OPERATIONS DATA:
Sales ..................................     $  3,614,346      $  2,179,014      $ 17,244,283      $    734,493
Cost of sales ..........................        2,958,960         1,985,430        14,479,743           726,273
                                             ------------      ------------      ------------      ------------
Gross profit ...........................          655,386           193,584         2,764,540             8,220
Operating expenses .....................        2,003,562         1,387,996         8,584,401         3,158,803
                                             ------------      ------------      ------------      ------------
Operating loss .........................       (1,348,176)       (1,194,412)       (5,819,861)       (3,150,583)
Other income (expense), net ............         (142,828)          (84,463)         (717,432)          (57,645)
                                             ------------      ------------      ------------      ------------
Net loss ...............................       (1,491,004)       (1,278,875)       (6,537,293)       (3,208,228)
Dividends on preferred stock ...........           74,000            35,682           257,682              --
                                             ------------      ------------      ------------      ------------
Net loss applicable to common stock ....     $ (1,565,004)     $ (1,314,557)     $ (6,794,975)     $ (3,208,228)
                                             ============      ============      ============      ============
Net loss per share - basic .............     $      (0.33)     $      (0.34)     $      (1.59)     $       (.82)
                                             ============      ============      ============      ============
Weighted average number of shares
    outstanding ........................        4,762,792         3,897,769         4,264,128         3,928,369
                                             ============      ============      ============      ============

                                                                       December 31,
                                               March 31,      ----------------------------
                                                 2002             2001             2000
                                             -----------      -----------      -----------
BALANCE SHEET DATA:
Current assets .........................     $ 4,435,681      $ 5,878,706      $ 1,525,498
Total assets ...........................       7,074,867        8,714,793        2,259,440
Current liabilities ....................       6,369,486        7,024,979        2,245,145
Long-term debt .........................       2,250,000        2,250,000             --
Total liabilities ......................       8,619,486        9,274,979        2,245,145
Working capital (deficit) ..............      (1,933,805)      (1,146,273)        (719,647)
Stockholders' equity (deficit) .........      (1,544,619)        (560,186)          14,295

         OVERVIEW

         RxBazaar was incorporated on October 25, 1999. RxBazaar distributes brand and generic pharmaceutical and medical products, through both its on-line market and through traditional distribution activities such as:

     o direct sales, conducted by a staff of direct sales telemarketing employees who actively call and market to independent pharmacists, nursing homes and small regional chains; and
     o corporate and government sales, marketing to group purchasing organizations, pharmacy chains and federal, state and local government agencies.

         During its first six months, RxBazaar focused its efforts on hiring key personnel, establishing relationships with customers and vendors, and developing its technological and operational infrastructure. RxBazaar launched its www.rxbazaar.com website, and commenced sales, in April 2000. Its initial operations were funded through loans from officers and directors and private placements of common stock. RxBazaar also arranged for FPP Distribution, Inc., then known as Superior Pharmaceutical Company, to act as its fulfillment center for all of its sales. FPP Distribution was a wholly-owned subsidiary of Able Laboratories, Inc. In October 2000, RxBazaar agreed to acquire FPP Distribution from Able. RxBazaar raised the necessary funds to acquire FPP Distribution by selling its Series A Preferred Stock to investors in a private placement. RxBazaar purchased FPP Distribution on February 23, 2001 for $4,000,000 in cash and the assumption of $2,250,000 in subordinated debt. At the same time, RxBazaar entered into a $12,500,000 line of credit, secured by all of its assets. On completion of the FPP Distribution acquisition, RxBazaar lacked sufficient working capital to operate its business. It continued to seek additional financing throughout 2001. In November 2001, RxBazaar reduced its work force by 18 employees and reduced the salaries of other employees.

         On February 1, 2002, RxBazaar entered into an agreement to merge with a wholly-owned subsidiary of SB Merger Corp. Because RxBazaar lacked sufficient working capital as of the date of the merger agreement, the merger agreement required RxBazaar to raise a minimum of $3 million in additional equity after January 1, 2002, including by selling shares of its preferred stock in a private placement. The purpose of this requirement is to ensure that RxBazaar has a reasonable amount of working capital after the merger. As of May 17, 2002, RxBazaar had sold $4,090,000 of Series B Preferred Stock, for cash and in consideration of conversion of outstanding notes payable, so RxBazaar has satisfied this condition.

         CRITICAL ACCOUNTING POLICIES

         RxBazaar's significant accounting policies are more fully described in
Note 1 to its consolidated financial statements. However, certain of its accounting policies are particularly important to the portrayal of its financial position and results of operations and require the application of significant judgment by RxBazaar's management; as a result, they are subject to an inherent degree of uncertainty. In applying these policies, RxBazaar's management makes estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses and related disclosures. Those estimates and judgments are based on management's historical experience, the terms of existing agreements, RxBazaar's observance of trends in the industry, information that it obtains from its customers and outside sources, and on various other assumptions that it believes to be reasonable and appropriate under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. RxBazaar's significant accounting policies include:

         Inventories. Inventories are stated at the lower of average cost or market, with cost being determined on the first-in, first-out method. Cost of inventories held for distribution is based on the purchase price net of vendor discounts and other allowances. RxBazaar establishes reserves for slow-moving and obsolete inventories based on its historical experience and management's assessment of current product demand. RxBazaar evaluates the adequacy of these reserves quarterly.

         Revenue recognition and accounts receivable. RxBazaar recognizes revenue on product sales when persuasive evidence of an arrangement exists, the price is fixed and final, delivery has occurred and there is a reasonable assurance of collection of the sales proceeds. RxBazaar obtains oral or written purchase authorizations from its customers for a specified amount of product at a specified price and considers delivery to have occurred at the time of shipment. RxBazaar recognizes revenue upon shipment. RxBazaar provides allowances for estimated uncollectible accounts based on historical experience and current developments with its customers.

         Information Technology Costs. Costs of developing internal-use software for the Company's website and call center are accounted for in accordance with Emerging Issues Task Force Issue No. 00-2 and AICPA Statement of Position 98-1. Costs are capitalized only to the extent that they are realizable and are amortized over the estimated life of the software. Costs incurred in connection with these development activities were not capitalized during 2001 and 2000.

         Impairment of Long-Lived Assets. RxBazaar continually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful life of long-lived assets may require revision or that the remaining net book value may not be recoverable. When factors indicate that an asset may be impaired, RxBazaar uses various methods to estimate the asset's future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the estimated fair value of the asset. Any impairment amount is charged to operations.

         RESULTS OF OPERATIONS

         EVENTS AFFECTING RXBAZAAR'S REVENUES AND RESULTS OF OPERATIONS

         RxBazaar's revenues and results of operations have been significantly affected, and are likely to continue to be significantly affected, by a shortage of working capital. RxBazaar's business depends on its having a sufficient amount of enough different products to attract customers and generate sales, and it needs working capital to buy inventory. RxBazaar had a working capital deficiency of $(1,933,805) as of March 31, 2002. Because of its losses and working capital deficiency, RxBazaar has been unable to obtain credit on favorable terms from its vendors or from its commercial lender, and its auditors have expressed doubt about RxBazaar's ability to continue as a going concern.
If this trend continues, then RxBazaar management views it as reasonably expected that RxBazaar's revenues for 2002 will be materially and negatively impacted and its prospects of generating income from its operations will be significantly impaired. RxBazaar's management plans to address this issue by raising working capital through one or more private offerings of RxBazaar's securities.

If RxBazaar is able to generate sufficient working capital by selling its securities, then RxBazaar management hopes to conduct operations on a profitable basis, both to generate additional working capital for operations and to improve RxBazaar's creditworthiness. However, RxBazaar can give no assurance that it will be able to raise the necessary capital to sustain its operations or ever operate profitably. See "-- Liquidity and Capital Resources" and "Risk Factors," as well as Note 2 to the financial statements of RxBazaar included in this proxy statement/prospectus.

         THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001

         RxBazaar's net sales for the three months ended March 31, 2002 were $3,614,346 compared to $2,179,014 for the three months ended March 31, 2001. The $1,435,332 increase is due to RxBazaar's acquisition of FPP Distribution on February 23, 2001. The current period includes three months of sales from FPP Distribution compared to only one month of sales from FPP in the prior period. Sales growth in 2002 was impeded by RxBazaar's lack of working capital, which resulted in an inability to secure credit from vendors and an inability to adequately stock its warehouse.

         Cost of sales for the three months ended March 31, 2002 was $2,958,960 or 82% of net sales, compared to $1,985,430 or 91% of net sales for the three months ended March 31, 2001. RxBazaar's gross profit margin has improved from 9% for the three months ended March 31, 2001 to 18% for the three months ended March 31, 2002. The improvement in the gross profit margin is a result of the acquisition of FPP Distribution and improved margins on sales of products through the website. RxBazaar's margins are affected by its ability to buy pharmaceutical products at favorable prices.

         Sales and marketing expenses for the three months ended March 31, 2002 were $340,083 or 9% of sales compared to $238,910 or 11% of sales for the three months ended March 31, 2001. These expenses include the salaries and commissions of RxBazaar's telemarketing staff, advertising and trade show expenses. The $101,173 increase in expenses is primarily due to a $128,953 increase in salaries and commissions offset by a $40,901 decrease in advertising expense.

         Information technology expenses were $203,730 for the three months ended March 31, 2002 compared to $358,113 for the three months ended March 31, 2001. These expenses include the salaries of information technology staff and the costs of contract programmers. The $154,383 decrease in expenses is primarily due to a $54,665 decrease in costs for contract programmers and a decrease of $118,876 in salaries. RxBazaar did not use any contract programmers in the current period as development of major systems were completed in 2001. Salaries decreased as a result of the work force and salary reductions which took place in November 2001.

         General and administrative expenses for the three months ended March 31, 2002 were $1,459,749 compared to $790,973 for the three months ended March 31, 2001. The $668,776 increase is partially due to three months of expenses for FPP Distribution in the current period compared to only one month of expenses for FPP Distribution in the prior period. The increase in expenses is primarily due to increases of $210,096 in consulting fees, $171,299 in legal and accounting fees, $76,735 in rent and $72,573 in customer list amortization.

         Other expenses for the three months ended March 31, 2002 were $(142,828) compared to $(84,463) for the three months ended March 31, 2001. Interest and financing expenses increased to $242,073 for the three months ended March 31, 2002 compared to $106,499 for the three months ended March 31, 2001. The $135,574 increase in interest expense is primarily due to interest and amortization of debt discount on bridge notes amounting to $81,488 in the current period, additional interest expense on the subordinated notes payable of $25,313, and amortization of deferred financing costs also increased by $23,568 compared to the prior period. Miscellaneous income increased to $99,245 for the three months ended March 31, 2002 compared to $21,844 for the three months ended March 31, 2001. The increase in miscellaneous income is primarily due to information technology consulting fees of $79,860 earned in the current period.

         RxBazaar incurred a net loss for the three months ended March 31, 2002 of $(1,491,004) compared to a net loss of $(1,278,875) for the three months ended March 31, 2001. Net loss applicable to common stock for the three months ended March 31, 2002 was $(1,565,004) or $(0.33) per share compared to $(1,314,557) or $(0.34) per share for the three months ended March 31, 2001.

         YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

         RxBazaar's net sales for 2001 were $17,244,283, compared to $734,493 in 2000. The $16,509,790 increase is due to RxBazaar's acquisition of FPP Distribution on February 23, 2001 and approximately a $3,520,000 increase in sales through the rxbazaar.com website. Sales growth was negatively affected during 2001 by RxBazaar's lack of working capital, which resulted in an inability to secure credit from vendors and an inability to adequately stock its warehouse.

         Cost of sales for 2001 was $14,479,743 or 84% of net sales, compared to $726,273 or 99% of net sales for 2000. In 2000, all of RxBazaar's sales were through its on-line marketplace, at margins that were set low by management in order to generate interest in on-line sales and develop a customer base. In 2001, RxBazaar's gross profit margin increased as a result of the acquisition of FPP Distribution and because of better margins achieved on sales through the website. RxBazaar's margins are affected by its ability to buy pharmaceutical products at favorable prices. Due to a lack of working capital in 2001, RxBazaar was unable to purchase sufficient products at favorable prices, and its gross margin suffered as a result.

         Sales and marketing expenses for 2001 were $1,388,245, compared to $411,702 in 2000. These expenses include the salaries and commissions of RxBazaar's telemarketing staff, advertising and trade show expenses. In 2001 and 2000, RxBazaar expended significant effort on establishing its business through advertising and trade shows, as well as direct telemarketing to existing customers and potential customers.

         Information technology expenses for 2001 were $1,202,886, compared to $1,053,845 in 2000. These expenses include the salaries of information technology staff and the costs of contract programmers. During 2000 and 2001, RxBazaar established and maintained its website and integrated the website with FPP Distribution's information system. RxBazaar also developed and launched its proprietary call center software used by its telemarketing staff.

         General and administrative expenses for 2001 were $5,993,270, compared to $1,693,256 in 2000. The $4,300,014 increase in expenses is primarily due to the acquisition of FPP Distribution. Significant general and administrative expenses in 2001 include salaries, benefits and payroll taxes totaling $1,977,129, rent of $649,072, professional fees totaling $353,545, customer list amortization of $353,500, consulting fees of $331,844, telephone expense of $281,739 and travel expense of $207,354. RxBazaar also wrote off uncollectible accounts totaling $767,879.

         Other expenses for 2001 were $(717,342), compared to $(57,645) in 2000. The increase of $659,697 is primarily due to interest expense on the asset-based line of credit entered into in February 2001, totaling $268,079, and interest on the subordinated notes payable totaling $278,437.

         RxBazaar incurred a net loss for 2001 of $(6,537,293), compared to a net loss of $(3,208,228) in 2000. Net loss applicable to common stock in 2001 was $(6,794,975) or $(1.59) per share compared to $(3,208,228) or $(0.82) per share in 2000.

         LIQUIDITY AND CAPITAL RESOURCES

         Since inception, RxBazaar has funded its working capital requirements primarily through the sale of common and preferred stock and through borrowings against its asset-based line of credit. At March 31, 2002, RxBazaar had a working capital deficit of $(1,933,805), compared to working capital deficits of $(1,146,273) and $(719,647) at December 31, 2001 and 2000, respectively. The
$787,532 decrease in working capital from December 31, 2001 to March 31, 2002 is primarily due to the net loss of $(1,491,004) offset by amounts raised in private placements and noncash expenses. The working capital decrease from December 31, 2000 to December 31, 2001 is primarily due to RxBazaar's net loss of $(6,537,293), which was partially offset by amounts raised in private placements of equity securities. At March 31, 2002 and December 31, 2001, RxBazaar had stockholders' deficits of $(1,544,619) and $(560,186), respectively, compared to stockholders' equity of $14,295 at December 31, 2000. During the three months ended March 31, 2002, RxBazaar raised $425,000 through the sale of preferred stock. During 2001, RxBazaar raised $7,046,262 through the sale of its equity securities and paid $955,375 to redeem and retire shares of its preferred and common stock.

         A summary of RxBazaar's outstanding contractual obligations (in thousands) at December 31, 2001 is as follows:

                                              Payment Due by Period
                        -------------------------------------------------------------------
Contractual Obligations  Total           2002        2003-2004      2005-2006     After 2006
----------------------- -------        -------        -------        -------        -------
Debt Obligations        $ 5,331        $ 3,081        $ 2,250        $  --          $  --
Operating Leases          7,040            629          1,304          1,147          3,960
                        -------        -------        -------        -------        -------
         Total          $12,371        $ 3,710        $ 3,554        $ 1,147        $ 3,960
                        =======        =======        =======        =======        =======

         On February 1, 2002, RxBazaar entered into an agreement to merge with a wholly-owned subsidiary of SB Merger Corp. In the merger, RxBazaar's stockholders will receive shares of SB Merger common and preferred stock. The proposed merger is subject to several conditions, including RxBazaar's raising a minimum of $3,000,000 in additional equity after January 1, 2002, including selling shares of preferred stock. As of May 17, 2002, RxBazaar closed the sale of 2,045,000 shares of Series B Preferred Stock for gross proceeds of $4,090,000. The gross proceeds include the conversion of outstanding debt obligations and accrued expenses totaling $1,100,000.

         Based on its operating plans, RxBazaar's management believes that the proceeds from the recently completed Series B Preferred Stock placement, combined with its borrowing ability under its asset-based line of credit, will be sufficient to fund its working capital needs for the next six months. RxBazaar plans to continue to seek additional financing to pay off its subordinated notes and improve its overall financial condition.

         SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         Certain statements contained in RxBazaar's "Management's Discussion and Analysis," including information with respect to RxBazaar's future business plans, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "plans," "expects," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause RxBazaar's results to differ materially from those indicated by such forward-looking statements. These factors include those set forth under the heading "Risk Factors" in this proxy statement/prospectus.

                                    BUSINESS

SB MERGER CORP.

         We were incorporated on January 3, 2000 under the laws of the State of Delaware to engage in any lawful corporate purpose. Other than issuing shares to our stockholders, we have not commenced any operational activities. We are a "blank check" company, and our sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The board has elected to implement our principal business purpose as described below.

         In January 2001, we completed an initial public offering of 125,000 shares of our common stock at a price of $1.00 per share using a registration statement that became effective with the Securities and Exchange Commission on January 28, 2001. On February 1, 2002, we entered into an agreement with RxBazaar, which was amended and restated on June 12, 2002, to acquire RxBazaar by merging our wholly-owned subsidiary into RxBazaar. In the merger we will become obligated to issue approximately:

     o 3,333,955 shares of our common stock, 345,333 shares of Series A Preferred Stock and 2,045,000 shares of Series B Preferred Stock;
     o up to 1,834,653 shares of our common stock upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and
     o up to 2,363,118 additional shares of our common stock, if the merged company meets earnings targets in the first or second year after the merger.

Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% after giving effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets. There is currently no market for our common stock.

RXBAZAAR

         The following discussion of RxBazaar's business contains forward-looking estimates and statements which involve risks and uncertainties. RxBazaar's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in this proxy statement/prospectus under the heading "Risk Factors."

         GENERAL

         RxBazaar is a distributor of brand and generic pharmaceutical and medical products, as well as other related products aimed at its target market of independent pharmacies. RxBazaar sells its products to distributors, wholesalers, pharmacies and other customers and organizations licensed to purchase pharmaceutical products. RxBazaar was incorporated in October 1999. On February 23, 2001, RxBazaar acquired FPP Distribution, Inc. (formerly known as Superior Pharmaceutical Company). RxBazaar conducts its business in all fifty U.S. states as well as Puerto Rico.

         RxBazaar conducts its business not only through traditional distribution channels, such as telemarketing through its call center, but also through its on-line marketplace that it operates at its website, rxbazaar.com. RxBazaar completed development of the website in April 2000. RxBazaar.com is aimed at creating an on-line marketplace for independent pharmacies for the purchase and sale of branded and generic pharmaceutical and medical products. RxBazaar believes that it has developed an innovative approach to this target market, based on the following elements:

     o RxBazaar brings purchasing opportunities, both on- and off-line, closer to the local pharmacy. RxBazaar enables independent pharmacies to access products at reduced costs that were previously unavailable to them.

     o RxBazaar enables drug manufacturers, distributors, wholesalers, pharmacists and others to buy and sell products on-line efficiently and on a confidential basis. RxBazaar enables wholesalers to increase sales and manage inventory, expand their channels of distribution beyond traditional boundaries, and can help its customers achieve improved margins by eliminating multiple intermediaries when RxBazaar acts as the single intermediary between drug wholesalers and independent pharmacies.

     o Because it allows multiple wholesalers to post products for sale on a confidential basis, RxBazaar has the capacity to offer its customers a broad range of products.

     o RxBazaar can sell inventory for its own account, which generally results in higher margins than it realizes for its services as an intermediary.

         RxBazaar's goal is to enable its target market of independent and small-chain pharmacies access to the alternate source market for pharmaceutical products, where such pharmacies may be able to obtain products at prices lower than those available through traditional channels. RxBazaar believes that until it introduced its on-line marketplace, its target market of independent pharmacies had relatively little access to discounts available to buyers in the alternate source market. The independent pharmacies that make up RxBazaar's target market account for the purchase of approximately $40 billion of pharmaceutical products annually.

THE DRUG DISTRIBUTION INDUSTRY TODAY-- SHORTCOMINGS OF TRADITIONAL CHANNELS OF DISTRIBUTION AND RXBAZAAR'S SOLUTION

         PHARMACEUTICAL DISTRIBUTION IN THE U.S.

         The United States is the world's largest pharmaceutical market, with over $131 billion recorded in sales of prescription drugs in 2000. According to the National Institute for Health Care Management Foundation, prescription drug spending rose 40% from 1998 to 2000. During the first quarter of 2001, total prescriptions written in the U.S. rose 11%. The U.S. government has predicted that spending on prescription drugs will increase by 12% annually, on average, during the coming decade.

         THE ROLE OF INDEPENDENT PHARMACIES

         According to a recent survey conducted by the National Community Pharmacists Association, a trade group, independent pharmacies are in the midst of an economic resurgence. In 2001, independent pharmacies as a whole experienced a record year in sales. The number of independent pharmacies increased by approximately 200, to nearly 25,000 nationwide. Independent pharmacies posted a record 16.7% increase in sales for 2001, with $58 billion industry-wide in total sales, an average of $2.3 million per store. Approximately 83% of this revenue was attributable to the sale of prescription drugs. While gross margins continued to decline as a percentage of total sales in 2001, they increased by 13.3% in absolute dollars, to $535,052 per store, the highest ever recorded.

         MULTI-TIERED PRICING

         A distinctive feature of the drug distribution industry is that manufacturers charge different prices to different purchasers. Over the past 25 years, the pharmaceutical distribution industry has been characterized by an ever more complex set of pricing practices. These pricing practices are primarily the result of the varying market power held by different purchasers and because of government reimbursement programs. Drug manufacturers sell their products to several classes of purchasers, including:

     o   federal health care agencies and entities;
     o   hospitals;
     o   health maintenance organizations;
     o insurers and pharmacy benefit managers, companies that administer the prescription drug portion of a health benefit plan for insurers and managed care organizations; and
     o   wholesale distributors that sell to pharmacies and others.

         Because of this complex pricing system, a single drug product may be available in the market at many different prices, depending on the category of purchaser. The variables that affect the price for a particular class of purchaser include:

     o federal law entitling certain agencies and public entities to discounts;
     o whether a purchaser or a group of purchasers can negotiate directly with the manufacturer;
     o whether a purchaser can positively affect the manufacturer's revenue and market share.

          For example, certain federal agencies and governmental purchasers are entitled to discounts as a matter of law. Also, drug manufacturers typically offer lower prices to hospitals and health maintenance organizations, or to the pharmacy benefit managers or group purchasing organizations acting on their behalf, because those entities are able to negotiate directly with the manufacturer and can increase the use of a manufacturer's product. Other businesses, such as independent pharmacies, are not typically able to negotiate significant discounts. Independent pharmacies do not negotiate directly with manufacturers, and cannot control the drug prescribed by the physicians. Also, the Medicaid reimbursement program, under which state Medicaid programs reimburse beneficiaries for the cost of certain drugs, may act as an impediment to manufacturers' offering discounts on certain drugs. Under the Medicaid program, a manufacturer must offer a 15.1% discount in the form of a rebate to the state Medicaid program, or must offer the Medicaid program the best price it offers to other non-government purchasers. Therefore, manufacturers could be reluctant to offer discounts on certain drugs to non-government purchasers such as independent pharmacies.

         Another characteristic of the drug distribution business is that manufacturers may enter directly into agreements with various customers at different prices, and use a number of different distributors to fulfill orders from the customers. To facilitate this process, the manufacturer may sell to the distributor at a set wholesale price, and if the distributor then fills an order from a customer that has negotiated a lower price from the manufacturer, the distributor charges the manufacturer a credit, known in the industry as a chargeback.

         THE ALTERNATE SOURCE MARKET

         A purchaser that has obtained a drug product at a favorable price may, instead of selling the product through to retail businesses or consumers, sell the product back into the wholesale market. Then, another wholesaler or distributor may buy the product and resell it to retail outlets. As a result, a secondary, or alternate source, market for drug products has emerged. RxBazaar believes that the alternate source market could be a significant opportunity for its business.

         In the alternate source market, certain pharmaceutical wholesalers and distributors can acquire products at a discount and resell them to other parties. RxBazaar believes that independent pharmacies could benefit from improved access to the alternate source market. RxBazaar believes that until it introduced its on-line marketplace, RxBazaar's target market of 25,000 independent pharmacies had relatively little direct access to these alternate source products or the associated discounts.

         RXBAZAAR'S SOLUTION

         RxBazaar believes that traditional channels for the distribution of drugs, medical supplies and equipment create limitations that prevent distributors and independent pharmacies from achieving maximum efficiency. A few of the obstacles to efficiency caused by prevalent practices in the current drug distribution market include:

     o   limited selection available to independent pharmacies;
     o   limited access to alternate source products; and
     o   lack of convenience.

         Most independent pharmacists are responsible for purchasing, stocking, and selling all the items in their stores. Traditional business practices may limit pharmacists' and other purchasers' abilities to identify and take advantage of savings opportunities, because the pharmacists do not have an efficient way to find out about all of the products available from various distributors, including alternate sources. RxBazaar believes that, by integrated traditional and on-line distribution products and services, it can solve this problem and enable independent pharmacies and others in the business to overcome these limitations:

     o RxBazaar.com provides pharmacists an opportunity to browse through various deals offered by multiple sellers of the same products, potentially offering the pharmacists a wider selection and a better price than that which might be available through traditional wholesale distribution channels.
     o RxBazaar.com allows buyers to view directly the products offered by sellers.
     o RxBazaar.com is available twenty-four hours a day, seven days a week, allowing pharmacists the convenience of purchasing during off peak hours.

         In addition to the www.rxbazaar.com on-line marketplace, RxBazaar uses its traditional distribution business capabilities both to fulfill transactions carried out on-line and to engage in telemarketing through its call center. RxBazaar believes that its solution effectively addresses existing market limitations and can create an integrated distribution business consisting of both traditional distribution activities and an on-line marketplace, combining to offer buyers and sellers convenient access, competitive prices and full distribution support for a wide variety of both prescription and generic drugs, medical supplies and equipment. RxBazaar's on-line marketplace enables buyers and sellers to connect on a confidential basis and eliminates many of the intermediaries that inflate prices.

PRODUCTS AND SERVICES

         RxBazaar offers the following products and services:

         TRADITIONAL DISTRIBUTION SERVICES

         RxBazaar acquired FPP Distribution, Inc., formerly known as Superior Pharmaceutical Company, in February 2001. RxBazaar conducts its traditional pharmaceutical distributor business through FPP's established distribution channels, including:

     o direct sales, conducted by a staff of direct sales telemarketing employees who actively call and market to independent pharmacists, nursing homes and small regional chains; and
     o corporate and government sales, marketing to group purchasing organizations, pharmacy chains and federal, state and local government agencies.

         RxBazaar's traditional distribution services also play an integral part in supporting its on-line marketplace. After an on-line buyer has selected a product offered by a seller posting on the website, RxBazaar purchases the product from the seller, takes delivery at its Cincinnati warehouse, and sells and ships it to the buyer.

         ON-LINE PHARMACEUTICAL MARKETPLACE

         RxBazaar created its pharmaceutical trading outlet at RxBazaar.com to build on its traditional distribution business. RxBazaar's goal is to bring market efficiency to the local pharmacy and to link a variety of pharmaceutical buyers and sellers in a confidential internet environment. The website enables buyers and sellers to post, on a confidential basis, products they wish to buy or sell. Because the site is capable of reaching a large national audience in an efficient manner, it enables sellers, such as manufacturers, wholesalers and distributors, to offer their products at significantly reduced prices. In addition, a seller can post for quick movement its short-dated, overstocked and bulk products that, in the past have been difficult to sell. RxBazaar purchases the product from the seller at a discount and sells the products to the buyer.

         RxBazaar's on-line marketplace enables participants to buy and sell in an open exchange that requires no up-front fees, no software installation and no consulting services. A seller selling products through the site avoids incurring expenses such as those relating to sales forces, distribution, chargebacks and rebates, and can reduce or eliminate expenses caused by an inability quickly to sell overstocked merchandise and inventory that is near its expiration date. The buyer reaps the benefits of these savings through reduced prices. The buyer may also post items it would like to acquire.

         If a customer notifies RxBazaar that it wants to buy a product posted for sale on the website, RxBazaar:

     o buys the product from the wholesaler at a discount from the listed price;
     o   takes delivery of the product at its warehouse; and

     o   ships the product to the customer at the listed price.

         RxBazaar may also elect to fill the order with inventory already in stock, at the listed price, if it then has the item in stock. In addition, RxBazaar may charge wholesalers a monthly fee for posting products on the site.

         RxBazaar's on-line marketplace is fully supported by a traditional "brick-and-mortar" warehouse, a full staff of software engineers monitoring and updating the site daily, and a telemarketing staff that is available 24 hours a day by phone. RxBazaar's operating controls are aimed at providing buyers and sellers using our exchange with the assurance that they are dealing in merchandise that has been handled properly with the assurance of complete product integrity.

         LOGISTICS SERVICES

         RxBazaar is also developing the capability to provide distribution logistics services for drug manufacturers, to manage all aspects of back room infrastructure for manufacturers, including:

     o   product storage,
     o   order fulfillment,
     o   invoicing,
     o   shipping,
     o   chargeback and rebate control, and
     o   accounts receivable management.

         RxBazaar is currently completing development of proprietary software to automate these services, including the complex transactions associated with manufacturer pricing strategies. RxBazaar has thus far provided these services only to one company on a limited basis. Distribution logistics services have not accounted for a significant percentage of RxBazaar's revenues, and RxBazaar is not currently providing these services to any drug manufacturers.

STRATEGY

         Since launching its on-line marketplace, RxBazaar has been positioning itself to be a national exchange for on-line pharmaceutical trading. RxBazaar believes that the key to growth is to become a recognized facilitator that creates value and convenience for both buyers and sellers. Its strategy is to offer an integrated set of distribution services, combining traditional, wholesale, pharmaceutical distribution services with a unique web-based exchange that facilitates and manages pharmaceutical trading transactions.

         A key element of RxBazaar's strategy is to leverage its ability to cut through the complexities of the pharmaceutical supply chain and pass the savings on to its customers. Specifically, RxBazaar intends to generate savings generated by reducing or eliminating the number of intermediaries and enabling independent pharmacy customers to realize those savings. RxBazaar is able to offer this to market participants by providing an on-line marketplace where buyers and sellers can do business efficiently and confidentially by selling to and buying from RxBazaar as the single intermediary.

         In addition to serving as a conduit for buyers and sellers, RxBazaar also intends to use its on-line market to sell for its own account inventory that it obtains at discounts through market intelligence and through its product acquisition activities. RxBazaar believes that these activities not only have the potential to increase overall sales, but also can assist in drawing buyers and sellers to the site by increasing the volume and product mix available. By selling products for its own account, RxBazaar can also generate significantly favorable gross margins compared to its margins on carrying out transactions for others.

         RxBazaar intends to persuade leading wholesalers and distributors to become regular posters on its on-line marketplace. By obtaining early participation from key suppliers in the industry, RxBazaar intends to become recognized as a useful resource that buyers will return to regularly, offering both branded and generic as well as alternate source merchandise at the lowest prices.

         Another important element in RxBazaar's strategy is to develop and leverage proprietary technology that is superior to that of its competitors. In April 2000, RxBazaar began developing its proprietary call center telemarketing management software. The project was completed in March 2001. See "Risk Factors -- RxBazaar may not be able to protect its proprietary technology."

         COMPETITION

         The drug distribution business is highly competitive. In addition, RxBazaar expects the on-line marketplace feature of its business to be highly competitive because the barriers to entry are relatively low.

         RxBazaar will have no control over how successful its competitors will be. In addition, its on-line competitors can duplicate many of the products or services and much of the content that RxBazaar offers, with little difficulty.

         RxBazaar competes for its customers' purchasing dollars with:

     o national, full-line wholesalers, such as McKesson Corporation, Cardinal Health, Inc. and AmerisourceBergen Corp.;
     o smaller regional wholesalers, such as H.D. Smith Wholesale Drug Company and D&K Health Care Resources, Inc., which sell full lines of drug products in various regions of the U.S.; and
     o smaller, specialty wholesalers that provide nation-wide coverage for various product categories.

         Many of RxBazaar's competitors and potential competitors have operated for a longer period of time than RxBazaar has, have greater financial resources, have established marketing relationships with leading manufacturers and advertisers and have a secured presence in distribution channels. Some of these companies may also commence or expand their presence on the internet. Finally, RxBazaar is aware of other similar entrepreneurial companies that are focusing significant resources on developing and marketing products and services that will compete directly with those that RxBazaar offers. Also, RxBazaar may face a significant competitive challenge from alliances entered into between and among its competitors and major pharmacy benefit managers, major HMOs or chain drugstores, as well as from larger competitors created through industry consolidation. These partnerships or consolidated entities could pose a significant competitive challenge to RxBazaar and their existence could impede it in or prevent it from establishing relationships with the member pharmacy benefit managers, HMOs or chain drugstores.

         RxBazaar's competitive strategy is not to displace larger, more established full-line distributors, but to offer its independent pharmacy customers an opportunity to supplement their regular purchasing activities by obtaining particular products at significant discounts.

         RxBazaar intends to compete on the following principal factors:

     o acceptance of its business model as a confidential on-line marketplace using RxBazaar as the single intermediary;
     o   recognition of the RxBazaar brand;
     o   convenience and ease of use for both sellers and buyers;
     o   the prices at which RxBazaar can offer products to buyers;
     o   accessibility and ease of use;
     o   customer service; and
     o   reliability and speed of fulfillment for products ordered.

         RxBazaar's management believes that RxBazaar has the ability to address each of the factors on which RxBazaar intends to compete because of its combination of:

     o   an established traditional distribution business,
     o an innovative on-line exchange featuring confidential trading through a single intermediary, and
     o   substantial management expertise and industry experience.

         However, RxBazaar can give no assurance that it will be able successfully to compete. Intense competition in RxBazaar's industry could prevent RxBazaar from achieving its business objectives. See "Risk Factors -- RxBazaar may not be able to compete successfully against current and future competitors."

GOVERNMENT REGULATION

         RxBazaar's business is subject to extensive federal, state and local regulations, including:

     o laws and regulations relating to the purchase and sale of prescription and over-the-counter drugs;
     o   federal, state and local licensing and registration regulations;
     o provisions of the Prescription Drug Marketing Act and the rules thereunder; and
     o provisions of the Controlled Substances Act and U.S. Drug Enforcement Agency regulations, as well as related state and local laws and regulations relating to the purchase, storage and dispensing of controlled substances, prescription drugs and certain over-the-counter drugs.

         These laws and regulations impose substantial registration, security, record keeping, reporting and other requirements.

         RxBazaar handles controlled substances, such as narcotic and habit-forming drugs, which require special storage and handling. RxBazaar therefore must meet licensing requirements of the U.S. Drug Enforcement Administration. RxBazaar is also required to maintain a wholesale distributor's license as well as a license for controlled substances for the state of Ohio, where its physical operations are located. Additionally, as a generic drug distributor, RxBazaar must obtain licenses as necessary from each state to which it ships products.

         RxBazaar's business is subject to a wide range of federal and state laws and regulations, including the Federal Food, Drug and Cosmetic Act, the Controlled Substances Act, the Prescription Drug Marketing Act and the rules under each of those laws, and state laws and regulations applicable to the distribution of pharmaceutical products and controlled substances.

         The Federal Food, Drug and Cosmetic Act generally regulates such matters as the handling, packaging, storage, and labeling of drugs and cosmetics. The Prescription Drug Marketing Act, an amendment to the Federal Food, Drug and Cosmetic Act, establishes requirements applicable to the wholesale distribution of prescription drugs, including the requirement that wholesale drug distributors be licensed in accordance with federally established guidelines on storage, handling, and records maintenance by each state in which they conduct business. In addition, because some of the drugs that RxBazaar handles are regulated under the Controlled Substances Act (for example, those containing narcotics such as codeine or certain stimulant or depressant medications), RxBazaar also is subject to the applicable provisions of that law, including specific labeling, packaging and recordkeeping requirements and the obligation to register with the federal government as a distributor of controlled substances. Finally, RxBazaar is required to maintain licenses and permits for the distribution of pharmaceutical products and controlled substances under the laws of each state in which it operates.

         On December 3, 1999, the Food and Drug Administration published final rules implementing the Prescription Drug Marketing Act. The Food and Drug Administration originally scheduled these final rules to become effective on December 4, 2000 but has since stayed effectiveness of certain rules several times, most recently on February 13, 2002, so that the stayed rules will not be in effect until April 1, 2003. Under the rules that have been stayed, wholesale drug distributors must enter into a written agreement with a drug manufacturer in order for the wholesale drug distributor to be considered an authorized distributor for the manufacturer's products. RxBazaar has written agreements to purchase products with over 40 manufacturers. Those wholesale drug distributors who are not considered authorized distributors must provide their customers with a statement identifying all prior sales of the drug starting with the original sale by the manufacturer. If these rules become effective in their current form on April 1, 2003, then one effect is that RxBazaar may have to provide this information to buyers on its website. However, the confidentiality between sellers and buyers is a feature that RxBazaar promotes to attract sellers to use its online marketplace. Sellers on RxBazaar's website may be less willing to use the website if it means that they will have provide the prior sale information to RxBazaar's buyers. Therefore, RxBazaar could experience significant disruption in the supply of products available on its online marketplace, which could have a material adverse effect on its business. These rules may be further amended by the Food and Drug Administration prior to final implementation, or Congress could enact an amendment to the law that would alleviate this effect on RxBazaar. RxBazaar can give no assurance that the rules as they are finally implemented will not materially and adversely affect its business. See "Risk Factors -- Changes in federal and state regulation of the prescription drug distribution could harm RxBazaar's business."

         State laws and regulations aimed at preventing abuses in the drug distribution business could also affect RxBazaar's business, because increased regulation could put additional burdens on legitimate wholesalers and retailers. Recent regulations and enforcement actions, for example, have focused on practices of businesses known as closed door pharmacies. A closed door pharmacy is a pharmacy that dispenses drugs to patients of a nursing home or hospital, but does not sell to the public. Closed door pharmacies are given discounts on prescription drugs. One common fraudulent scheme involves operators who set up a closed door pharmacy, but rather than supplying a nursing home or other entity, these operators resell their product into the market at a significant mark-up. State laws and regulations are being enacted to combat such practices. For example, the Nevada Board of Pharmacy has voted to restrict pharmaceutical wholesalers from selling more than 10% of their inventory to other wholesalers, and has imposed more stringent recordkeeping requirements. Regulatory changes that limit or constrain the secondary market could harm RxBazaar's business.

         RxBazaar believes that it currently has all the necessary regulatory approvals to conduct its business. However, it can give no assurance that it will be able to maintain compliance with existing regulations or that laws or regulations enacted in the future will not hinder or prevent RxBazaar from conducting its traditional and on-line businesses. See "Risk Factors -- RxBazaar's failure to comply with extensive government regulation of its business could cause adverse effects to RxBazaar."

         RxBazaar also requires its customers and wholesalers to demonstrate that they meet various licensing requirements. For example, RxBazaar requires any party that offers to buy from or sell to RxBazaar any product designated by the FDA as "prescription only" to supply a copy of its current license from its local state board of pharmacy, demonstrating that it meets the regulatory requirements for the sale or purchase of pharmaceutical products. A party offering to buy or sell products regulated under the Controlled Substances Act must send to RxBazaar a copy of its current Controlled Substance Registration Certificate issued by the U.S. DEA. RxBazaar keeps copies of these licenses and certificates on file, and if a party's license or certificate has expired, RxBazaar will not buy from or sell to the party until it receives a copy of the renewed licenses(s).

EMPLOYEES

         As of March 31, 2002, RxBazaar had 72 full-time employees, of whom 45 were employed in sales, 10 were employed in information technology and the rest were employed in administrative and customer service positions. None of our employees is represented by a union. RxBazaar believes its relationship with employees is good. RxBazaar does not expect the number of employees to increase significantly immediately after the merger.

PROPERTIES

         RxBazaar maintains its principal executive offices at 1385 Kemper Meadow Drive, Cincinnati, OH 45240, under a lease expiring in March 2015. The premises consist of approximately 37,300 square feet of office and warehouse space. The rent is $35,000 per month.

         RxBazaar maintains its data center and call center at 1255 Kemper Meadow Drive, Suite 150, Cincinnati, OH 45240, under a lease expiring in May 2011. The premises consist of approximately 17,300 square feet of office and administrative space. The rent is $16,543 per month. RxBazaar also maintains an administrative office at 200 Highland Avenue, Suite 301, Needham, MA 02494 under an oral tenant-at-will arrangement at a rent of $500 per month.

         RxBazaar's website address is www.rxbazaar.com.

         RxBazaar believes that its present facilities are adequate to meet its current needs. If new or additional space is required, RxBazaar believes that adequate facilities are available at competitive prices in the respective areas.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information regarding the beneficial ownership of our common stock as of June 1, 2002 and as adjusted to reflect the merger with RxBazaar. The table includes each person who is known by us to own beneficially more than five percent of our outstanding common stock, each of our officers and directors and all of our directors and officers as a group.

                                                         PRIOR TO MERGER                      AFTER MERGER
                                                   Shares Beneficially Owned (1)      Shares Beneficially Owned (1)
                                                   -----------------------------      -----------------------------
Name/Address of Beneficial Owner                      Number           Percent           Number           Percent
--------------------------------                      ------           -------           ------           -------
A. Milton for Mantis Partners III, LP.....            26,557            6.54%            26,557             *
   16 Lexington Drive
   Croton-on-Hudson, NY  10520

Judith Haselton...........................            33,434            8.23%            33,434             *
   c/o SB Merger Corp.
   5860 Sterling Drive, Suite 530
   Howell, Michigan  48843

Richard L. Campbell.......................            58,566(2)        14.43%            58,566(2)        1.57%
   c/o SB Merger Corp.
   5860 Sterling Drive, Suite 530
   Howell, Michigan  48843

All directors and officers of SB Merger Corp.
   as a Group (two persons)...............            92,000            22.66%           92,000           2.46%

Able Laboratories, Inc. ..................              --                *             751,333(3)       17.66%
   6 Hollywood Court
   South Plainfield, NJ  07080

Dhananjay G. Wadekar .....................              --                *             317,332(4)        8.44%
   c/o Able Laboratories, Inc.
   6 Hollywood Court
   South Plainfield, NJ  07080

C. Robert Cusick .........................              --                *             722,334(5)       18.60%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240

James Stahly .............................              --                *             124,834(6)        3.27%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240

Catherine M. Frost........................              --                *             116,500(7)        3.02%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240

Anand Adya................................              --                *              85,750(8)        2.29%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240

                                                         PRIOR TO MERGER                      AFTER MERGER
                                                   Shares Beneficially Owned (1)      Shares Beneficially Owned (1)
                                                   -----------------------------      -----------------------------
Name/Address of Beneficial Owner                      Number           Percent           Number           Percent
--------------------------------                      ------           -------           ------           -------
Bruce Warwick ............................              --                *              23,000(9)          *
   c/o RxBazaar, Inc.
   200 Highland Ave.
   Needham, MA  02494

Robert Cawthorn ..........................              --                *             340,000(10)       8.63%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240

Handel Evans .............................              --                *             315,000(11)       8.05%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240

Shikhar Ghosh ............................              --                *             685,000(12)      17.72%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240

Vanett Marshall...........................              --                *               1,225(13)         *
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240

Wayne Corona .............................              --                *             219,000 (14)      5.68%
   c/o Instant Connection, Inc.
   2334 Villandry Court
   Henderson, NV 89014

All directors and officers of RxBazaar
   as a group (nine persons)..............              --                *           2,413,643(15)      52.42%

-----------------------
* Indicates less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and convertible securities held by that person that are currently exercisable, or become exercisable within 60 days of the date of this prospectus, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information as to each person has been furnished by such person. Immediately after the merger we will have 3,739,955 shares of common stock outstanding.
(2) Consists of 29,283 shares owned by Stockbridge Investment Partnership III and 29,283 shares owned by Mantis Partners IV, L.P. Mr. Campbell indirectly shares investment and voting control over the shares held by Stockbridge Investment Partnership through control of Stockbridge Investment Management Group, the administrative manager of Stockbridge Investment Partners III. Mr. Campbell is both a general and limited partner of Mantis Partners IV, L.P.
(3) Includes shares of Series A Preferred Stock that are convertible into 345,333 shares of common stock and warrants to purchase 168,000 shares of common stock.

(4) Includes 9,333 shares held by Mr. Wadekar's spouse, as to which he disclaims beneficial ownership, as well as 18,666 shares of common stock purchasable under a warrant exercisable within 60 days after June 1, 2002.
(5) Includes a warrant to purchase 18,667 shares of common stock exercisable within 60 days after June 1, 2002. Also includes 125,000 shares issuable upon conversion of Series B Preferred Stock.

(6) Includes an option to purchase 31,500 shares of common stock and warrants to purchase 46,667 shares of common stock exercisable within 60 days after June 1, 2002.
(7) Consists of 66,500 shares of common stock purchasable under a stock option exercisable within 60 days after June 1, 2002. Also includes 50,000 shares issuable upon conversion of Series B Preferred Stock.
(8) Includes an option to purchase 1,750 shares of common stock held by Mr. Adya's spouse exercisable within 60 days after June 1, 2002.
(9) Consists of 10,500 shares of common stock purchasable under a stock option exercisable within 60 days after June 1, 2002. Also includes 12,500 shares issuable upon conversion of Series B Preferred Stock.
(10) Includes an option to purchase 175,000 shares of common stock exercisable within 60 days after June 1, 2002. Also includes 25,000 shares issuable upon conversion of Series B Preferred Stock.
(11) Includes 140,000 shares held by the Dragon Trust, which Evans is the beneficiary of and a non-qualified stock option to purchase 175,000 shares of common stock exercisable within 60 days after June 1, 2002.
(12) Includes 420,000 shares of common stock held jointly by Shikhar Ghosh and his spouse and 140,000 shares held by Shikhar Ghosh Irrevocable Trust. Also includes 125,000 shares issuable upon conversion of Series B Preferred Stock.
(13) Consists of shares of common stock purchasable under a stock option exercisable within 60 days after June 1, 2002.
(14) Includes an option to purchase 14,000 shares of common stock exercisable within 60 days after June 1, 2002. Also includes 100,000 shares issuable upon conversion of Series B preferred stock.
(15) Includes 526,809 shares of common stock purchasable under stock options and warrants exercisable within 60 days after June 1, 2002 and 337,500 shares issuable upon conversion of Series B Stock.

                                   MANAGEMENT

         Our current directors and officers are:

NAME                          AGE     POSITIONS HELD
----                          ---     --------------

Judith S. Haselton            46      Chairman of the Board, President, Director
Richard L. Campbell           46      Secretary, Treasurer, Director

         JUDITH S. HASELTON, chairman of the board, president and director is an investment banking advisor. Currently, her principal business focus is advising not-for-profit organizations. From February 1987 to October 1991, she was employed as an investment banker in the corporate finance department of Smith Barney, Inc., and from June 1983 to February 1987, with E.F. Hutton and Company Inc. She also served from June 1980 to June 1983 as a commercial banker with Bank of America NT & SA. Ms. Haselton received her Masters in Business Administration from Columbia University Graduate School of Business and her undergraduate degree from Macalester College.

         RICHARD L. CAMPBELL, secretary, treasurer, and director, has been a managing partner of StockBridge, LLC, a privately held strategic advisory services company since September 1998. From June 1992 through September 1998, he was a principal with Mantis Holdings, an investment holdings company and also was special counsel to the law firm of Epstein, Becker & Green, P.C. Prior to the formation of Mantis in June 1992, Mr. Campbell was principally engaged as a corporate attorney concentrating in the areas of corporate finance and securities. Mr. Campbell received his undergraduate degree from the University of Michigan, his Juris Doctor from Wayne State University, and his Masters in Corporation Law from New York University.

CONFLICTS OF INTEREST

         Members of our present management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as our officers and directors. Because the officers and directors are engaged in other business activities, our current management anticipates it will devote less than full time to our affairs. As a result, we may not be able to complete the merger by July 28, 2002. If the Merger is completed, the management of the merged entity intends to devote their efforts to RxBazaar's business on a full-time basis.

         The consummation of the merger may require a greater period of time than it would if our management devoted their full time to our affairs. However, each officer and director will devote such time as she or he deems reasonably necessary to carry out the business and affairs of our company, including the completion of the merger. We expect that our officers will spend a significant amount of his or her time until the merger is consummated. There can be no assurance that any of the foregoing conflicts will be resolved in favor us. In connection with the stockholder vote to approve the merger, all of our officers and directors (and any stockholders who are affiliated with our officers and directors) have agreed to vote all of their shares of our common stock in accordance with the vote of the majority of the shares voted by all non-affiliated public stockholders (in person or by proxy) with respect to the merger.

PRIOR "BLANK CHECK" EXPERIENCE

         Our management has conducted one prior "blank check" offering. Judith Haselton, our president and a director, was president and a director of 1997 Corp., and Richard Campbell, our secretary and a director, was secretary, treasurer and a director of 1997 Corp. 1997 Corp. was a blank check company. It filed a registration statement on Form SB-2 that was declared effective by the Securities and Exchange Commission in June 1997, and raised $150,000 in its offering. 1997 Corp. merged with a company called CyBear, Inc. on November 19, 1998, as a result of which the original stockholders of 1997 Corp. owned 2% of the surviving company immediately following the merger. 1997 Corp. changed its name to "CyBear, Inc." after the merger. Neither Ms. Haselton nor Mr. Campbell has had any involvement with 1997 Corp. or CyBear since the conclusion of the merger. Ms. Haselton invested $10,000 in 1997 Corp. and received 5,000 shares of common stock and Mr. Campbell contributed organizational services and $10,000 and received 10,000 shares of common stock. Their shares collectively represented 33% of the outstanding shares of 1997 Corp. immediately following its initial public offering and less than one percent (1%) of the outstanding shares of CyBear following the merger. They did not take any fees or other compensation from 1997 Corp. We are not currently involved with any other "blank check" companies and do not currently intend to undertake any more "blank check" offerings following this one.

         Upon consummation of the merger, our directors and officers will resign, and the current directors and officers of RxBazaar will be our directors and officers. They are:

       NAME                      AGE    POSITIONS HELD
       ----                      ---    --------------

       C. Robert Cusick......    56     Chief Executive Officer and Chairman of
                                        the Board
       James W. Stahly.......    53     President and Chief Operating Officer
       Catherine M. Frost....    42     Vice President, Corporate Development
       Vanett Marshall.......    45     Vice President, Sales and Purchasing
       Bruce Warwick.........    46     Secretary and Treasurer
       Anand Adya............    35     Vice President, Chief Technology Officer
       Robert Cawthorn.......    67     Director
       Handel Evans..........    68     Director
       Shikhar Ghosh.........    45     Director

         C. ROBERT CUSICK is a co-founder of RxBazaar and has served as the Chairman of the Board of Directors and Chief Executive Officer of RxBazaar since October 2000. Mr. Cusick is a Certified Public Accountant with over 30 years of diversified experience in finance, real estate, medical and professional sports sectors. He served as the Chief Executive Officer of International Murex Technology Corporation, a worldwide manufacturer and distributor of diagnostic tests, from November 1997 until June 1998, when Murex was acquired by Abbott Laboratories. Prior to joining Murex, Mr. Cusick was Vice President of San Francisco 49ers, Ltd. where he was responsible for commercial development and non-football related players' activities. Mr. Cusick served as the Chairman of the Board of Able Laboratories, Inc., a generic drug manufacturing and distributing company, from February 1999 to March 2002, and was Able's Chief Executive Officer from February 1999 until October 2001.

         JAMES W. STAHLY has served as the President and Chief Operating Officer of RxBazaar since October 2000. From November 1994 until February 2000, he served as president of North American Dental Group Operations in the U.S. for Henry Schein, Inc., a wholesaler of healthcare products.

         ANAND ADYA has served as the Vice-President of Information Technology and Chief Technology Officer of RxBazaar since March 2000. From January 1998 until January 2000, Mr. Adya was a senior manager at Anderson Consulting and from January 1996 until December 1997, he was a principal consultant at Price Waterhouse, LLP. Mr. Adya was responsible for designing and developing CRM technology solutions, data warehousing, sales force automation, and internet and client/server development projects. Mr. Adya holds a Masters of Business Administration from Indian Institute of Management Lucknow, India and a Bachelor of Science in Mechanical Engineering from Walchand College of Engineering, Sangli India.

         CATHERINE M. FROST has served as a consultant to RxBazaar since 2000 and has served as the Vice President of Corporate Development since March 2001. In June 1998, she began consulting for Able Laboratories, Inc. and since June 2001 she has served as Vice President of Investor Relations. Ms. Frost has for over fifteen years provided management and corporate development consulting for companies in a variety of industries. From October 1987 until June 1998, Ms. Frost served as Vice President and Special Assistant to the Chief Executive Officer and President at International Murex Technology Corporation, a worldwide manufacturer and distributor of diagnostic tests. Ms. Frost studied finance and public affairs at the University of Southern California and computer science at California State University, Fullerton.

         VANETT MARSHALL has served as Vice President of Sales and Purchasing of RxBazaar since February 2001 and as Vice President of Purchasing and Merchandising of FPP Distribution since May 1997. From July 1995 until May 1997, she served as National Sales Manager of FPP Distribution. She has over seventeen years experience in the generic pharmaceutical industry, including experience in sales, management and procurement.

         BRUCE WARWICK has served as Secretary and Controller of RxBazaar since May 2000 and as Treasurer since March 2001. Mr. Warwick is a certified public accountant with 20 years of experience in public accounting and four years of financial management in private industry. From 1988 until May 2000, Mr. Warwick was employed at Wolf & Company, P.C., a large regional public accounting and business consulting firm, most recently as a principal. Mr. Warwick is a graduate of Bentley College with a Bachelor of Science in Accounting and a Master of Science in Taxation. He is licensed as a Certified Public Accountant in Massachusetts and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

         ROBERT E. CAWTHORN has served as a director of RxBazaar since June 2001. From February 1997 until June 2001, he served as a managing director at DLJ Merchant Banking. He retired as chief executive officer of Rhone-Poulenc Rorer Inc. in May 1995 and as chairman in May 1996, after nearly four decades in the pharmaceutical, biotechnology and animal health industries. Mr. Cawthorn is a director of Charles River Laboratories International, Inc. Mr. Cawthorn is a graduate of Cambridge University, England.

         HANDEL E. EVANS has served as a director since June 2001. Since December 1999, Mr. Evans has served as the Chairman of Equity Growth Research Ltd., a company providing financial services principally to health care companies in Europe. Mr. Evans has 40 years' experience in the pharmaceutical industry and was the founder and former Executive Chairman of Pharmaceutical Marketing Services Inc. and Walsh International Inc., companies providing marketing services to the pharmaceutical industry. Prior to 1988, Mr. Evans was a co-founder and senior executive of IMS International Inc., the leading information supplier to the industry. Mr. Evans is a director of Allergan Inc., Cambridge Laboratories, Inc., and previously of SmithKline Beecham.

         SHIKHAR GHOSH is a co-founder of RxBazaar and has served as a director since January 2000. Since 1998 he has served as the Chief Executive Officer of Verilytics, Inc. Mr. Ghosh was a founder of Open Market, Inc., where he served as Chairman of the Board from December 1995 to December 2000, and as President and Chief Executive Officer from December 1995 to December 2000. Mr. Ghosh is also a director of Fairmarket, Inc., a publicly-traded company. Mr. Ghosh graduated with a Master of Business Administration from Harvard Business School and holds an undergraduate degree from the University of Bombay, India.

COMMITTEES OF THE BOARD OF DIRECTORS

         RxBazaar intends to nominate an audit committee before the completion of the merger. The audit committee will be charged with reviewing internal accounting procedures, evaluating audit and control functions, and reviewing the results and scope of the audit and other services provided by the Company's independent public accountants.

         The RxBazaar board of directors also intends to establish a compensation committee. The compensation committee will have the responsibility for reviewing and recommending to the board of directors the compensation and benefits of our officers and directors and administers and grants options under our stock plans. The compensation committee will also establish and review general policies relating to the compensation and benefits of employees.

                             EXECUTIVE COMPENSATION

SB MERGER CORP.

         Ms. Haselton and Mr. Campbell have not received any compensation for their services rendered to us and are not accruing any compensation under any agreement with us.

         No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us.

         Ms. Haselton and Mr. Campbell have not received any compensation for their services rendered to us as directors and are not accruing any compensation under any agreement with us.

RXBAZAAR

         DIRECTORS' COMPENSATION

         RxBazaar does not pay directors any cash compensation for their services as members of the board of directors or any committee of the board. RxBazaar reimburses directors for out-of-pocket expenses incurred in attending board and committee meetings.

         RxBazaar has granted stock options to its non-employee directors in consideration of their service on the board. On June 5, 2001, RxBazaar granted each of Handel Evans and Robert Cawthorn a stock option to purchase 250,000 shares of common stock. These options have an exercise price of $1.25 per share, and became exercisable in full on December 31, 2001. In January 2002, RxBazaar granted each of Handel Evans and Robert Cawthorn a stock option to purchase 170,000 shares of common stock. These options have an exercise price of $1.25 per share. The options will become exercisable in equal annual installments on the first and second anniversaries of the date of grant.

         EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the compensation for services rendered in all capacities to RxBazaar for the fiscal years ended December 2001, 2000 and 1999 of RxBazaar's chief executive officer and the four most highly compensated executive officers of RxBazaar other than the chief executive officer, who are referred to in this section as the named executive officers.

         Other than as described in the table below, RxBazaar did not pay any executive officer any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.

                                                                                                      LONG-TERM
                                                                                                     COMPENSATION
                                                               ANNUAL COMPENSATION                      AWARDS
                                                     ----------------------------------------     ------------------
                                                                                 OTHER ANNUAL         SECURITIES
NAME AND PRINCIPAL POSITION          FISCAL YEAR     SALARY         BONUS        COMPENSATION     UNDERLYING OPTIONS
---------------------------          -----------     ------         -----        ------------     ------------------
C. Robert Cusick                        2001          --(1)(2)    $168,000(1)(2)   --
   Chief Executive Officer              2000          --              --         96,000(1)(2)              --
   and Chairman of the Board            1999          --              --           --                      --

James W. Stahly                         2001      $175,000         $37,500        3,889(3)                 --
   President and Chief                  2000        33,654            --           --                   120,000
   Operating Officer                    1999          --              --           --                      --

Anand Adya                              2001       142,894            --           --                      --
   Vice President, Chief                2000       108,750            --           --                      --
   Technology Officer                   1999          --              --           --                      --

Bruce Warwick                           2001       136,634            --           --                      --
   Treasurer and Secretary              2000        88,308            --           --                    30,000
                                        1999          --              --           --                      --

-----------------
(1) Mr. Cusick's services as Chief Executive Officer and Chairman are currently provided pursuant to a consulting arrangement between RxBazaar and Mr. Cusick.
(2) RxBazaar did not pay Mr. Cusick any compensation in 1999. In 2000, RxBazaar paid Mr. Cusick $48,000 and accrued an additional $48,000 in consulting fees. In 2001, RxBazaar paid Mr. Cusick $56,000 and accrued an additional $112,000 in consulting fees.
(3) Consists of expenses related to an automobile provided for Mr. Stahly's use.

         OPTION GRANTS IN FISCAL YEAR 2001

         We did not grant any options to RxBazaar's named executive officers in the year ended December 31, 2001.

         OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth certain information regarding exercisable and unexercisable stock options held as of December 31, 2001 by each of RxBazaar's named executive officers. The value of unexercised in-the-money options has been calculated by determining the difference between the exercise price per share payable upon exercise of such options and $1.25, the amount that the directors have selected to use to represent the fair market value of one share of RxBazaar common stock for the purpose of the table. No stock options were exercised by named executive officers during 2001.

                          FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                           OPTIONS AT FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)
                                            ----------------------------    -----------------------------
NAME                                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                                        -----------    -------------    -----------     -------------
C. Robert Cusick...................             --               --              --               --
James W. Stahly....................           30,000           90,000            --               --
Anand Adya.........................             --               --              --               --
Bruce Warwick......................           11,250           18,750         $11,250          $18,750

         STOCK OPTION PLANS

         SUMMARY OF THE RXBAZAAR 2000 STOCK OPTION/RESTRICTED STOCK PLAN

         The following summary of the RxBazaar 2000 Stock Option/Restricted Stock Plan is qualified in its entirety by reference to the 2000 plan, a copy of which is attached as an exhibit to the post-effective amendment to this registration statement on Form SB-2 of which this proxy statement/prospectus forms a part.

         The 2000 plan authorizes: (i) the grant of options to purchase common stock intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code, and (ii) the grant of non-statutory stock options. The exercise price of incentive stock options granted under the 2000 plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of incentive options granted to an optionee who owns stock possessing more than 10% of the voting power of RxBazaar's outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant.

         The 2000 plan is administered by a committee appointed by the board of directors. The committee selects the individuals to whom options are granted and determines the option exercise price and other terms of each award, subject to the provisions of the 2000 plan. Incentive options may be granted under the 2000 plan to employees, including officers and directors who are also employees, of RxBazaar or any of its subsidiaries. As of March 31, 2002, all RxBazaar employees were eligible to participate in the 2000 plan. Non-statutory options may be granted under the 2000 plan to employees, officers, individuals providing services to RxBazaar and directors, whether or not they are employees of RxBazaar. Neither incentive options nor non-statutory options granted under the 2000 plan may be repriced, whether by the reduction of their respective exercise prices or by their cancellation and replacement.

         No options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of RxBazaar or any subsidiary). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000.

         Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Options generally may not be exercised after: (i) termination of the optionee's employment by RxBazaar for cause, (ii) thirty days after termination of the optionee's employment by RxBazaar without cause or by the optionee voluntarily, (iii) ninety days following the optionee's retirement from

RxBazaar in good standing by reason of age or disability under the then established rules of the company, and (iv) one year following an optionee's death if the optionee's death occurs prior to termination of the optionee's employment with RxBazaar.

         Payment of the exercise price of the shares subject to the option may be made with: (i) certified or bank check for an amount equal to the option price for such shares, (ii) with the consent of the committee, delivery of such documentation as the committee and the broker, if applicable, will require to effect an exercise of the option and delivery to RxBazaar of the sale or loan proceeds required to pay the option price, (iii) with the consent of the committee, such other consideration which is acceptable to the committee and has a fair market value equal to the option price of such shares, or (iv) with the consent of the committee, a combination of the foregoing. To the extent permitted under the applicable laws and regulations and the terms of the participant's option agreement, at the request of the participant and consent of the committee, RxBazaar agrees to cooperate in a cashless exercise of an option.

         SUMMARY OF THE SB MERGER CORP. 2002 STOCK INCENTIVE PLAN

         The following summary of the 2002 Stock Incentive Plan is qualified in its entirety by reference to the 2002 plan, a copy of which is attached as an exhibit to the post-effective amendment to this registration statement on Form SB-2 of which this proxy statement/prospectus forms a part.

         The 2002 plan authorizes: (i) the grant of options to purchase common stock intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code, (ii) the grant of non-statutory stock options; and
(iii) the grant of restricted stock awards entitling the recipient to acquire, for a purchase price determined by the board, shares of Common Stock subject to such restrictions and conditions as the board may determine at the time of grant, including continued employment and/or achievement of pre-established performance goals and objectives. The exercise price of incentive stock options granted under the 2002 plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of incentive options granted to an optionee who owns stock possessing more than 10% of the voting power of the company outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant.

         The 2002 plan is administered by the board of directors. The board selects the individuals to whom options are granted and determines the option exercise price and other terms of each award, subject to the provisions of the 2002 plan. Incentive options may be granted under the 2002 plan to employees, including officers and directors who are also employees, of the company or any of its subsidiaries. Non-statutory options may be granted under the 2002 plan to employees, officers, individuals providing services to the company and directors, whether or not they are employees.

         No options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of RxBazaar or any subsidiary). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000.

         Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Options generally may not be exercised after: (i) termination of the optionee's employment for cause, (ii) thirty days after termination of the optionee's employment without cause or by the optionee voluntarily, and (iii) one year following an optionee's death if the optionee's death occurs prior to termination of the optionee's employment. Additionally, a non-statutory option shall be subject to all of the foregoing provisions, and may also be exercised so long as the optionee maintains a relationship with the company as a director, consultant or adviser, unless the option agreement provides otherwise.

         Payment of the exercise price for the shares subject to an option under the 2002 plan may be made by delivery of cash or a check to the order of the company in an amount equal to the exercise price of such option, or, to the extent provided in the applicable option agreement, (i) by delivery to the company of shares of common stock of the company already owned by the optionee for a period of six months and having a fair market value equal in amount to the exercise price of the options being exercised, (ii) a personal recourse note issued by the optionee to the company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the company may determine in its discretion, (iii) by any other means which the board of directors determines are consistent with the purpose of the plan and with applicable laws and regulations or (iv) by any combination of such methods of payment. Restricted stock agreements may provide for the payment of any purchase price in any manner approved by the board of directors at the time it authorizes the grant.

EMPLOYMENT AGREEMENTS

         JAMES STAHLY. On October 23, 2000, RxBazaar entered into an employment agreement with Mr. Stahly, with an initial term of four years subject to annual extensions thereafter. Under this employment agreement, Mr. Stahly serves as our president at an annual base salary of $175,000. In addition, Mr. Stahly may participate in our employee fringe benefit plans or programs generally available to employees of comparable status and position. Mr. Stahly is eligible to receive an annual performance bonus targeted at $75,000 based upon certain objectives to be agreed upon by RxBazaar's board of directors and Mr. Stahly. He was also granted options to purchase 120,000 shares of common stock, which vest over four years. Mr. Stahly is entitled to terminate his employment at any time upon at least 30 days' written notice to RxBazaar. In the event RxBazaar terminates Mr. Stahly without cause, RxBazaar will offer him a six month consulting agreement with a compensation package comparable to the package he receives pursuant to his employment agreement and the number of options equal to that which is to vest at the next scheduled vesting date, will vest. Upon termination of Mr. Stahly's employment due to his death or disability, options to purchase an additional 37,500 shares of common stock will vest. Under his employment agreement, he is subject to restrictive covenants, including confidentiality provisions. Also, during his employment and for a period of 12 months after termination of employment with RxBazaar, Mr. Stahly is subject to a non-competition provision.

         BRUCE WARWICK. On May 15, 2000, RxBazaar entered into an employment agreement with Mr. Warwick in substantially the same form as that described for Mr. Stahly. Mr. Warwick serves as the controller, treasurer and secretary at a base annual salary of $140,000. He was also granted an option to purchase 30,000 shares of common stock, which vests over four years.

         ANAND ADYA. On April 3, 2000, RxBazaar entered into an employment agreement with Anand Adya in substantially the same form as that described for Mr. Stahly. Mr. Adya serves as the chief technology officer and vice president of RxBazaar at an annual base salary of $145,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SB MERGER

         In January 2000, we issued 29,283 shares of common stock to each of StockBridge Investment Partnership III (the administrative manager of which is controlled by Richard L. Campbell), and Mantis Partners IV, LP (of which Richard
L. Campbell is a general partner) for aggregate consideration of $2,525, and 33,434 shares of Common Stock to Judith S. Haselton, for $2,500. In addition, each of Ms. Haselton and Mr. Campbell have loaned the Company $5,000 to pay ongoing expenses of the proposed Merger with RxBazaar. The loans are represented by demand notes bearing interest at the rate of 8% per annum.

RXBAZAAR

         RELATIONSHIPS WITH ABLE LABORATORIES


         Various relationships exist between RxBazaar and Able Laboratories, Inc. (formerly known as DynaGen, Inc.) As of June 1, 2002, Able beneficially owned 340,000 shares, or approximately 7%, of RxBazaar's outstanding common stock, and also owned all 2,466,667 outstanding shares of the Series A Preferred Stock, convertible into 493,333 shares of common stock. Able acquired the Series A Preferred Stock pursuant to an agreement it entered into with the former holders of RxBazaar's Series A Preferred Stock on February 15, 2001. The agreement gave the holders of RxBazaar's Series A Preferred Stock the right to exchange the shares of Series A Preferred Stock for shares of Able's Series O Preferred Stock. Able also agreed to register the shares of common stock issuable upon conversion of the Series O Preferred Stock for resale. In February and March 2000, the holders of shares of RxBazaar's Series A Preferred Stock exchanged such shares for shares of Able's Series O Preferred Stock. Able also holds a warrant to purchase an additional 240,000 shares of RxBazaar's common stock at a price of $12.50 per share.


         Able is currently the only holder of RxBazaar's Series A Preferred Stock. RxBazaar's Series A Preferred

Stock pays a dividend to holders of such stock, provided, however, that certain conditions must be satisfied, pursuant to a Financing and Security Agreement between RxBazaar and its senior lender.

         C. Robert Cusick, RxBazaar's chief executive officer and a director, was a director of Able from February 1999 until March 2002 and, until October 2001, was the chief executive officer of Able. Dhananjay G. Wadekar, a director of RxBazaar until February 2002, is also the president, chief executive officer, and a director of Able. RxBazaar subleases a small amount of corporate office space from Able in Needham, Massachusetts.

         On February 23, 2001, pursuant to an agreement between RxBazaar, Able and FPP Distribution, Inc., a wholly-owned subsidiary of Able formerly known as Superior Pharmaceutical Company, RxBazaar acquired FPP Distribution from Able in a cash merger. As a result of the merger, RxBazaar paid Able a cash payment of $4,000,000, and assumed Able's existing 13.5% senior subordinated debt in the amount of $2,250,000. Able remains liable as a guarantor of the subordinated debt. In addition, the holders of the subordinated debt received the option to convert such debt, in whole or in part, into RxBazaar's common stock or common stock of Able. Further, each of Able and RxBazaar agreed to register for resale any shares of its common stock issued upon conversion of the subordinated debt. The purchase price and terms of the merger were determined in arms-length negotiations between the parties.

         RxBazaar and Able's former subsidiary FPP Distribution, Inc. assisted each other in developing their businesses. FPP acted as RxBazaar's fulfillment center for all sales made by RxBazaar through its website. Subsequent to the sale of FPP to RxBazaar, Able continued to sell products to RxBazaar through FPP. In 2001, RxBazaar purchased approximately $6,008,000 of products from Able. As of December 31, 2001, RxBazaar had accounts payable of approximately $350,835 to Able.

         TRANSACTIONS WITH DIRECTORS AND OFFICERS

         RxBazaar was party to a Services Agreement dated February 5, 2001 with Verilytics, Inc. for hosting services and the purchase of certain equipment. Shikhar Ghosh, a stockholder and director of RxBazaar, was a director and the chief executive officer of Verilytics, Inc. The Services Agreement was terminated in March 2001 by mutual agreement of the parties. In April 2002, RxBazaar agreed to settle the balance due under the original agreement by issuing $200,000 of Series B Preferred Stock and paying the balance of $45,379 in cash on closing of the Series B Preferred Stock placement.

         In February, 2001, C. Robert Cusick, Dhananjay G. Wadekar, Neeta Wadekar (Dhananjay G. Wadekar's spouse), and James Stahly each purchased shares of common stock of RxBazaar at $7.50 per share.

         RxBazaar is party to a Liquidation Assistance Agreement dated February 23, 2001 with C. Robert Cusick, James W. Stahly, FPP Distribution, and The CIT Group/Business Credit, Inc., FPP Distribution's senior lender. If CIT declares an event of default under the Financing and Security Agreement and thereafter commences a liquidation process, each of Messrs. Cusick and Stahly agree to assist in the liquidation so long as they are being paid their standard compensation by RxBazaar.


         On June 5, 2001, RxSupply Chain Partners, LLC, purchased 400,000 shares of Common Stock of RxBazaar at a price of $1.25 per share. Handel Evans and Robert Cawthorn, directors of RxBazaar, are members of RxSupply Chain Partners. Rx Supply Chain Partners later distributed these shares to Messrs. Evans and Cawthorn for no additional consideration.


         On June 5, 2001, RxBazaar granted non-plan stock options to purchase a total of 1,800,000 shares of Common Stock at $1.25 per share to four new directors. On November 30, 2001, options to purchase 1,300,000 shares of Common Stock were cancelled in connection with the resignation of two of these directors. RxBazaar subsequently issued 40,000 options to one of the resigning directors.

         On November 8, 2001, James Stahly purchased units of RxBazaar at $1.25 per unit for gross proceeds to RxBazaar of $50,000. Each unit consisted of one share of RxBazaar common stock and one warrant to purchase one share of RxBazaar common stock at $1.25 per share.

         On January 9, 2002, the board of directors of RxBazaar authorized the grant of options to purchase 170,000 shares of its Common Stock to each of Handel Evans and Robert Cawthorn, directors of RxBazaar at $1.25 per share.

         On April 11, 2002, Robert Cawthorn, C. Robert Cusick, Shikhar Ghosh, Catherine Frost and Bruce Warwick purchased an aggregate of 337,500 shares of Series B Preferred Stock for cash and conversion of outstanding debt at $2.00 per share.

                                LEGAL PROCEEDINGS

         There is no litigation pending or threatened by or against SB Merger.

         RxBazaar may be involved in certain legal proceedings from time to time incidental to its normal business activities. While the outcome of any such proceedings cannot be accurately predicted, RxBazaar does not believe the ultimate resolution of any existing matters should have a material adverse effect on its financial position or results of operations. Currently, there is no litigation pending or threatened against RxBazaar.

                           MARKET FOR OUR COMMON STOCK

         There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

         Our common stock is not listed or quoted on any exchange or trading medium. The Securities and Exchange Commission has adopted a rule that defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience and objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         We cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on the Nasdaq Stock Market or a national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future could mean that our securities would not be traded on a national exchange. However, trading, if any, in our securities could take place on the NASD OTC Bulletin Board or in the "pink sheets." In that event, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. See "Risk Factors -- There is no public market for our stock."

ESCROW

         The common stock sold in the offering to which this prospectus relates will remain in escrow until our closing of a business combination with RxBazaar under the requirements of Rule 419. If we do not complete a business combination under Rule 419 on or before July 28, 2002, then we will be required to unwind the offering and return the funds raised in this offering to the investors and the escrow agent will promptly return the funds to the investors without interest.

DIVIDENDS

         We do not expect to pay dividends prior to the consummation of a business combination. Furthermore, we presently intend to retain all earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Continental will hold the public offering proceeds and the stock certificates of the public investors in escrow pursuant to Rule 419 of the rules and regulations of the Securities and Exchange Commission, until the approval of a business combination by our stockholders. If the stockholders have not approved a business combination by July 28, 2002, all proceeds will be promptly returned to the stockholders and the stock certificates will be canceled.

                            DESCRIPTION OF SECURITIES

GENERAL

         Under our amended and restated certification of incorporation, we are authorized to issue 75,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. The following is a summary description of our capital stock.

COMMON STOCK


         As of June 1, 2002, there were 406,000 shares of common stock outstanding. The shares were held of record by 163 stockholders.


         Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive their proportionate share of dividends, if any, declared from time to time by the board of directors out of funds legally available for that purpose. See "Dividend Policy."

         In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to their proportionate share of all assets remaining after payment of liabilities, after taking into consideration the prior distribution rights of any preferred stock then outstanding. Common stock has no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to the common stock. Our counsel, Gusrae, Kaplan & Bruno PLLC, stated in its legal opinion dated August 23, 2000 and filed as
Exhibit 5.1 to our Amendment No. 1 to the Registration Statement on Form SB-2/A, that all outstanding shares of our common stock are fully paid and nonassessable, and the shares of common stock being offered by us will be fully paid and nonassessable upon the completion of this offering.

PREFERRED STOCK

         Under our amended and restated certificate of incorporation, the board of directors is authorized, without stockholder approval, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series, each series to have whatever rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, that the board of directors may determine. The rights of the holders of common stock will be affected by, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock.

         RxBazaar has issued and outstanding 2,466,667 shares of Series A Preferred Stock, convertible into 493,333 shares of common stock, and 2,045,000 shares of Series B Preferred Stock convertible into an equal number of shares of common stock. We do not presently have any shares of preferred stock outstanding, but if the merger occurs then we will authorize and issue 345,333 shares of Series A Preferred Stock and 2,045,000 shares of Series B Preferred Stock. Following is a summary of the rights and preferences of the Series A Preferred Stock and Series B Preferred Stock that will be issuable to RxBazaar stockholders, based on the terms of the issued and outstanding RxBazaar Series A Preferred Stock and Series B Preferred Stock.

         SERIES A PREFERRED STOCK

         The rights and preferences of the Series A Preferred Stock include the following:

         CONVERSION. Each holder of Series A Preferred Stock has the right, at such holder's option, to convert at any time after the date of issuance, into such number of shares of common stock as shall be determined by dividing the number of shares of Series A Preferred Stock to be converted by the effective conversion rate. Currently, each five shares of Series A Preferred Stock is convertible into one share of common stock.

         DIVIDENDS. Holders of the Series A Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum, which accrue quarterly. The dividend is payable in cash, or at our discretion, in shares of common stock.

         LIQUIDATION. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of our insolvency, before any distribution or payment is made to any holders of common stock, and subject to the liquidation rights and preferences of the Series B Preferred Stock with respect to liquidation preferences, the holders of each share of Series A Preferred Stock shall be entitled to be paid first out of our assets available for distribution to holders of our capital stock.

         VOTING. Except as otherwise required by the General Corporation Law of the State of Delaware, holders of Series A Preferred Stock will not be entitled to vote. However, for so long as there are any shares of Series A Preferred Stock outstanding, we may not amend our certificate of incorporation without the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class, if such amendment would adversely affect the rights of the holders of Series A Preferred Stock.

         SERIES B PREFERRED STOCK

         The rights and preferences of the Series B Preferred Stock include the following:

         CONVERSION. Each holder of Series B Preferred Stock has the right, at such holder's option, to convert at any time after the date of issuance, into an equal number of shares of common stock.

         Each share of Series B Preferred Stock shall automatically be converted into shares of common stock at the then effective conversion rate upon the effectiveness of a registration statement covering the resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock.

         DIVIDENDS. Holders of the Series B Preferred Stock shall be entitled to receive dividends at the rate of 10% per annum.

         LIQUIDATION. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of our insolvency, before any distribution or payment is made to any holders of common stock or Series A Preferred Stock, the holders of each share of Series B Preferred Stock will be entitled to be paid first out of our assets available for distribution to holders of our capital stock.

         VOTING. The Series B Preferred Stock and common stock vote together as a single class on all matters requiring a vote, with each share of Series B Preferred Stock being entitled to that number of votes equal to the number of whole shares of common stock into which it is then convertible.

OPTIONS

         RxBazaar has issued approximately 1,465,500 options to officers, employees, directors and consultants, and 1,155,433 warrants to consultants and investors, at exercise prices ranging from $.25 to $12.50. We are assuming RxBazaar's stock option plan and outstanding option agreements and warrants as part of the merger.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW AND OUR CHARTER AND BYLAWS

         Provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

         We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An interested stockholder includes a person who, together with affiliates and associates, owns, or did own within three years before the determination of interested stockholder status, 15% or more of the corporation's voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

         Our amended and restated certificate of incorporation require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, upon the completion of this offering, special meetings of our stockholders may be called only by the board of directors or some of our officers.

                        SHARES ELIGIBLE FOR FUTURE RESALE

         There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales, could harm prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

         If 100% of the investors reconfirm their investment, we will have 406,000 shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, unless purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, as amended, described below. All of the shares to be issued to RxBazaar stockholders when the merger is consummated will be restricted stock under Rule 144 and may not be sold under Rule 144 until they have been held for the applicable holding period, under the rule. RxBazaar has agreed to register the resale of shares of common stock issuable upon conversion of shares of its Series B Preferred Stock.

         RxBazaar has issued 1,465,500 options to its employees, officers, directors and consultants. RxBazaar has also issued 1,155,433 warrants to purchase common stock to consultants and investors in connection with financing transactions. These options and warrants will be assumed by us as part of the merger transaction.

                             REPORTS TO STOCKHOLDERS

         We are subject to the information requirements of the Securities Exchange Act of 1934. We file reports and other information with the Securities and Exchange Commission. We intend to furnish our stockholders, after the close of each fiscal year, an annual report that will contain audited financial statements certified by our independent certified public accountants. We may also furnish our stockholders quarterly reports containing unaudited financial information. RxBazaar's fiscal year ends on December 31.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Gusrae, Kaplan & Bruno, PLLC, New York, NY.

                                     EXPERTS


         Our financial statements as of and for the year ended December 31, 2001, for the period January 3, 2000 (inception) through December 31, 2000 and for the period January 3, 2000 (inception) through December 31, 2001, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Grassi & Co., P.C. (formerly Feldman Sherb & Co., P.C.), independent certified public accountants, and upon the authority of the firm as experts in accounting and auditing.


         RxBazaar's financial statements as of and for the year ended December 31, 2001 and FPP Distribution's financial statements as of and for the year ended December 31, 2000, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Wolf & Company, P.C., independent certified public accountants, and upon the authority of the firm as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law permits a corporation to provide that its directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

     o any breach of their duty of loyalty to the corporation or its stockholders;
     o acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law;
     o unlawful payments of dividends or unlawful stock repurchases or redemptions; and
     o any transaction from which the director derived an improper personal benefit.

         The limitations do not apply to liabilities arising under the federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission.

         Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify other employees and agents, to the maximum extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of actions in his or her capacity as an officer, director, employee or agent, regardless of whether the amended and restated bylaws would permit indemnification. We intend to obtain an insurance policy that will insure our directors and officers against losses, above a deductible amount, from specified types of claims.

         The limited liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

         At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None.

                              FINANCIAL STATEMENTS
                              --------------------

                                 SB MERGER CORP.

THE FOLLOWING FINANCIAL STATEMENTS ARE ATTACHED TO THIS REPORT AND FILED AS A PART OF THIS REGISTRATION STATEMENT.

Independent Auditors' Report.................................................F-2
Balance Sheets as of March 31, 2002 (unaudited) and December 31, 2001........F-3
Statements of Operations -  Three Months Ended March 31, 2002 and 2001
   (unaudited), Period from January 3, 2000 (Inception) through March
   31, 2002 (unaudited), Year Ended December 31, 2001, Period From
   January 3, 2000 (Inception) to December 31, 2000 and Period From
   January 3, 2000 (Inception) to December 31, 2001..........................F-4
Statement of Changes in Stockholders' Equity - Three Months Ended
   March 31, 2002 (unaudited), Year Ended December 31, 2001 and Period
   From January 3, 2000 (Inception) to December 31, 2000.....................F-5
Statements of Cash Flows - Three Months Ended March 31, 2002 and 2001
   (unaudited), Period From January 3, 2000 (Inception) through March
   31, 2002 (unaudited), Year Ended December 31, 2001, Period From
   January 3, 2000 (Inception) to December 31, 2000 and Period From
   January 3, 2000 (Inception) to December 31, 2001..........................F-6
Notes to Financial Statements................................................F-7


                                 RXBAZAAR, INC.

Independent Auditors' Report................................................F-10
Consolidated Balance Sheets as of March 31, 2002 (unaudited), December
   31, 2001 and 2000........................................................F-11
Consolidated Statements of Loss - Three Months Ended March 31, 2002
   and 2001 (unaudited) and Years Ended December 31, 2001 and 2000..........F-12
Consolidated Statements of Stockholders' Equity - Three Months Ended
   March 31, 2002 (unaudited) and Years Ended December 31, 2001 and 2000....F-13
Consolidated Statements of Cash Flows - Three Months Ended March 31,
   2002 and 2001 (unaudited) and Years Ended December 31, 2001 and 2000.....F-14
Notes to Consolidated Financial Statements - Three Months Ended March
   31, 2002 and 2001 (unaudited) and Years Ended December 31, 2001 and
   2000.....................................................................F-15


                             FPP DISTRIBUTION, INC.

Independent Auditors' Report................................................F-28
Balance Sheet as of December 31, 2000.......................................F-29
Statement of Income and Retained Earnings - Year Ended December 31, 2000....F-30
Statement of Cash Flows - Year Ended December 31, 2000......................F-31
Notes to Financial Statements...............................................F-32


                       UNAUDITED PRO FORMA FINANCIAL DATA

Introduction to Unaudited Pro Forma Condensed Consolidated Financial
   Statements...............................................................F-36
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March
   31, 2002.................................................................F-37
Unaudited Pro Forma Condensed Consolidated Statements of Loss -
   Three Months Ended March 31, 2002 and Year Ended December 31, 2001.......F-38
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements....F-40

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------





To the Stockholders of
SB Merger Corp.
Brighton, Michigan

We have audited the accompanying balance sheet of SB Merger Corp. (a development stage enterprise) as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for year ended December 31, 2001, for the period January 3, 2000 (inception) to December 31, 2000, and for the period January 3, 2000 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SB Merger Corp. (a development stage enterprise) at December 31, 2001 and the results of its operations and its cash flows for year ended December 31, 2001, for the period January 3, 2000 (inception) to December 31, 2000, and for the period January 3, 2000 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



                                                  /s/ Feldman Sherb  & Co., P.C.
                                                  Feldman Sherb & Co., P.C.
                                                  Certified Public Accountants

New York, New York
March 27, 2002

                                 SB MERGER CORP.
                        (A Development Stage Enterprise)

                                 BALANCE SHEETS
                                 --------------
                                     ASSETS
                                     ------

                                                                       March 31,      December 31,
                                                                         2002            2001
                                                                      ----------      ----------
                                                                      (unaudited)
Cash                                                                  $    3,657      $      381
Restricted cash                                                          125,000         125,000
                                                                      ----------      ----------
                                                                      $  128,657      $  125,381
                                                                      ==========      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
     Accrued expenses                                                 $   29,298      $    6,405
     Advance from shareholder                                             10,000           1,000
                                                                      ----------      ----------
         Total current liabilities                                        39,298           7,405
                                                                      ----------      ----------

Stockholders' equity:
     Preferred stock, $.001 par value, authorized
       10,000,000 shares, none issued or outstanding                          --              --

     Common stock, $.001 par value, authorized 75,000,000 shares;
       406,000 and 400,000 issued and outstanding shares                     406             400
     Paid in capital                                                     154,594         150,850
     Deficit accumulated during the development stage                    (65,641)        (33,274)
                                                                      ----------      ----------
         Total stockholders' equity                                       89,359         117,976
                                                                      ----------      ----------
                                                                      $  128,657      $  125,381
                                                                      ==========      ==========




                       See notes to financial statements.

                                 SB MERGER CORP.
                        (A Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS
                            ------------------------



                                                January 3, 2000            January 3, 2000  January 3, 2000
                             Three Months         (Inception)                 (Inception)     (Inception)
                            Ended March 31,         through      Year Ended     through         through
                       ------------------------     March 31,    December 31,  December 31,    December 31,
                          2002          2001          2002          2001          2000            2001
                       ----------    ----------    ----------    ----------    ----------      ----------
                             (unaudited)           (unaudited)
Revenues               $       --    $       --    $       --    $       --    $       --      $       --
General and
   administrative
   expenses                32,367         3,893        65,641        11,010        22,264          33,274
                       ----------    ----------    ----------    ----------    ----------      ----------
Net loss               $  (32,367)   $   (3,893)   $  (65,641)   $ (11,010)    $  (22,264)     $  (33,274)
                       ==========    ==========    ==========    ==========    ==========      ==========
Basic loss per
   share of common
   stock               $    (0.08)   $    (0.02)                 $    (0.03)   $    (0.11)
                       ==========    ==========                  ==========    ==========
Weighted average
   common shares
   outstanding            403,933       200,000                     326,575       200,000
                       ==========    ==========                  ==========    ==========


                       See notes to financial statements.

                                 SB MERGER CORP.
                        (A Development Stage Enterprise)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  --------------------------------------------

                                                                                          Deficit
                                                                                        Accumulated
                                                  Common Stock            Additional    During the
                                            -------------------------      Paid-In      Development
                                              Shares         Amount        Capital         Stage          Total
                                            ----------     ----------     ----------     ----------     ----------
Balance, January 3, 2000 (inception)                --     $       --     $       --     $       --     $       --

Issuance of common stock for cash:
   at $0.04 per share, February                 58,566             59          2,466             --          2,525
   at $0.07 per share, February                 33,434             33          2,467             --          2,500
   at $0.23 per share, April                   108,000            108         24,867             --         24,975
Net loss                                            --             --             --        (22,264)       (22,264)
                                            ----------     ----------     ----------     ----------     ----------
Balance, December 31, 2000                     200,000            200         29,800        (22,264)         7,736

Issuance of common stock for cash:
   at $0.63 per share, May                     200,000            200        121,050             --        121,250
Net loss                                            --             --             --        (11,010)       (11,010)
                                            ----------     ----------     ----------     ----------     ----------
Balance, December 31, 2001                     400,000            400        150,850        (33,274)       117,976

Issuance of common stock for accrued
   expenses at $0.63 per share, January
   (unaudited)                                   6,000              6          3,744             --          3,750
Net loss (unaudited)                                --             --             --        (32,367)       (32,367)
                                            ----------     ----------     ----------     ----------     ----------
Balance, March 31, 2002 (unaudited)            406,000     $      406     $  154,594     $  (65,641)    $   89,359
                                            ==========     ==========     ==========     ==========     ==========



                       See notes to financial statements.

                                 SB MERGER CORP.
                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                                      January 3, 2000             January 3, 2000  January 3, 2000
                                                   Three Months         (Inception)                 (Inception)     (Inception)
                                                  Ended March 31,           to         Year Ended     through         through
                                             ------------------------     March 31,   December 31,  December 31,    December 31,
                                                2002          2001          2002          2001          2000            2001
                                             ----------    ----------    ----------    ----------    ----------      ----------
                                                   (unaudited)           (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                  $  (32,367)   $   (3,893)   $  (65,641)   $  (11,010)   $  (22,264)     $  (33,274)

   Changes in assets and liabilities:
     Restricted cash                                 --            --      (125,000)     (125,000)           --        (125,000)
     Accrued expenses                            26,643        (1,963)       29,298           692         1,963           2,655
     Advance from shareholder                     9,000            --        10,000         1,000            --           1,000
                                             ----------    ----------    ----------    ----------    ----------      ----------
   NET CASH PROVIDED BY (USED IN)
     OPERATING ACTIVITIES:                        3,276        (5,856)     (151,343)     (134,318)      (20,301)       (154,619)
                                             ----------    ----------    ----------    ----------    ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of common stock                --            --       155,000       125,000        30,000         155,000
                                             ----------    ----------    ----------    ----------    ----------      ----------
NET (DECREASE) INCREASE IN CASH                   3,276        (5,856)        3,657        (9,318)        9,699             381

CASH - Beginning of period                          381         9,699            --         9,699            --              --
                                             ----------    ----------    ----------    ----------    ----------      ----------
CASH - End of period                         $    3,657    $    3,843    $    3,657    $      381    $    9,699      $      381
                                             ==========    ==========    ==========    ==========    ==========      ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
   Non-cash financing and investing
   activities:
      Accrued fees associated with
      sale of common stock                   $       --    $       --    $    3,750    $    3,750    $       --      $    3,750
                                             ==========    ==========    ==========    ==========    ==========      ==========

                       See notes to financial statements.

                                 SB MERGER CORP.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

1.   FORMATION OF COMPANY

     SB Merger Corp. (a development stage enterprise) (the "Company"), was incorporated in the state of Delaware on January 3, 2000. It intends to serve as a vehicle to effect a business combination with a target business. The Company intends to utilize the net proceeds of offerings of equity and/or debt securities, bank and other borrowings or a combination thereof in effecting such business combination.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Use of Estimates - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that effect the reporting amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

     b. Earnings Per Share - Basic loss per share is computed using the weighted average number of outstanding common shares. Diluted per share amounts when applicable include the effect of dilutive common stock equivalents from the assumed exercise of options and warrants.

     c. Income Taxes - The Company recognizes deferred tax assets and liabilities based on the difference between the financial statements' carrying amount and the tax basis of the assets and liabilities, using the effective tax rates in the years in which the differences are expected to reverse. A valuation allowance related to the deferred tax asset is also recorded when it is probable that some or all of the deferred tax asset will not be realized.

     d.   New Accounting Standards:

          - In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Intangible Assets ("SFAS No. 142"). SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting and prohibits the use of the pooling-of-interests method for such transactions. SFAS No. 142 applies to all goodwill and intangible assets acquired in a business combination. Under the new standard, all goodwill, including goodwill acquired before initial application of the standard, should not be amortized but should be tested for impairment at least annually at the reporting level, as defined in the standard. Intangible assets other than goodwill should be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121. The new standard is effective for fiscal years beginning after December 15, 2001. The Company must adopt this standard on January 1, 2002.

          - In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-lived Assets". SFAS 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and Assets to be Disposed Of" and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transaction". SFAS 144 also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions of SFAS 144 will be effective for fiscal years beginning after December 15, 2001.

          e. Interim Financial Statements - The financial statements as of March 31, 2002, for the three months ended March 31, 2002 and 2001, and for the period January 3, 2000 (Inception) through March 31, 2002 are presented as unaudited. In the opinion of management, these financial statements include all adjustments necessary to present fairly the information set forth therein. These adjustments consist solely of normal recurring accruals. The interim results of operations for the three months ended March 31, 2002 and 2001, and for the period January 3, 2000 (Inception) through March 31, 2002, are not necessarily indicative of the results to be expected for the full year or for any other interim period.

3.   ADVANCE FROM SHAREHOLDER

     The advance from shareholder has no specific due date for repayment and is uncollateralized. These advances accrue interest at 8% per annum.

4.   STOCKHOLDERS' EQUITY

     - In February 2000, the Company sold 36,604 shares of common stock, to two investor funds controlled by the Secretary / Treasurer of the Company for $2,525. In addition, in February 2000 the Company sold 20,896 shares of common stock to the President of the Company for $2,500.

     - In April 2000, the Company sold 67,500 shares of common stock to various investors for $24,975.

     - During January 2001, the Company completed its filing of Form SB-2 with the Securities and Exchange Commission for the issuance of 125,000 shares of common stock at $1.00 per share. The public offering of $125,000 of common stock of the Company was completed in May 2001. Continental Stock Transfer & Trust Company ("Continental") will hold the public offering proceeds and the stock certificates of the public investors in escrow pursuant to Rule 419 of the Rules and Regulations of the Securities and Exchange Commission, until the approval of a business combination by the shareholders of the Company. If the shareholders have not approved a business combination by July 28, 2002 all proceeds, will be promptly returned to the shareholders and the stock certificates will be canceled. The proceeds have been recorded as restricted cash.

     - In March 2002, the Company increased the number of authorized shares for all classes of capital stock to 85,000,000 shares consisting of
          (i) 75,000,000 shares of common stock, with a $.001 par value and (ii) 10,000,000 shares of preferred stock, with a $.001 par value.

     - In March 2002, the Company adopted the 2002 Stock Incentive Plan (the "Plan"). Under the Plan, employees, officers, and directors of the Company, along with consultants to the Company, are eligible to be awarded an aggregate maximum of 1,500,000 common shares and / or common stock options of the Company. Options issued under the plan have a maximum life of 10 years from the date of grant.

5.   INCOME TAXES

     As of December 31, 2001, the Company has net operating loss carry forwards of approximately $33,000 for Federal income tax purposes, expiring between 2020 through 2021. The resulting tax deferred tax asset of approximately $5,000, as of December 31, 2001 has been offset by a corresponding valuation allowance.

     A reconciliation between the Federal statutory tax rate and the effective income tax rate is as follows:

                                               Year Ended      January 3, 2000
                                                December     (Inception) through
                                                31, 2001      December 31, 2000
                                               ----------     -----------------
     Statutory Federal income tax rate            (15%)             (15%)
     Losses for which no benefit is provided       15%               15%
                                               ----------     -----------------
     Effective income tax rate                      0%                0%
                                               ==========     =================

     The benefit for income taxes differs from the amount computed by applying the statutory federal income tax rate to the loss before the benefit for income taxes as follows:

                                               Year Ended      January 3, 2000
                                                December     (Inception) through
                                                31, 2001      December 31, 2000
                                               ----------     -----------------
     Income tax benefit computed at
        the Federal statutory rate             $    1,650         $   3,300

     Deductions for which no benefit
        is recognized                              (1,650)           (3,300)
                                               ----------     -----------------
                                               $       --         $      --
                                               ==========     =================

6.   ACQUISITION

     On February 1, 2002, the Company executed a merger and plan of reorganization agreement with RxBazaar, Inc., ("RxBazaar") a Delaware corporation. Under the terms of the agreement the Company's wholly-owned subsidiary RxB Acquisition Corp., incorporated on January 28, 2002 for the purpose of this merger, would be merged with RxBazaar. In the merger, the Company would issue approximately (i) 3,333,955 shares of common stock,
     (ii) 345,333 shares of Series A Preferred Stock, (iii) a number of shares of Series B Preferred Stock currently estimated to be 2,045,000, (iv) up to 1,834,653 shares of the Company's common stock upon exercise of RxBazaar's outstanding options and warrants to purchase RxBazaar common stock; and (v) up to 2,363,118 additional shares of the Company's common stock, if the merged company meets earnings targets in the first or second year after the merger. The agreement is subject to shareholder approval by both the Company and RxBazaar, which as per the agreement, must be completed no later than July 28, 2002.

     On February 1, 2002, in contemplation of the above merger the Company's Board of Directors declared a stock dividend of 0.6 shares of common stock for each share outstanding prior to the agreement. This dividend is being accounted for as an 8 for 5 stock split. The basic and diluted weighted average number of shares outstanding and net income per share information for all prior reporting periods have been restated to reflect the effects of the dividend. A total of 406,000 common shares existed after the stock split, comprising the 250,000 shares outstanding at December 31, 2001 converted into 400,000 common shares, and 3,750 shares issued after December 31, 2001 for underwriters fees, converted into 6,000 common shares.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
RxBazaar, Inc.
Cincinnati, Ohio

We have audited the accompanying consolidated balance sheets of RxBazaar, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of loss, changes in stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RxBazaar, Inc. and subsidiary as of December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred losses from operations resulting in a working capital deficiency and a stockholders' deficit at December 31, 2001. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Wolf & Company, P.C.

Boston, Massachusetts
February 19, 2002

                          RXBAZAAR, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                                               December 31,
                                                                      March 31,       ------------------------------
                                                                        2002              2001              2000
                                                                    ------------      ------------      ------------
                                                                     (unaudited)
                                     ASSETS
Current assets:
   Cash and cash equivalents                                        $    206,225      $    176,840      $    339,027

   Accounts receivable - less allowance for doubtful
      accounts of $334,344, $277,587 and $40,000                       1,226,158         1,651,396           951,495
   Rebates receivable                                                     32,011            93,653                --
   Inventory                                                           2,880,838         3,894,494           216,922
   Prepaid expenses and other current assets                              90,449            62,323            18,054
                                                                    ------------      ------------      ------------
          Total current assets                                         4,435,681         5,878,706         1,525,498
                                                                    ------------      ------------      ------------
Property and equipment, at cost:
   Computer hardware and software                                        666,833           666,633           478,680
   Furniture, fixtures and equipment                                     261,363           261,363           124,651
   Leasehold improvements                                                 28,713            28,713            13,342
                                                                    ------------      ------------      ------------
                                                                         956,909           956,709           616,673
   Less accumulated depreciation and amortization                       (300,426)         (248,320)          (29,006)
                                                                    ------------      ------------      ------------
          Net property and equipment                                     656,483           708,389           587,667
                                                                    ------------      ------------      ------------
Other assets:
   Deferred financing costs, net                                         294,207           329,832            85,000

   Customer lists, net of accumulated amortization
      of $459,550 and $353,500                                         1,661,433         1,767,483                --
   Deferred acquisition costs                                                 --                --            16,542
   Deposits                                                               27,063            30,383            44,733
                                                                    ------------      ------------      ------------
          Total other assets                                           1,982,703         2,127,698           146,275
                                                                    ------------      ------------      ------------
                                                                    $  7,074,867      $  8,714,793      $  2,259,440
                                                                    ============      ============      ============


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Notes payable                                                    $  2,371,607      $  3,081,373      $    250,000
   Accounts payable                                                    2,533,536         2,838,257         1,850,262
   Accrued expenses and other current liabilities                      1,132,661           847,667           144,883
   Preferred dividends payable                                           331,682           257,682                --
                                                                    ------------      ------------      ------------
          Total current liabilities                                    6,369,486         7,024,979         2,245,145
Subordinated notes payable                                             2,250,000         2,250,000                --
                                                                    ------------      ------------      ------------
          Total liabilities                                            8,619,486         9,274,979         2,245,145
                                                                    ------------      ------------      ------------
Stockholders' equity (deficit):
   Preferred stock, at liquidation value, $.001 par
      value, 10,000,000 shares authorized:
      Series A, 2,466,667 shares issued                                3,700,000         3,700,000                --
      Series B, 212,500 shares issued                                    425,000                --                --

   Common stock, $.001 par value, 60,000,000 shares
      authorized, 4,762,792, 4,762,792 and 3,811,166
      shares issued                                                        4,763             4,763             3,811
   Additional paid-in capital                                          6,023,334         5,885,100         3,537,121
   Accumulated deficit                                               (11,618,659)      (10,053,655)       (3,258,680)
   Unearned stock-based compensation                                     (79,057)          (96,394)         (267,957)
                                                                    ------------      ------------      ------------
          Total stockholders' equity (deficit)                        (1,544,619)         (560,186)           14,295
                                                                    ------------      ------------      ------------
                                                                    $  7,074,867      $  8,714,793      $  2,259,440
                                                                    ============      ============      ============

                See independent auditors' report and accompanying
                   notes to consolidated financial statements.

                          RXBAZAAR, INC. AND SUBSIDIARY
                         CONSOLIDATED STATEMENTS OF LOSS






                                               Three Months Ended March 31,          Years Ended December 31,
                                              ------------------------------      ------------------------------
                                                  2002              2001              2001              2000
                                              ------------      ------------      ------------      ------------
                                                       (unaudited)
Sales, net                                    $  3,614,346      $  2,179,014      $ 17,244,283      $    734,493
Cost of sales                                    2,958,960         1,985,430        14,479,743           726,273
                                              ------------      ------------      ------------      ------------
      Gross profit                                 655,386           193,584         2,764,540             8,220
                                              ------------      ------------      ------------      ------------
Operating expenses:
   Sales and marketing                             340,083           238,910         1,388,245           411,702
   Information technology                          203,730           358,113         1,202,886         1,053,845
   General and administrative                    1,459,749           790,973         5,993,270         1,693,256
                                              ------------      ------------      ------------      ------------
      Total operating expenses                   2,003,562         1,387,996         8,584,401         3,158,803
                                              ------------      ------------      ------------      ------------
      Operating loss                            (1,348,176)       (1,194,412)       (5,819,861)       (3,150,583)
                                              ------------      ------------      ------------      ------------
Other income (expense):
   Interest income                                      --               192               205             7,555
   Interest and financing expense                 (242,073)         (106,499)         (745,903)          (19,563)

   Miscellaneous income (expense), net              99,245            21,844            28,266           (45,637)
                                              ------------      ------------      ------------      ------------
      Other income (expense), net                 (142,828)          (84,463)         (717,432)          (57,645)
                                              ------------      ------------      ------------      ------------
      Net loss                                  (1,491,004)       (1,278,875)       (6,537,293)       (3,208,228)

Dividends on preferred stock                        74,000            35,682           257,682                --
                                              ------------      ------------      ------------      ------------
      Net loss applicable to common stock     $ (1,565,004)     $ (1,314,557)     $ (6,794,975)     $ (3,208,228)
                                              ============      ============      ============      ============
Net loss per share - basic                    $      (0.33)     $      (0.34)     $      (1.59)     $      (0.82)
                                              ============      ============      ============      ============
Weighted average shares outstanding              4,762,792         3,897,769         4,264,128         3,928,369
                                              ============      ============      ============      ============




                See independent auditors' report and accompanying
                   notes to consolidated financial statements.

                          RXBAZAAR, INC. AND SUBSIDIARY
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
          THREE MONTHS ENDED MARCH 31, 2002 (UNAUDITED) AND YEARS ENDED
                           DECEMBER 31, 2001 AND 2000

                        Preferred Stock          Common Stock      Additional                   Unearned     Stock
                    ----------------------   -------------------     Paid-in     Accumulated  Stock-based Subscriptions
                     Shares       Amount       Shares     Amount     Capital       Deficit    Compensation Receivable      Total
                    ---------  -----------   ---------    ------   ----------   ------------   ---------    --------    -----------
Balance,
  December 31, 1999        --  $        --   4,000,000    $4,000   $   96,000   $    (50,452)  $      --    $(18,000)   $    31,548
Sale of common
  stock, net               --           --      80,000        80        1,920             --          --          --          2,000
Private placements
  of common stock          --           --     371,166       371    2,817,461             --          --          --      2,817,832
Stock option
  compensation             --           --          --        --      321,100             --    (321,100)         --             --
Stock warrants
  issued for
  services                 --           --          --        --      316,000             --          --          --        316,000
Cancellation and
  retirement of
  common stock             --           --    (640,000)     (640)     (15,360)            --          --      16,000             --
Stock subscriptions
  received                 --           --          --        --           --             --          --       2,000          2,000
Amortization of
  unearned
  compensation             --           --          --        --           --             --      53,143          --         53,143
Net loss                   --           --          --        --           --     (3,208,228)         --          --     (3,208,228)
                     --------  -----------   ---------    ------   ----------   ------------   ---------    --------    -----------
Balance, December
  31, 2000                 --           --   3,811,166     3,811    3,537,121     (3,258,680)   (267,957)         --         14,295
Private placement
  of preferred
  stock             3,133,334    4,700,000          --        --     (331,932)            --          --          --      4,368,068
Private placements
  of common stock          --           --   1,154,601     1,155    2,677,039             --          --          --      2,678,194
Purchase and
  retirement of
  preferred stock    (666,667)  (1,000,000)         --        --       50,000             --          --          --       (950,000)
Purchase and
  retirement of
  common stock             --           --    (215,000)     (215)      (5,160)            --          --          --         (5,375)
Amortization of
  unearned
  compensation             --           --          --        --           --             --      55,351          --         55,351
Forfeiture of
  unearned
  compensation             --           --          --        --     (116,212)            --     116,212          --             --
Stock, options and
  warrants issued          --           --       4,000         4       72,246             --          --          --         72,250
Stock options
  exercised                --           --       8,025         8        1,998             --          --          --          2,006
Preferred dividends
  accrued                  --           --          --        --           --       (257,682)         --          --       (257,682)
Net loss                   --           --          --        --           --     (6,537,293)         --          --     (6,537,293)
                    ---------  -----------   ---------    ------   ----------   ------------   ---------    --------    -----------
Balance, December
  31, 2001          2,466,667    3,700,000   4,762,792     4,763    5,885,100    (10,053,655)    (96,394)         --       (560,186)
Sale of preferred
  stock               212,500      425,000          --        --           --             --          --          --        425,000
Stock options and
  warrants issued          --           --          --        --      146,250             --          --          --        146,250
Amortization of
  unearned
  compensation             --           --          --        --           --             --       9,321          --          9,321
Forfeiture of
  unearned
  compensation             --           --          --        --       (8,016)            --       8,016          --             --
Preferred dividends
  accrued                  --           --          --        --           --        (74,000)         --          --        (74,000)
Net loss                   --           --          --        --           --     (1,491,004)         --          --     (1,491,004)
                    ---------  -----------   ---------    ------   ----------   ------------   ---------    --------    -----------
Balance, March 31,
  2002              2,679,167  $ 4,125,000   4,762,792    $4,763   $6,023,334   $ 11,618,659   $ (79,057)   $     --    $(1,544,619)
                    =========  ===========   =========    ======   ==========   ============   =========    ========    ===========

                See independent auditors' report and accompanying
                   notes to consolidated financial statements.

                          RXBAZAAR, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          Three Months Ended March 31,        Years Ended December 31,
                                                         -----------------------------     -----------------------------
                                                             2002             2001             2001             2000
                                                         ------------     ------------     ------------     ------------
                                                                  (unaudited)
Cash flows from operating activities:
   Net loss                                              $ (1,491,004)    $ (1,278,875)    $ (6,537,293)    $ (3,208,228)
   Adjustments to reconcile net loss to net cash
     provided by (used for) operating activities:
     Depreciation and amortization                            259,495           87,717          693,727           29,006
     Amortization of unearned compensation                      9,321           20,068           55,351           53,143
     Stock, options and warrants issued for services           82,500               --           17,000          395,167
     (Increase) decrease in operating assets:
       Accounts receivable                                    425,238        1,517,127        2,872,829         (951,495)
       Rebates receivable                                      61,642         (246,607)         143,769               --
       Inventory                                            1,013,656       (1,265,100)       1,112,744         (216,922)
       Prepaid expenses and other current assets              (28,126)        (544,881)         (13,536)         (18,054)
     Increase (decrease) in operating liabilities:
       Accounts payable                                      (304,721)      (1,985,406)      (3,638,462)       1,850,262
       Accrued expenses and other current liabilities         284,994           14,956          531,532          117,026
                                                         ------------     ------------     ------------     ------------
           Net cash provided by (used for) operating
           activities                                         312,995       (3,681,001)      (4,762,339)      (1,950,095)
                                                         ------------     ------------     ------------     ------------
Cash flows from investing activities:
   Purchase of property and equipment                            (200)         (48,023)        (148,321)        (616,673)
   Decrease (increase) in deposits                              3,320            2,008          137,582          (44,733)
   Purchase of subsidiary                                          --       (4,002,880)      (4,002,880)         (16,542)
                                                         ------------     ------------     ------------     ------------
           Net cash provided by (used for) investing
           activities                                           3,120       (4,048,895)      (4,013,619)        (677,948)
                                                         ------------     ------------     ------------     ------------
Cash flows from financing activities:
   Increase in deferred financing costs                            --         (365,402)        (365,402)         (82,559)
   Net change in line of credit                            (1,061,730)       2,449,145        2,386,280               --
   Proceeds from notes payable and warrants                   375,000          450,000          575,000          250,000
   Payments on notes payable                                  (25,000)              --          (75,000)              --
   Proceeds from sale of stock                                425,000        5,895,599        7,046,262        2,740,665
   Proceeds from stock options exercised                           --               --            2,006               --
   Stock subscriptions received                                    --               --               --            2,000
   Purchase and retirement of stock                                --         (950,375)        (955,375)              --
                                                         ------------     ------------     ------------     ------------
           Net cash provided by (used for) financing
           activities                                        (286,730)       7,478,967        8,613,771        2,910,106
                                                         ------------     ------------     ------------     ------------
Net change in cash and cash equivalents                        29,385         (250,929)        (162,187)         282,063
Cash and cash equivalents at beginning of period              176,840          339,027          339,027           56,964
                                                         ------------     ------------     ------------     ------------
Cash and cash equivalents at end of period               $    206,225     $     88,098     $    176,840     $    339,027
                                                         ============     ============     ============     ============
Supplemental cash flow information:
   Interest paid                                         $    105,767     $     82,406     $    528,724     $        193
   Preferred dividends accrued                                 74,000           35,682          257,682               --
Additional cash flow information is included in Note 3.

                See independent auditors' report and accompanying
                   notes to consolidated financial statements.

                          RXBAZAAR, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             THREE MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED)
                   AND YEARS ENDED DECEMBER 31, 2001 AND 2000

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS AND BASIS OF PRESENTATION

     RxBazaar, Inc. (the "Company" or "RxBazaar") was incorporated on October 25, 1999 in the State of Delaware. The Company distributes brand and generic pharmaceuticals and other medical supplies. On February 23, 2001, the Company acquired a wholly-owned subsidiary, FPP Distribution, Inc. ("FPP") which was formerly known as Superior Pharmaceutical Company. FPP distributes brand and generic pharmaceuticals. All significant intercompany balances and transactions have been eliminated in consolidation.

     INTERIM FINANCIAL STATEMENTS

     The financial statements at March 31, 2002 and for the three months ended March 31, 2002 and 2001 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results of the interim periods presented. The results of operations for the three months ended March 31, 2002 are not necessarily indicative of the results to be expected for the full fiscal year.

     REVERSE STOCK SPLIT

     On January 31, 2002 the Company's stockholders approved a 1-for-5 reverse stock split of the common shares. All common stock information presented herein has been retroactively adjusted to reflect the reverse stock split.

     USE OF ESTIMATES

     In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and reported amounts of revenues and expenses during the reporting period. Such estimates relate primarily to the carrying values of accounts receivable and inventory, the estimated lives of property and equipment, the value of intangible assets, the valuation reserve on deferred taxes and the value of equity instruments issued. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     Cash equivalents include interest-bearing deposits with original maturities of three months or less.

     INVENTORY

     Inventory consists primarily of finished goods held for distribution. Inventory is valued at the lower of average cost or market on a first-in first-out (FIFO) method. Cost of inventories held for distribution is based on the purchase price net of vendor discounts and other allowances.

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation expense is provided over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are amortized on the straight-line method over the shorter of the estimated useful life of the assets or the life of the related lease term. Depreciation and amortization for the three months ended March 31, 2002 and 2001 was $52,106 and $42,183, respectively. Depreciation and amortization for 2001 and 2000 was $219,314 and $29,006, respectively. Estimated useful lives are as follows:

     Computer hardware and software                        2 - 5 years
     Furniture, fixtures and equipment                     5 - 7 years
     Leasehold improvements                                5 - 10 years

     INFORMATION TECHNOLOGY COSTS

     Costs of developing internal-use software for the Company's website and call center are accounted for in accordance with Emerging Issues Task Force Issue No. 00-2 and AICPA Statement of Position 98-1. Costs are capitalized only to the extent that they are realizable and are amortized over the estimated life of the software. Costs incurred in connection with these development activities were not capitalized during 2001 and 2000.

     DEFERRED COSTS

     Deferred financing costs represent fees paid in connection with obtaining an asset-based line of credit and the assumption of the senior subordinated debt in connection with the acquisition of FPP (see Note 3). These costs are being amortized over the terms of the loans. Amortization expense for the three months ended March 31, 2002 and 2001 was $35,625 and $12,057, respectively. Amortization expense for 2001 was $120,570. At December 31, 2000, deferred acquisition costs represents fees paid in connection with the acquisition agreement for FPP.

     CUSTOMER LISTS

     A portion of the purchase price for FPP was allocated to customer lists (see Note 3). Customer lists are being amortized over an estimated life of five years. Amortization expense for the three months ended March 31, 2002 and 2001 was $106,050 and $33,477, respectively. Amortization expense for 2001 was $353,500.

     IMPAIRMENT OF LONG-LIVED ASSETS

     RxBazaar continually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful life of long-lived assets may require revision or that the remaining net book value may not be recoverable. When factors indicate that an asset may be impaired, RxBazaar uses various methods to estimate the asset's future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the estimated fair value of the asset. Any impairment amount is charged to operations.

     REVENUE RECOGNITION

     Revenues from product sales are recognized in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 101. Under SAB 101, revenue is recognized when products are shipped, persuasive evidence of an arrangement exists, the selling price is fixed and collectability is reasonably assured. The Company provides an allowance for potential uncollectible accounts. Shipping and handling fees billed to customers are recognized in net sales. Shipping and handling costs are included in cost of sales.

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     ADVERTISING COSTS

     Advertising costs are charged to expense when incurred. Advertising expense for the three months ended March 31, 2002 and 2001 amounted to approximately $0 and $41,000, respectively. Advertising expense amounted to approximately $128,000 and $105,000 in 2001 and 2000, respectively.

     INCOME TAXES

     Deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax bases of assets and liabilities using the currently enacted income tax rates expected to be in effect when the taxes are actually paid or recovered. A deferred tax asset is also recorded for net operating loss, capital loss and tax credit carryforwards to the extent their realization is more likely than not. The deferred tax expense, if any, for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

     STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company's stock option plan generally have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The Company has elected to remain with the accounting in Opinion No. 25 and as a result, has provided pro forma disclosures of net loss and loss per share and other disclosures, as if the fair value based method of accounting had been applied.

     COMPREHENSIVE INCOME

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. There were no other items of comprehensive income during 2002, 2001 or 2000.

     NET LOSS PER SHARE

     Basic loss per share represents loss applicable to common stock divided by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects additional common shares that would have been outstanding if potential dilutive common shares had been issued, as well as any adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by the Company relate to outstanding stock options and warrants (determined using the treasury stock method) and preferred stock. The assumed conversion of outstanding dilutive stock options, warrants and preferred stock would increase the shares outstanding but would not require an adjustment to net loss as a result of the conversion. For all periods presented, options, warrants and preferred stock were anti-dilutive and excluded from the net loss per share computation.

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     RECENT ACCOUNTING PRONOUNCEMENTS

     On June 30, 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. With the adoption of SFAS No. 142, effective January 1, 2002, goodwill is no longer subject to amortization over its estimated useful life, but will be subject to at least an annual assessment for impairment by applying a fair value based test. Additionally, under SFAS No. 142, acquired intangible assets should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented, or exchanged, regardless of intent to do so. Management does not anticipate that the adoption of either statement will have a material impact on the consolidated financial statements.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement establishes standards for accounting for obligations associated with the retirement of tangible long-lived assets. This statement is effective for fiscal years beginning after June 15, 2002. We are currently evaluating the impact, if any, the adoption of this statement will have on our financial position and results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment and disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. We are currently evaluating the impact the adoption of this statement will have on our financial position and results of operations.

2.   NEED FOR ADDITIONAL CAPITAL

     The Company incurred losses accumulating $10,053,655 since its inception through December 31, 2001, and has a working capital deficiency of $1,146,273 and a stockholders' deficit of $560,186 at December 31, 2001. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent on its ability to achieve profitable operations or raise additional financing. Management plans to resolve the doubt by raising capital through a private offering and anticipates the proceeds from the offering (see Note
     17) will provide sufficient capital resources to sustain operations. As a result, management believes that no adjustments or reclassifications of recorded assets and liabilities is necessary at this time.

3.   ACQUISITION OF FPP DISTRIBUTION, INC.

     On February 23, 2001, pursuant to an agreement with Able Laboratories, Inc. ("Able"), RxBazaar acquired FPP in a cash merger. As a result of the merger, the Company made a cash payment of $4,000,000 to Able and also assumed Able's existing 13.5% senior subordinated debt in the amount of $2,250,000. Able remains liable for the subordinated debt as a guarantor. While FPP and Able are considered related parties (see Note 13), the purchase price and terms of the merger were determined in arms-length negotiations between the parties, based on a fairness opinion obtained from an independent appraiser.

     The acquisition has been accounted for as a purchase. The results of operations of FPP have been included in the Company's consolidated financial statements since the date of acquisition. The purchase price allocation was based on the estimated fair values at the date of acquisition. The Company acquired accounts receivable of $3,572,730, inventory of $4,790,316, property and equipment of $191,715 and other assets totaling $391,387 net of accounts payable and accrued expenses of $4,797,709. The excess of the purchase price over the net assets acquired plus costs incurred in connection with the merger aggregated $2,120,983. Accordingly, the Company allocated $2,120,983 of the purchase price to customer lists which are being amortized over five years.

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



     Unaudited pro forma consolidating operating results for the Company, assuming the acquisition of FPP had been made as of the beginning of 2000 are as follows:

                                  Three Months      Years Ended December 31,
                                 Ended March 31,  ----------------------------
                                      2001            2001            2000
                                  ------------    ------------    ------------
     Sales, net                   $  5,249,489    $ 20,314,758    $ 25,205,686
                                  ============    ============    ============
     Net loss                     $ (1,788,278)   $ (7,046,696)   $ (3,236,213)
                                  ============    ============    ============
     Net loss per share - basic   $      (0.47)   $      (1.71)   $      (0.82)
                                  ============    ============    ============

4.   NOTES PAYABLE

     Notes payable consist of the following:

                                                              December 31,
                                             March 31,   -----------------------
                                               2002         2001         2000
                                            ----------   ----------   ----------
     Notes payable, officers and directors  $  200,000   $  200,000   $  250,000
     Notes payable, computer equipment         200,000      225,000           --
     Line-of-credit                          1,324,550    2,386,280           --
     Subordinated notes payable              2,250,000    2,250,000           --
     Bridge notes payable                      647,057      270,093           --
                                            ----------   ----------   ----------
              Total                          4,621,607    5,331,373      250,000

     Less current portion                    2,371,607    3,081,373      250,000
                                            ----------   ----------   ----------
              Long-term debt                $2,250,000   $2,250,000   $       --
                                            ==========   ==========   ==========

     NOTES PAYABLE, OFFICERS AND DIRECTORS

     In March 2000, the Company borrowed $250,000 from its officers and directors under 10% unsecured promissory notes. The notes are currently due on demand. Interest expense for the three months ended March 31, 2002 and 2001 was $4,931 and $6,164, respectively. Interest expense for 2001 and 2000 was $23,706 and $19,370, respectively. Accrued interest of $40,507, $35,576 and $19,370 was included in accrued expenses and other current liabilities at March 31, 2002, December 31, 2001 and 2000, respectively. In April and May 2002, $150,000 in notes were converted into Series B Preferred Stock.

     NOTES PAYABLE, COMPUTER EQUIPMENT

     On February 5, 2001, the Company entered into an equipment financing agreement with a corporation which employs a director of the Company as an officer. Under the agreement the Company received $250,000 and granted a security interest in certain computer equipment. During 2001, the Company paid $25,000 against the principal balance of this obligation. Interest expense for 2001 of $24,437 is included in accrued expenses and other current liabilities at December 31, 2001. On February 5, 2002, the Company paid $25,000 on this obligation and the lender agreed to release their claims to the computer equipment. The Company has agreed to settle the balance due by issuing Series B Preferred Stock and/or paying a mutually

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     agreed amount of cash not to exceed the balance due under the original agreement. Interest expense for the three months ended March 31, 2002 and 2001 was $1,262 and $5,787, respectively. Accrued interest was $25,699 at March 31, 2002. In April 2002, the $200,000 balance of the note was converted into Series B Preferred Stock.

     LINE-OF-CREDIT

     On February 23, 2001, the Company and FPP entered into an asset-based line-of-credit agreement with a lender for $12,500,000 secured by a lien on substantially all assets. Borrowings under the line are based on eligible accounts receivable and inventory and have been classified as a current liability. The line bears interest at prime plus 1% (5.75% at March 31, 2002 and December 31, 2001) and matures on February 23, 2004. At March 31, 2002 and December 31, 2001, the Company was in default of certain loan covenants. Interest expense for the three months ended March 31, 2002 and 2001 was $22,940 and $30,745, respectively. Interest expense for 2001 was $268,079.

     SUBORDINATED NOTES PAYABLE

     On February 23, 2001, in connection with the acquisition of FPP, the Company assumed senior subordinated notes payable totaling $2,250,000 and bearing interest at 13.5% per annum payable monthly. The notes mature on June 17, 2004. The notes payable are secured by a second lien on substantially all assets, are guaranteed by Able Laboratories, Inc. and are subject to an inter-creditor agreement with the Company's asset-based lender. The holders of the notes have the option to convert the debt into common stock of the Company or Able at the current market value of their common stock. The Company is current with its payments on these notes but is in default of certain loan covenants. The Company is prohibited from making any principal payments on the notes without the approval of the asset-based lender and the subordinated lenders have subordinated their rights with respect to defaults to the asset-based lender pursuant to the terms of the inter-creditor agreement. Accordingly, the Company has classified the balance due as non-current at December 31, 2001. Management intends to refinance this debt with long-term financing in 2002. Interest expense for the three months ended March 31, 2002 and 2001 was $75,938 and $50,625, respectively. Interest expense on these notes in 2001 amounted to $278,437.

     BRIDGE NOTES PAYABLE

     In December 2001, the Company commenced an offering of units, each unit consisting of a $100,000 10% unsecured convertible promissory note and a warrant to purchase 20,000 shares of common stock at $0.50 per share. The purchase price per unit is $100,000. The notes mature on January 15, 2004 or on the completion of an offering of securities in which the gross proceeds equal or exceed $5,000,000. If maturity has not occurred, within one year after the Company becomes publicly traded, then the outstanding principal and accrued interest on the notes shall be convertible at the option of the holder into common stock at a conversion price equal to 80% of the current market price of the common stock. If the notes remain outstanding after the Company becomes publicly traded a beneficial conversion feature of $25,000 per unit will be recorded and charged to expense. As of December 31, 2001, gross proceeds from this offering were $325,000. Proceeds of $55,250 were allocated to the warrants based on their estimated fair value and credited to additional paid-in capital. This amount is reflected as a discount against the notes payable and will be amortized to interest expense over the life of the notes. Interest expense and amortization expense for 2001 was $404 and $343, respectively. In January 2002, the Company received an additional $375,000 in gross proceeds from this offering. Proceeds of $63,750 were allocated to the warrants and credited to additional paid-in capital. Interest expense and amortization expense for the three months ended March 31, 2002 was $15,774 and $65,714, respectively. In April and May 2002, all $700,000 of these notes were converted into Series B Preferred Stock.

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


5.   COMMITMENTS

     LEASE AGREEMENTS

     The Company leases office and warehouse space under operating leases expiring April 2006 and March 2015. The leases require the Company to pay for utilities, repairs and maintenance. Rent expense for the three months ended March 31, 2002 and 2001 was $154,628 and $83,806, respectively. Rent expense for 2001 and 2000 was $649,072 and $47,915, respectively. Minimum future lease payments at December 31, 2001 were $628,583 for 2002, $645,844 for 2003, $658,072 for 2004, $706,668 for 2005, $440,556 for 2006 and
     $3,960,000 thereafter.

     EMPLOYMENT AGREEMENTS

     The Company has employment agreements with certain of its officers that provide for minimum annual salaries, reimbursement of business related expenses and participation in other employee benefit programs. The agreements also include confidentiality, non-disclosure, severance, automatic renewal and non-competition provisions. Salary levels are subject to periodic review by the Board of Directors.

6.   PREFERRED STOCK

     SERIES A

     On February 15, 2001, the Company sold 3,133,334 shares of Series A Preferred Stock for gross proceeds of $4,700,000. The Company also issued five year warrants to purchase 54,833 shares of common stock at $10.00 per share to the investors. The Company valued the warrants at $47,000. Commissions and expenses in connection with the placement were $331,932. Five shares of Series A Preferred Stock are convertible to one share of common stock and has a stated dividend of 8%.

     Able entered into an exchange and purchase agreement that gave the investors the right to exchange the Series A Preferred Stock for shares of Able preferred stock. On February 22, 2001, an investor exchanged $1,000,000 of Series A Preferred Stock for $1,000,000 of Able preferred stock. The 666,667 shares of Series A Preferred Stock used to effect the exchange were immediately redeemed and retired by RxBazaar for $950,000. In March 2001, the investors exchanged the remaining $3,700,000 of Series A Preferred Stock for Able preferred stock. Consequently, Able is the shareholder of the Company's Series A Preferred Stock after the exchange.

     SERIES B

     In March 2002, the Company commenced an offering of its Series B Preferred Stock at $2.00 per share. As of March 31, 2002, the Company had received gross proceeds of $425,000. Each share of Series B Preferred Stock is convertible to one share of common stock and has a stated dividend of 10%. (See Note 17.)

7.   COMMON STOCK

     On October 25, 1999, the Company issued 3,200,000 shares of common stock at a price of $.025 per share to the Company's founders. The Company also issued 800,000 shares to Able for services rendered. The Company valued the shares issued to Able at $.025 per share and charged $20,000 to consulting expense.

     In January 2000, the Company cancelled 920,000 of the shares issued in 1999, including 460,000 shares issued to Able. In addition, the Company issued 1,000,000 additional shares at $.025 per share to an officer and a director.

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     The Company entered into a right of first refusal agreement with all of it founders, which gives the Company the first right to reacquire any shares of common stock which the founder decides to sell. In addition, under restricted stock purchase agreements, if certain founders cease their employment with the Company then the Company has the right to reacquire the unvested shares, as defined in the stock purchase agreement, at the founder's original purchase price per share.

     In connection with a private placement dated March 28, 2000, the Company sold 153,000 shares of common stock for gross proceeds of $765,000. Legal fees and expenses in connection with the placement were $7,550.

     In June 2000, the Company exercised its option to repurchase and retire 640,000 shares of common stock, issued to certain founders, at the original purchase price of $.025 per share.

     The Company issued a second private placement memorandum dated June 2000. The Company sold 218,166 shares of common stock for gross proceeds of $2,181,668. The gross proceeds include shares issued for services amounting to $79,167. Commissions and expenses in connection with the placement were $121,286.

     On February 23, 2001, the Company completed a private placement of 203,868 units at $7.50 per unit, each unit consisting of one share of common stock and a five year warrant to purchase one share of common stock at $10.00 per share. The Company valued the warrants at $173,000. Gross proceeds of the offering were $1,529,000. Commissions and expenses in connection with the placement were $60,970.

     In March and May 2001, the Company exercised its option to repurchase and retire 215,000 shares of common stock issued to two founders who ceased working for the Company. The shares were repurchased at the original purchase price of $0.025 per share.

     On May 18, 2001, the Company received an additional $25,000 from an investor for the purchase of 3,333 units on the same terms as the February 23, 2001 private placement of units.

     On June 5, 2001, the Board of Directors approved the sale of 400,000 shares of common stock to a corporation owned by four new directors. Gross proceeds were $500,000. Legal fees and expenses in connection with the sale were $35,000.

     On June 8, 2001, the Company received $100,000 for the sale of 40,000 shares of common stock to an investor.

     In September to November 2001, the Company sold 507,400 units, each unit consisting of one share of common stock and a three year warrant to purchase one share of common stock at $1.25 per share. The Company valued the warrants at $127,000. Gross proceeds of the offering were $634,250. Costs and expenses of the offering were $14,086.

8.   STOCK OPTION PLAN

     The Company adopted the 2000 Stock Option/Restricted Stock Plan in March 2000 and reserved 700,000 shares of common stock for issuance to employees, directors and consultants. Under the plan, the Board of Directors may grant stock options and restricted stock and determine the terms of the grant. No restricted stock was granted during 2001 or 2000. The following table summarizes the activity of options granted under the plan:

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                           Years Ended December 31,
                                                 ----------------------------------------
                                                         2001                  2000
                                                 ------------------    ------------------
                                                            Weighted              Weighted
                                                             Average               Average
                                                            Exercise              Exercise
                                                  Shares      Price     Shares      Price
                                                 --------    ------    --------    ------
     Outstanding at beginning of year             198,400    $ 6.50          --    $   --
     Granted                                       74,500      7.50     198,400      6.50
     Exercised                                     (8,025)     0.25          --        --
     Forfeited                                    (72,375)     5.07          --        --
                                                 --------              --------
        Outstanding at end of year                192,500    $ 7.69     198,400    $ 6.50
                                                 ========              ========
     Exercisable at end of year                    44,888    $ 6.96          --    $   --
                                                 ========              ========
     Reserved for future grants at end of year    499,475               501,600
                                                 ========              ========
     Weighted-average fair value of options
        granted during the year                              $ 1.35                $ 1.70

                                                              December 31, 2001
                                    ------------------------------------------------------------
                                          Options Outstanding               Options Exercisable
                                    ---------------------------------     ----------------------
                                                Weighted     Weighted                   Weighted
                                                 Average      Average                    Average
                                                Remaining    Exercise       Number      Exercise
     Exercise Price                  Number        Life        Price      Exercisable     Price
     --------------                 -------     ---------     -------       ------       -------
     $0.25                           34,700     8.3 years     $  0.25       13,013       $  0.25
     $5.00                            5,000     8.5              5.00        1,875          5.00
     $7.50                           32,800     9.2              7.50           --            --
     $10.00                         120,000     8.8             10.00       30,000         10.00
                                    -------                                 ------
     Outstanding at end of year     192,500     8 years       $  7.69       44,888       $  6.96
                                    =======                                 ======

     In connection with 67,600 options granted at $0.25 per share in 2000, the Company recorded unearned stock-based compensation of $321,100 based on a fair market value of $5.00 per share at the time of the grants. The Company is amortizing the unearned stock-based compensation over the vesting period of the options. Amortization expense for the three months ended March 31, 2002 and 2001 was $9,322 and $20,068, respectively. Amortization expense for 2001 and 2000 was $55,351 and $53,143, respectively. In addition, unearned compensation of $8,016 and $116,212 was forfeited on resignation by certain employees during 2002 and 2001, respectively.

     During the three months ended March 31, 2002, the Company granted stock options to purchase a total of 398,500 shares of common stock at $1.25 per share to employees and consultants. In connection with 165,000 options granted to consultants for services rendered, the Company valued these options at $82,500 and charged this amount to expense.

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


9.   COMMON STOCK WARRANTS AND NON-PLAN OPTIONS

     On September 29, 2000, the Company granted warrants to purchase 240,000 shares of common stock at $12.50 per share to Able in consideration for services rendered. The warrants are exercisable through September 29, 2005. The warrants were valued at $300,000 and charged to expense.

     On October 23, 2000, the Company granted warrants to purchase 6,000 shares of common stock at $10.00 per share as partial consideration for services rendered by an employment agency. The warrants are exercisable through October 23, 2005. The warrants were valued at $16,000 and charged to expense.

     On June 5, 2001, the Board of Directors granted non-plan stock options to purchase a total of 1,800,000 shares of common stock at $1.25 per share to four new directors. The options become exercisable on December 31, 2001 and expire seven years after the date of the grant. The weighted average fair value of the options on the date of grant was $.04 per share. On November 30, 2001, options to purchase 1,300,000 shares were cancelled in connection with the resignation of two of these directors. On December 19, 2001, the Company issued a five year option to purchase 40,000 shares of common stock at $1.25 per share to one of the former directors in connection with a mutual release. The Company valued the option at $12,000 and charged it to expense.

10.  STOCK-BASED COMPENSATION

     The Company applies Opinion No. 25 and related interpretations in accounting for stock options issued to employees and directors. Had compensation cost for the Company's stock options issued to employees and directors been determined based on the fair value at the grant dates consistent with SFAS No. 123, the Company's net loss would have been adjusted to the pro forma amount indicated below:

                                                 Years Ended December 31,
                                             -------------------------------
                                                2001                 2000
                                             -----------         -----------
     Net loss                 As reported    $(6,537,293)        $(3,208,228)
                                              (6,950,223)         (3,231,728)

     Net loss per share       As reported         (1.59)              (0.82)
                                                  (1.63)              (0.82)


     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants:
                                                 Years Ended December 31,
                                             ---------------------------------
                                                2001                  2000
                                             ------------         ------------
     Dividend yield                             0.0%                  0.0%
     Risk-free interest rate                    5.0%                  6.0%
     Expected volatility                        0.0%                  0.0%
     Expected lives                             4 years               4 years

11.  COMMON STOCK RESERVED

     The Company has reserved common stock at December 31, 2001 as follows:

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                                                          Number of Shares
                                                          ----------------
     Convertible preferred stock                                493,333
     Stock option plan                                          691,975
     Warrants                                                 1,080,434
     Non-plan options                                           540,000
                                                          ----------------
              Total                                           2,805,742
                                                          ================

     The Company may also be required to issue common stock on the conversion of its bridge notes payable and its subordinated notes payable if the holders elect to exercise their conversion rights.

12.  MAJOR CUSTOMERS AND SUPPLIERS

     During 2000, the Company had one major customer who accounted for 27% of net sales.

     During 2000, the Company had three major suppliers who accounted for 39%, 34% and 11%, respectively, of the Company's total purchases. During 2001, one major supplier (Able) accounted for 33% of the Company's total purchases.

13.  RELATED PARTY TRANSACTIONS

     FPP DISTRIBUTION, INC.

     During 2000 and 2001, the Company entered into certain transactions with FPP Distribution, Inc. ("FPP"), a related party, such as advances, expenses paid on behalf of and receipts collected for the affiliate. One of the founders and directors of RxBazaar was an officer and director of Able Laboratories, Inc. ("Able"), and a former officer and director of RxBazaar is an officer and director of Able. Able was the parent company of FPP. On February 23, 2001, RxBazaar acquired FPP (see Note 3).

     During 2000 and 2001, the Company and FPP engaged in certain transactions for their mutual benefit that involved the use of each others' personnel and the use of FPP's facility. FPP acted as RxBazaar's fulfillment center for all sales made by RxBazaar during 2000 and the first two months of 2001. No monetary value was assigned to the transactions involving the use of each others' personnel and the use of the distribution facility. The management of both companies performed an analysis to estimate the financial impact of these transactions on each company. The analysis indicated RxBazaar incurred approximately $30,000 in net expenses on behalf of FPP.

     In addition, RxBazaar acted as an agent with respect to sales and purchases made on behalf of FPP in the amount of $1,787,000 during 2000 and $276,542 during the first two months of 2001. The Company records revenue in accordance with the Emerging Issues Task Force Issue No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent." Accordingly, the Company has reduced its net sales and purchases by $1,787,000 in 2000 and by $276,542 in 2001. At December 31, 2000, RxBazaar had accounts receivable from and accounts payable to FPP of $351,393 and $439,117, respectively.

     ABLE LABORATORIES, INC.

     During 2000, the Company paid Able $50,000 for management services rendered during the Company's initial formation and reimbursed Able for office space and other services amounting to $20,288. During 2001, the Company reimbursed Able for office space and other services amounting to $34,013. (See Note 12.)

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     CONSULTING SERVICES

     The Chairman of the Board provides consulting services to the Company. Consulting expense for both the three months ended March 31, 2002 and 2001 was $42,000. Consulting expense for 2001 and 2000 amounted to $168,000 and $96,000, respectively. At March 31, 2002, December 31, 2001 and 2000, the Company had accounts payable to the Chairman, for services and expenses, amounting to $241,864, $167,670 and $75,295, respectively.

     A corporation owned by a stockholder of the Company also provides consulting services. Consulting expense for both the three months ended March 31, 2002 and 2001 was $31,250. Consulting expense for 2001 and 2000 amounted to $125,000 and $93,750, respectively. At December 31, 2001 and 2000, the Company accrued expenses of $52,083 and $10,417, respectively, to this corporation.

     A corporation which employs a director of the Company as an officer provided certain information technology services to the Company through January 2001. The expense for 2001 and 2000 amounted to $4,920 and $26,660, respectively. Included in accounts payable at March 31, 2002, December 31, 2001 and 2000 are fees of $19,680, $19,680 and $26,660, respectively.

14.  INCOME TAXES

     There was no provision for income taxes for 2001 and 2000 due to the Company's net operating losses. The difference between the statutory Federal income tax rate of 34% and the Company's effective tax rate is primarily due to net operating losses incurred by the Company and the valuation reserve against the Company's deferred tax asset.

     The components of the net deferred tax asset at December 31, 2001 and 2000 are as follows:

                                                 2001               2000
                                              -----------        -----------
     Deferred tax asset:
        Federal                               $ 3,202,000        $ 1,102,000
        State                                     809,000            285,000
                                              -----------        -----------
                                                4,011,000          1,387,000
     Valuation reserve                         (4,011,000)        (1,387,000)
                                              -----------        -----------
     Net deferred tax asset                   $        --        $        --
                                              ===========        ===========


     The following differences give rise to deferred income taxes:

                                                  2001               2000
                                              -----------        -----------
     Net operating loss carryforward          $ 4,005,000        $ 1,376,000
     Other                                          6,000             11,000
                                              -----------        -----------
                                                4,011,000          1,387,000
     Valuation reserve                         (4,011,000)        (1,387,000)
                                              -----------        -----------
     Net deferred tax asset                   $        --        $        --
                                              ===========        ===========

     The increases in the valuation reserve are due to the Company's net operating losses.

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     As of December 31, 2001, the Company has federal and state net operating loss carryforwards of approximately $9,400,000 and $9,450,000, respectively. Federal and state net operating loss carryforwards expire in varying amounts beginning in 2015 and 2005, respectively.

     Use of net operating loss carryforwards is subject to annual limitations based on ownership changes in the Company's common stock as defined by the Internal Revenue Code.

15.  EMPLOYEE BENEFIT PLAN

     In February 2001, the Company adopted a Section 401(k) Profit Sharing Plan (the "401(k) Plan") for all employees. Employees who have attained the age of 21 may elect to reduce their current compensation, subject to certain limitations, and have that amount contributed to the 401(k) Plan. The Company matches 25% of employee contributions not to exceed 6% of employee compensation, subject to certain limitations. Employee contributions to the 401(k) Plan are fully vested at all times and all Company contributions become vested over a period of five years. During the three months ended March 31, 2002 and 2001, the Company made matching contributions of $3,338 and $800, respectively. In 2001, the Company made matching contributions of $16,091.

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     At December 31, 2001 and 2000, the Company's financial instruments consist of notes payable (see Note 4). The carrying value of the notes payable approximate their fair value as these instruments bear interest at market rates.

17.  SUBSEQUENT EVENT

     On February 1, 2002, the Company entered into a merger agreement with a "public shell" company, that is, a company that does not currently conduct operations but which has completed a public offering under the Securities Act. In the merger, RxBazaar stockholders would receive shares of the other company's stock. The proposed merger is subject to several conditions, including the Company raising a minimum of $3,000,000 in equity after January 1, 2002, including selling preferred stock in a private placement. As of May 17, 2002, the Company sold 2,045,000 shares of Series B Preferred Stock for gross proceeds of $4,090,000. The gross proceeds include conversion of $1,050,000 of notes payable and $50,000 of accrued expenses. Commissions and expenses in connection with the placement were approximately $150,000.




                        See independent auditors' report.

                          Independent Auditors' Report
                          ----------------------------



Board of Directors and Stockholder
FPP Distribution, Inc.
Cincinnati, Ohio

         We have audited the accompanying balance sheet of FPP Distribution, Inc. (formerly known as Superior Pharmaceutical Company, a wholly-owned subsidiary of Able Laboratories, Inc.) as of December 31, 2000, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FPP Distribution, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with auditing standards generally accepted in the United States of America.

         As discussed in Note 7, to the financial statements, the Company was a part of a consolidated group of companies and has entered into various transactions with the group members. Also, as discussed in Note 8 to the financial statements, on February 23, 2001 the Company was acquired in a cash merger.





/s/  Wolf & Company, P.C.
------------------------------
Boston, Massachusetts
June 29, 2001

                             FPP DISTRIBUTION, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2000

                                        ASSETS

 CURRENT
    Cash and cash equivalents                                                       $   135,558
    Accounts receivable - trade (net of allowance for doubtful accounts of
       $485,068)                                                                      3,120,090
    Accounts receivable - related party                                               4,454,687
    Accounts receivable - employees                                                      20,048
    Accounts receivable - vendor rebates                                                119,558
    Inventory                                                                         5,404,815
    Prepaid expense                                                                      16,477
    Deferred tax benefit                                                                165,000
                                                                                    -----------
                  Total current assets                                               13,436,233
                                                                                    -----------
 FIXED
    Property and equipment                                                              926,444
    Less:  Accumulated depreciation                                                     721,373
                                                                                    -----------
                  Net fixed assets                                                      205,071
                                                                                    -----------
 OTHER
    Deposits                                                                             20,146
                                                                                    -----------
                  Total other assets                                                     20,146
                                                                                    -----------
                  Total assets                                                      $13,661,450
                                                                                    ===========

                             LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
    Accounts payable - trade                                                        $ 3,464,057
    Accounts payable - related party                                                  5,553,305
    Accrued expenses                                                                    183,945
                                                                                    -----------
                  Total current liabilities                                           9,201,307
                                                                                    -----------

 CAPITAL STOCK
    Common - $.01 par value
    100 shares authorized
    100 shares issued and outstanding                                                         1
 PAID-IN CAPITAL                                                                      1,750,000
 RETAINED EARNINGS                                                                    2,710,142
                                                                                    -----------
                  Total shareholder's equity                                          4,460,143
                                                                                    -----------
                  Total liabilities and shareholder's equity                        $13,661,450
                                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                             FPP DISTRIBUTION, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 2000


       SALES                                                $ 24,471,193
       COST OF SALES                                          20,259,403
                                                            ------------
                        Gross profit                           4,211,790


       OPERATING EXPENSE                                       3,815,978
                                                            ------------
                        Income from operations                   395,812


       OTHER INCOME
          Interest income                                            400
                                                            ------------

                        Income before tax                        396,212

          Federal Income Tax
             Currently payable                                   292,000
             Deferred benefit                                   (165,000)
                                                            ------------
                        Federal income tax expense               127,000
                                                            ------------
                        Net income                               269,212


          Retained earnings at beginning of year               2,440,930
                                                            ------------

          Retained earnings at end of year                  $  2,710,142
                                                            ============











   The accompanying notes are an integral part of these financial statements.

                             FPP DISTRIBUTION, INC.
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2000


     CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
        Net income                                                      269,212
        Adjustments to reconcile net income to net cash provided
        by operating activities:
           Depreciation and amortization                                 98,459
           Deferred tax benefit                                        (165,000)
           Decrease (increase) in:
              Accounts receivable - trade                             1,193,261
              Accounts receivable - related party                    (8,099,577)
              Accounts receivable - employees                           (17,246)
              Accounts receivable - vendor rebates                      142,822
              Inventory                                               2,063,027
              Prepaid expense                                            11,615
              Deposits                                                  (19,546)
           Increase in:
              Accounts payable - trade                                1,274,776
              Accounts payable - related party                        3,421,672
              Accrued expenses                                            3,975
                                                                    -----------

                  Net cash provided by operating activities             177,450
                                                                    -----------

     CASH FLOWS PROVIDED BY INVESTING ACTIVITIES
        Purchase of property and equipment                              (41,892)
                                                                    -----------

                  Net cash used in investing activities                 (41,892)
                                                                    -----------
     Net increase in cash                                               135,558
     Cash and cash equivalents at beginning of year                        --
                                                                    -----------
     Cash and cash equivalents at end of year                       $   135,558
                                                                    ===========


     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
        Cash paid during the year for:
           Interest                                                 $     1,402
                                                                    ===========



   The accompanying notes are an integral part of these financial statements.

                             FPP DISTRIBUTION, INC.
                          NOTES TO FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------
         NATURE OF OPERATIONS
         --------------------
         FPP Distribution, Inc. (the "Company") is engaged in wholesale distribution of generic pharmaceuticals throughout the United States. The Company was a wholly owned subsidiary of Able Laboratories, Inc. (formerly known as DynaGen, Inc.).

         USE OF ESTIMATES
         ----------------
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         CASH EQUIVALENTS
         ----------------
         Cash Equivalents include interest-bearing deposits with original maturities of three months or less.

         VENDOR REBATES RECEIVABLE
         -------------------------
         Rebates receivable represent incentives provided by pharmaceutical suppliers based on purchases. Management has estimated its rebates to be received from suppliers based upon agreements and documented purchases throughout the year. Actual rebates received could be different due to market volatility and whether the Company continues purchasing from these suppliers.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS
         -------------------------------
         The allowance is made up of estimated rebates and allowances for bad debts. Rebates are charged to sales, and bad debt expense is charged to operating expenses.

         At December 31, 2000 a reserve was estimated as follows:

                  Rebate reserve                                       $ 435,068
                  Allowance for bad debts                                 50,000
                                                                      ----------
                           Total                                       $ 485,068
                                                                       =========

         INVENTORY
         ---------
         Inventory is stated at the lower of average cost or market on a first-in, first-out (FIFO) method. Inventory consists primarily of generic pharmaceuticals.

         Inventory is written off to cost of sales as it becomes obsolete. Approximately, $180,000 of inventory was written off as obsolete to cost of sales during 2000.

         PROPERTY AND EQUIPMENT
         ----------------------
         Property and equipment are stated at cost. Depreciation of property and equipment is computed on the straight-line method over the estimated useful lives of the property. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

         ADVERTISING COSTS
         -----------------
         Advertising costs are charged to operations when incurred. Advertising and promotion expense charged to income was $71,836 for 2000.

         REVENUE RECOGNITION
         -------------------
         Revenues from product sales are recognized in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 101. Under SAB 101, revenue is recognized when products are shipped, persuasive evidence of an arrangement exists, the selling price is fixed and collectibility is reasonably assured. The Company provides allowances for potential uncollectible accounts and rebates. Shipping and handling fees billed to customers are recognized in net sales. Shipping and handling costs are included in cost of sales.

         INCOME TAXES
         ------------
         Deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax basis of assets and liabilities using the currently enacted income tax rates expected to be in effect when the taxes are actually paid or recovered. A deferred tax asset is also recorded for net operating loss, capital loss and tax credit carry forwards to the extent their realization is more likely than not. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The deferred tax expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

2.       CONCENTRATION OF CREDIT RISK
         ----------------------------
         The Company grants credit to customers throughout the United States. Collateral is not generally required on outstanding accounts receivable balances.

3.       PROPERTY AND EQUIPMENT
         ----------------------
         Property and equipment are carried at cost and consist of the following:

                  Machinery and equipment             $   90,155
                  Computer equipment                     366,202
                  Office furniture and fixtures          438,444
                  Leasehold improvements                  31,643
                                                         -------
                           Total                       $ 926,444
                                                       =========

         Depreciation and amortization charged to income was $98,459 for 2000.

4.       PROFIT SHARING PLAN
         -------------------
         The Company provides its employees with a 401(k) profit sharing plan. Eligible participants, who must be 21 years old, may elect to reduce their current compensation, subject to certain limitations, and have that amount contributed to the plan. Employer matching and profit sharing contributions are discretionary. For 2000, the Company made matching contributions of $16,746 and did not make a profit sharing contribution.

5.       LEASE COMMITMENTS
         -----------------
         The company leases its office and a warehouse facility under an operating lease agreement, which expires in 2015. The agreement requires that the company pay certain costs such as maintenance and insurance. The facility is rented from a related party (through common ownership). Rent expense for 2000 was $422,459. The following is a schedule of future minimum lease payments for the operating lease as of December 31, 2000:

                  Year                                   Amount

                  2001                              $   420,000
                  2002                                  420,000
                  2003                                  420,000
                  2004                                  420,000
                  2005                                  420,000
                  Thereafter                          4,305,000
                                                     ----------
                           Total minimum future
                             lease payments         $ 6,405,000
                                                    ===========

6.       INCOME TAXES
         ------------
         The Company files a consolidated tax return with its parent, Able Laboratories, Inc. Within the consolidated financial statements there was no current provision for income taxes and the deferred tax asset was offset by a valuation allowance created by the parent company's net operating losses.

         In preparing the Company's separate financial statements the method by which the consolidated amount of current and deferred tax expense was allocated was by applying SFAS No. 109 as if this Company was a separate taxpayer.

         The components of income tax expense consist of the following:

           Statutory rates applied to federal taxable income          $ 292,000
                                                                      ---------
             Current income tax expense                                 292,000
                                                                      ---------
           Decrease in deferred income taxes resulting from:
             Temporary differences                                     (165,000)
                                                                      ---------
               Deferred income tax benefit                             (165,000)
                                                                      ---------
                 Total federal income tax expense                     $ 127,000
                                                                      =========

         Income taxes were recorded on these financial statements by decreasing the related party receivable by $292,000 and recording a deferred tax benefit of $165,000.

7.       RELATED PARTY TRANSACTIONS
         --------------------------
         ABLE LABORATORIES AND GENERIC DISTRIBUTORS, INC.
         ------------------------------------------------
         The Company purchases pharmaceuticals from Able Laboratories and Generic Distributors, Inc. (related parties through common ownership). Total purchases from related parties during 2000 amounted to $3,700,000 and $175,000, respectively. The Company also sells pharmaceuticals to Generic Distributors, Inc. Total sales to this related party during 2000 amounted to $102,905.

         RxBazaar, Inc.
         --------------
         During 2000, the Company entered into certain transactions with RxBazaar. RxBazaar, which was founded in October 1999 by two of the parent company's directors and others, provides an online marketplace for the purchase and sale of brand and generic drugs on the Internet. On October 20, 2000 the parent company entered into an agreement to sell the company to RxBazaar.

         During 2000, the Company and RxBazaar engaged in certain related party transactions for their mutual benefit that involved the use of each others' personnel and the use of FPP Distribution's facility. No monetary value was assigned to these transactions. The management of both companies performed an analysis to estimate the financial impact of these transactions on each company. The analysis indicated that RxBazaar incurred approximately $30,000 in net expenses on behalf of FPP Distribution in 2000.

         During 2000, RxBazaar and FPP Distribution assisted each other in developing their businesses. FPP Distribution acted as RxBazaar's fulfillment center for all sales by RxBazaar through its website. Sales to RxBazaar by FPP Distribution during 2000 were approximately $1,362,000 or 5.6% of total sales for the year. FPP Distribution's purchases from RxBazaar were approximately $425,000 or 2.1% of its cost of sales.

         LINE OF CREDIT
         --------------
         On November 30, 1999, the Company's parent completed a loan transaction with a bank. The loan agreement provided a revolving line of credit secured by all assets of the parent and its subsidiaries. With the proceeds of the loan, FPP Distribution's line of credit was paid off in full and a payable to the parent company was recorded. During the year, all cash receipts were sent to the bank's lock box and advances from the line were received as needed. As a result of all members of the consolidated group being allowed to draw advances on the line of credit, intercompany payments were limited and both intercompany receivables and payables increased significantly during the year 2000. All cash and debt activity, along with other intercompany transactions, have been recorded through intercompany accounts. This loan was paid off on February 23, 2001.

         No interest has been recorded on any of the related party accounts throughout the year. Through November 30, 1999, the Company had incurred approximately $421,000 of interest expense on its line of credit and management estimates that if the bank debt had not been refinanced with the parent company that interest expense would have been incurred at approximately the same amount as the previous year.

         RELATED PARTY BALANCES
         ----------------------
         Related party accounts receivable and accounts payable as of December 31, 2000 are as follows:

                                        ACCOUNTS RECEIVABLE   ACCOUNTS PAYABLE
                                        -------------------   ----------------
         Able Laboratories                  $        --          $ 5,098,412
         Generic Distributors                    27,794              103,500
         RxBazaar, Inc.                         439,117              351,393
         Parent company                       3,987,776                   --
                                            -----------          -----------
                  Total                     $ 4,454,687          $ 5,553,305
                                            ===========          ===========

8.       SUBSEQUENT EVENTS
         -----------------
         On February 23, 2001, pursuant to an agreement with the parent company, RxBazaar, Inc. acquired FPP Distribution in a cash merger. As a result of the merger, the parent company received a cash payment of $4,000,000. RxBazaar also assumed the parent company's existing 13.5% senior subordinated debt in the amount of $2,250,000. The parent company remains liable for the subordinated debt as a guarantor. The purchase price and terms of the merger were determined in arms-length negotiations between the parties, based on a fairness opinion.

         On February 23, 2001, the Company entered into a revolving loan promissory note agreement with a lender for $12,500,000 and is subject to all terms of the Financing and Security Agreement. As a condition to guarantee the loan and as security therefor, the Company has pledged 100% of the Company stock in accordance with the terms of the Pledge Agreement.

9.       ECONOMIC DEPENDENCY
         -------------------
         During 2000, the Company purchased $3,700,000 and $175,000 of product from Able Laboratories and Generic Distributors, Inc., both related parties. All three organizations were wholly-owned subsidiaries of the same parent company. The parent company has incurred recurring losses from operations resulting in a working capital deficiency and a stockholders' deficit at December 31, 2000, and is in default on certain debt obligations. These circumstances raise substantial doubt about the parent company's ability to continue as a going concern. Management feels that if they were unable to acquire product from Able or Generic that supply of similar product would be available through other vendors.

                                 SB MERGER CORP.
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed consolidated balance sheet presents the pro forma financial position of SB Merger Corp. and RxBazaar, Inc. at March 31, 2002 as if the proposed combination of the two companies had been consummated simultaneously with the completion of the sale of 2,045,000 shares of Series B Preferred Stock by RxBazaar.

         The unaudited pro forma condensed consolidated statements of loss for the three months ended March 31, 2002 and the year ended December 31, 2001 reflect the combined results of SB Merger and RxBazaar as if the proposed combination of the two companies had occurred at the beginning of the year, adjusted to eliminate non-recurring costs, and to reflect new costs directly attributable to the transaction.

         For accounting purposes, the transaction described above is considered, in substance, a capital transaction rather than a business combination. It is equivalent to the issuance of common stock by RxBazaar for the net assets of SB Merger, accompanied by a recapitalization. This accounting treatment is identical to that resulting from an acquisition, except that no goodwill or other intangible asset has been recorded. Accordingly, the accompanying pro forma financial statements reflect the acquisition by RxBazaar of the net assets of SB Merger and the recapitalization of RxBazaar's stock based on the exchange ratio in the merger agreement.

         The unaudited pro forma condensed consolidated statement do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the companies' respective historical financial statements and notes included in this proxy statement/prospectus.

                                 SB MERGER CORP.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002

                                                         SB Merger         RxBazaar
                        ASSETS                             Corp.              Inc.         Adjustments   Note   Pro Forma
                                                        -----------      ------------      -----------   ----  ------------
Current assets:
   Cash and cash equivalents                            $     3,657      $    206,225      $   125,000    B    $  2,749,882
                                                                                             2,415,000    C
   Accounts receivable                                         --           1,226,158             --              1,226,158
   Rebates receivable                                          --              32,011             --                 32,011
   Inventory                                                   --           2,880,838             --              2,880,838
   Other current assets                                        --              90,449             --                 90,449
                                                        -----------      ------------      -----------         ------------
         Total current assets                                 3,657         4,435,681        2,540,000            6,979,338
                                                        -----------      ------------      -----------         ------------
Net property and equipment                                     --             656,483             --                656,483
                                                        -----------      ------------      -----------         ------------
Other assets:
   Deferred financing costs, net                               --             294,207             --                294,207
   Customer lists, net                                         --           1,661,433             --              1,661,433
   Restricted cash                                          125,000              --           (125,000)   B            --
   Deposits                                                    --              27,063             --                 27,063
                                                        -----------      ------------      -----------         ------------
         Total other assets                                 125,000         1,982,703         (125,000)           1,982,703
                                                        -----------      ------------      -----------         ------------
                                                        $   128,657      $  7,074,867      $ 2,415,000         $  9,618,524
                                                        ===========      ============      ===========         ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Notes payable                                        $      --        $  2,371,607      $(1,050,000)   C    $  1,374,550
                                                                                                52,943    D
   Accounts payable                                            --           2,533,536             --              2,533,536
   Accrued expenses and other                                39,298         1,132,661          (50,000)   C       1,121,959
   Preferred dividends payable                                 --             331,682             --                331,682
                                                        -----------      ------------      -----------         ------------
         Total current liabilities                           39,298         6,369,486       (1,047,057)           5,361,727
Subordinated notes payable                                     --           2,250,000             --              2,250,000
                                                        -----------      ------------      -----------         ------------
         Total liabilities                                   39,298         8,619,486       (1,047,057)           7,611,727
                                                        -----------      ------------      -----------         ------------
Stockholders' equity (deficit):
   Preferred stock, at liquidation value; $.001 par
     value; 10,000,000 shares authorized:
     Series A, none, 2,466,667 and 345,333 shares
       issued                                                  --           3,700,000             --      A       3,700,000
     Series B, none, 212,500 and 2,045,000 shares
       issued                                                  --             425,000        3,665,000    C       4,090,000
   Common stock, $.001 par value; 75,000,000 shares
     authorized, 406,000, 4,762,792 and 3,739,955
     shares issued                                              406             4,763           (1,429)   A           3,740

   Additional paid-in capital                               154,594         6,023,334          (64,212)   A       5,910,773
                                                                                              (150,000)   C
                                                                                               (52,943)   D

   Accumulated deficit                                      (65,641)      (11,618,659)          65,641    A     (11,618,659)
   Unearned stock-based compensation                           --             (79,057)            --                (79,057)
                                                        -----------      ------------      -----------         ------------
         Total stockholders' equity (deficit)                89,359        (1,544,619)       3,462,057            2,006,797
                                                        -----------      ------------      -----------         ------------
                                                        $   128,657      $  7,074,867      $ 2,415,000         $  9,618,524
                                                        ===========      ============      ===========         ============

                   See notes to pro forma financial statements

                                 SB MERGER CORP.
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
                        THREE MONTHS ENDED MARCH 31, 2002

                                                         SB Merger         RxBazaar
                                                           Corp.              Inc.         Adjustments   Note   Pro Forma
                                                        -----------      ------------      -----------   ----  ------------
Sales, net                                              $      --        $  3,614,346      $      --           $  3,614,346
Cost of sales                                                  --           2,958,960             --              2,958,960
                                                        -----------      ------------      -----------         ------------
         Gross profit                                          --             655,386             --                655,386

Operating expenses                                           32,367         2,003,562             --              2,035,929
                                                        -----------      ------------      -----------         ------------
         Operating loss                                     (32,367)       (1,348,176)            --             (1,380,543)
                                                        -----------      ------------      -----------         ------------
Other income (expense):
   Interest and financing expense                              --            (242,073)          86,449    1        (155,624)
   Miscellaneous                                               --              99,245             --                 99,245
                                                        -----------      ------------      -----------         ------------
         Other income (expense), net                           --            (142,828)          86,449              (56,379)
                                                        -----------      ------------      -----------         ------------
         Net loss                                           (32,367)       (1,491,004)          86,449           (1,436,922)

Dividends on preferred stock                                   --              74,000          102,250    2         176,250
                                                        -----------      ------------      -----------         ------------
         Net loss applicable to common stock            $   (32,367)     $ (1,565,004)     $   (15,801)        $ (1,613,172)
                                                        ===========      ============      ===========         ============

Net loss per share - basic                              $     (0.08)     $      (0.33)                         $      (0.43)
                                                        ===========      ============                          ============
Weighted average shares outstanding                         403,933         4,762,792                     3       3,737,888
                                                        ===========      ============                          ============

                  See notes to pro forma financial statements.

                                 SB MERGER CORP.
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
                          YEAR ENDED DECEMBER 31, 2001

                                                         SB Merger         RxBazaar
                                                           Corp.              Inc.         Adjustments   Note   Pro Forma
                                                        -----------      ------------      -----------   ----  ------------
Sales, net                                              $      --        $ 17,244,283      $      --           $ 17,244,283
Cost of sales                                                  --          14,479,743             --             14,479,743
                                                        -----------      ------------      -----------         ------------
         Gross profit                                          --           2,764,540             --              2,764,540

Operating expenses                                           11,010         8,584,401             --              8,595,411
                                                        -----------      ------------      -----------         ------------
         Operating loss                                     (11,010)       (5,819,861)            --             (5,830,871)
                                                        -----------      ------------      -----------         ------------
Other income (expense):
   Interest income                                             --                 205             --                    205
   Interest and financing expense                              --            (745,903)          40,184    1        (705,719)
   Miscellaneous                                               --              28,266             --                 28,266
                                                        -----------      ------------      -----------         ------------
         Other income (expense), net                           --            (717,432)          40,184             (677,248)
                                                        -----------      ------------      -----------         ------------
         Net loss                                           (11,010)       (6,537,293)          40,184           (6,508,119)

Dividends on preferred stock                                   --             257,682          409,000    2         666,682
                                                        -----------      ------------      -----------         ------------
         Net loss applicable to common stock            $   (11,010)     $ (6,794,975)     $  (368,816)        $ (7,174,801)
                                                        ===========      ============      ===========         ============

Net loss per share - basic                              $     (0.03)     $      (1.59)                         $      (2.17)
                                                        ===========      ============                          ============
Weighted average shares outstanding                         326,575         4,264,128                     3       3,311,465
                                                        ===========      ============                          ============

                  See notes to pro forma financial statements.

                                 SB MERGER CORP.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet at March 31, 2002 to reflect the proposed combination of SB Merger Corp. and RxBazaar simultaneously with the completion of the sale of 2,045,000 shares of Series B Preferred Stock by RxBazaar.

         A. To record the acquisition of RxBazaar by SB Merger in exchange for 3,333,955 shares of common stock, 345,333 shares of Series A Preferred Stock and 2,045,000 shares of Series B Preferred Stock of SB Merger Corp.

         B. To record the release of $125,000 in restricted cash from escrow on completion of the merger.

         C. To record the sale of 1,832,500 shares of RxBazaar Series B Preferred Stock at $2.00 per share subsequent to March 31, 2002 for conversion of notes payable amounting to $1,050,000, accrued expenses of $50,000 and net proceeds of $2,415,000 in cash.

         D. To record amortization of debt discount on bridge notes payable converted to Series B Preferred Stock.

         The following pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated statements of loss for the three months ended March 31, 2002 and the year ended December 31, 2001.

         1. Elimination of interest expense incurred on notes payable converted to equity in connection with the sale of Series B Preferred Stock.

         2. To record dividends on Series B Preferred Stock at 10% per annum.

         3. Pro forma loss per share is based on the pro forma weighted average number of shares outstanding as follows:

                                                                               Three Months          Year Ended
                                                                                   Ended             December 31,
                                                                              March 31, 2002            2001
                                                                                -----------         -----------
                 SB Merger weighted average shares outstanding                      403,933             326,575
                 RxBazaar weighted average shares outstanding as adjusted
                    for the 0.7-for-1 exchange ratio                              3,333,955           2,984,890
                                                                                -----------         -----------
                                                                                  3,737,888           3,311,465
                                                                                ===========         ===========

                                   APPENDIX A

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 26, 2002


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                      BOARD OF DIRECTORS OF SB MERGER CORP.



         The undersigned stockholder of SB Merger Corp., revoking all prior proxies, hereby appoints Rick Campbell and Judith Haselton, or each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of SB Merger which the undersigned is entitled to vote at the special meeting of stockholders to be held at the offices of Gusrae, Kaplan & Bruno, PLLC, 120 Wall Street, New York, New York 10005 on July 26 2002, beginning at 10:00 a.m. local time and at any adjournments thereof, upon matters set forth in the notice of special meeting dated June 27, 2002 and the related proxy statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.



         The undersigned hereby acknowledges receipt of a copy of the accompanying notice of special meeting of stockholders and of the proxy statement relating thereto, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

         When properly executed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted for proposals 1, 2, 3 and 4 and in the discretion of the persons named as proxies as to such other matters as may properly come before the meeting.

1. To approve the merger, approve and adopt the merger agreement and approve the issuance of shares pursuant to the merger agreement.

           FOR                  AGAINST                  ABSTAIN

2. To approve an amendment to our certificate of incorporation to change our corporate name to "RxBazaar, Inc."

           FOR                  AGAINST                  ABSTAIN

3. To adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.

           FOR                  AGAINST                  ABSTAIN

4.    To transact such other business as may properly come before the meeting.

           FOR                  AGAINST                  ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS.


DATED:  __________, 2002        Signature of Stockholder(s): ___________________


                                Print Name: ___________________________________



Mark here if you plan to attend the meeting:

Mark here if your address has changed:

                                New address: ___________________________________

                                             ___________________________________


     Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.

                                   APPENDIX B


         AMENDED AND RESTATED MERGER AGREEMENT AND PLAN OF REORGANIZATION

         MERGER AGREEMENT AND PLAN OF REORGANIZATION made as of the 12th day of June, 2002, by and among RxBazaar, Inc., a Delaware corporation ("RxBazaar"), having its principal place of business at 1385 Kemper Meadow Drive, Cincinnati, OH 45240, SB Merger Corp., a Delaware corporation having its principal place of business at 5860 Sterling Drive Howell, Michigan 48843 ("SB Merger") and RxB Acquisition Corp., a Delaware corporation having its principal place of business at 5860 Sterling Drive Howell, Michigan 48843 ("Mergerco").


         WHEREAS, SB Merger is authorized to issue 2,000,000 shares of common stock, par value $.001 per share (the "SB Merger Common Stock"), of which 253,750 shares are issued and outstanding on the date hereof (the "Outstanding SB Merger Shares"), and 500,000 shares of preferred stock, par value $.001 per share (the "SB Merger Preferred Stock"), none of which are issued and outstanding on the date hereof;

         WHEREAS, RxBazaar is authorized to issue 60,000,000 shares of its common stock, par value $.001 par value ("RxBazaar Common Stock"), and 10,000,000 shares of preferred stock, par value $.001 per share (the "RxBazaar Preferred Stock"), of which the number of shares issued and outstanding, and the number reserved for issuance pursuant to the exercise of outstanding options and warrants and conversion of preferred stock, are as set forth on Section 2(a) of the RxBazaar Schedule;

         WHEREAS, Mergerco is a wholly-owned subsidiary of SB Merger and is authorized to issue 100 shares of its common stock, $.001 par value ("Mergerco Shares"), all of which Mergerco Shares are owned by SB Merger, and

         WHEREAS, the respective Boards of Directors of RxBazaar, SB Merger and Mergerco deem it advisable and generally to the advantage and welfare of RxBazaar and Mergerco and their respective shareholders that Mergerco be merged with and into RxBazaar under the terms and conditions hereinafter set forth (the "Merger"), the Merger to be effected pursuant to the Delaware General Corporation Law (the "DGCL") and to be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"),

         NOW, THEREFORE, in consideration of the premises, the parties hereto do mutually agree as follows:

         1. VOTE ON MERGER.
            --------------


                  (a) As soon as practicable after the date hereof, but in no event after July 28, 2002, SB Merger shall cause a special meeting of its shareholders to be held to consider and vote upon the transactions contemplated by this agreement, including but not limited to the Merger, the change of SB Merger's name to "RxBazaar, Inc.," the authorization of additional shares of SB Merger Common Stock, amendments to SB Merger Corp.'s certificate of incorporation and by-laws, and adoption of a stock option plan allowing for the granting of options to purchase up to 1,500,000 shares of SB Merger Common Stock (collectively, the "Shareholder Matters"). SB Merger shall promptly take such actions as may be necessary to effect the foregoing, including filing and using its commercially reasonable best efforts to cause to be declared effective a Post-Effective Amendment to its Form SB-2 Registration Statement, File No. 333-39044 (the "Post-Effective Amendment") pursuant to Rule 419 ("Rule 419") under the Securities Act of 1933, as amended (the "Securities Act").

                  (b) As soon as practicable after the date hereof, but in no event after July 28, 2002, RxBazaar shall obtain the written consent of its shareholders to approve the Merger.

                  (c) As soon as practicable after the date hereof, but in no event after July 28, 2002, Mergerco shall obtain the written consent of its shareholder to approve the Merger.

                  (d) If the Merger and the other Shareholder Matters are approved by the shareholders of SB Merger in accordance with the laws of the State of Delaware and the requirements of Rule 419, subject to the further conditions and provisions of this Agreement, a closing of the transactions contemplated by this Agreement shall be held (the "Closing"), and a certificate of merger and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the Merger shall be executed and filed with the Secretary of State of the State of Delaware as promptly as possible thereafter. The certificate of merger (the "Certificate of Merger") so filed shall be in the form as the Boards of Directors of RxBazaar and Mergerco shall mutually approve. The date and time that such Certificate of Merger is accepted for filing by the Secretary of State of Delaware shall be the "Effective Time."

                  (e) EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of RxBazaar and Mergerco shall vest in RxBazaar as the surviving corporation in the Merger (referred to hereinafter sometimes as the "Surviving Corporation"), and all debts, liabilities and duties of RxBazaar and Mergerco shall become the debts, liabilities and duties of the Surviving Corporation.

                  (f) CERTIFICATE OF INCORPORATION; BYLAWS.
                      ------------------------------------

                           (1) At the Effective Time, the Certificate of
Incorporation of RxBazaar, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

                           (2) The Bylaws of RxBazaar, as in effect immediately
prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

                  (g) DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of RxBazaar immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of RxBazaar immediately prior to the Effective Time, until their respective successors are duly appointed.

                  (h) EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Mergerco, RxBazaar or the holders of any of the following securities, the following shall occur:

                           (1) CONVERSION OF RXBAZAAR COMMON STOCK. Each share
of RxBazaar Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted (subject to Sections 1(h)(6) and 1(h)(7)) into the right to receive .7 (the "Common Stock Exchange Ratio") shares of SB Merger Common Stock upon surrender of the certificate representing such share of RxBazaar Common Stock in the manner provided in Section 1(j) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1(l)).

                           (2) CONVERSION OF RXBAZAAR SERIES A PREFERRED STOCK.
Each share of Series A Preferred Stock, $0.001 par value per share, of RxBazaar (the "RxBazaar Series A Shares") issued and outstanding immediately prior to the Effective Time, will be canceled and extinguished and automatically converted (subject to Sections 1(h)(6) and 1(h)(7)) into the right to receive, for each share of RxBazaar Common Stock into which such RxBazaar Series A Share was convertible immediately prior to the Effective Time, .7 (the "Series A Exchange Ratio") shares of Series B Preferred Stock, par value $.01 per share, of SB Merger ("SB Merger Series B Preferred Stock") upon surrender of the certificate representing such share of RxBazaar Series A Share in the manner provided in
Section 1(j) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1(l)).

                           (3) CONVERSION OF RXBAZAAR SERIES B PREFERRED STOCK.
Each share of Series B Preferred Stock, $0.001 par value per share, of RxBazaar (the "RxBazaar Series B Shares" and together with the RxBazaar Series A Shares, the "RxBazaar Preferred Shares"; the shares of RxBazaar Common Stock and RxBazaar

Preferred Shares are referred to herein sometimes collectively as the "RxBazaar Shares") issued and outstanding immediately prior to the Effective Time, will be canceled and extinguished and automatically converted (subject to Sections 1(h)(6) and 1(h)(7)) into the right to receive one share of SB Merger Series A Preferred Stock upon surrender of the certificate representing such share of RxBazaar Series B Stock in the manner provided in Section 1(j) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1(l)). The SB Merger Series A Preferred Stock, together with the SB Merger Series B Preferred Stock and the SB Merger Common Stock, are referred to hereinafter sometimes as the "SB Merger Shares."

                           (4) OPTIONS AND WARRANTS. At the Effective Time, each
outstanding option and each outstanding warrant to purchase shares of RxBazaar Common Stock (each, an "RxBazaar Stock Option"), whether or not vested, shall by virtue of the Merger be assumed by SB Merger. Each RxBazaar Stock Option so assumed by SB Merger under this Agreement will be (or become) exercisable for a number of shares of SB Merger Common Stock equal to (A) the number of shares for which the RxBazaar Stock Option was exercisable immediately prior to the Effective Time times (B) the Common Stock Exchange Ratio, at a per share exercise price equal to (X) the per-share exercise of such assumed RxBazaar Stock Option divided by (Y) the Common Stock Exchange Ratio. SB Merger shall reserve a sufficient number of shares of SB Merger Common Stock for issuance upon exercise of the assumed RxBazaar Stock Options. Such reserved shares shall be "Eligible SB Merger Shares" for the purposes of Section 1(h)(7)(i) below.

                           (5) CAPITAL STOCK OF MERGERCO. Each share of Common
Stock, $0.01 par value per share, of Mergerco (the "Mergerco Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Mergerco Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

                           (6) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio
shall be adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into SB Merger Common Stock or RxBazaar Common Stock), reorganization, recapitalization, reclassification or other like change with respect to any SB Merger Shares or RxBazaar Common Stock occurring on or after the date hereof and prior to the Effective Time, other than (A) the proposed 1-for-5 reverse stock split of RxBazaar as shown on Section 2(a) of the RxBazaar Schedule and (B) an 8-for-5 stock split effected in the form of a common stock dividend that SB Merger intends to effect prior to the Effective Time.

                           (7) FRACTIONAL SHARES. No fraction of an SB Merger
Share will be issued by virtue of the Merger, but in lieu thereof the number of shares of SB Merger Shares shall be rounded up to the nearest whole number.

                  (i) ADDITIONAL MERGER CONSIDERATION. The "Additional Merger Consideration," as defined herein, may become payable as follows:

                           (1) ADDITIONAL MERGER CONSIDERATION DEFINED. The
"Additional Merger Consideration" shall consist of a fraction equal to .4286 shares of SB Merger Common Stock for each Eligible SB Merger Share. "Eligible SB Merger Shares" consist of: (A) shares of SB Merger Common Stock issued in respect of shares of RxBazaar Common Stock issued and outstanding as of the Effective Time; (B) shares of SB Merger Series B Stock issued in respect of shares of RxBazaar Series A Stock issued and outstanding as of the Effective Time; and (C) shares of SB Merger Common Stock reserved for issuance upon exercise or conversion of RxBazaar Stock Options assumed by SB Merger pursuant to Section 1(h)(4) above.

                           (2) CONDITIONS FOR PAYMENT. Subject to paragraph (3)
below, the Additional Merger Consideration will become payable as follows: if SB Merger's consolidated income before taxes (excluding extraordinary charges for NOLs or charges associated with the payment of Additional Merger Consideration) ("Pre-Tax Earnings"), as reflected in SB Merger's periodic reports filed with the Securities and Exchange Commission, is equal to or greater than $2,150,000 for the four fiscal quarters ending March 31, 2003, then the Additional Merger Consideration will be paid. If the Additional Merger Consideration has not been paid pursuant to paragraph (2) above, then if Pre-Tax Earnings, as reflected in SB Merger's periodic reports filed with the Securities and Exchange

Commission, for the four fiscal quarters ending March 31, 2004 is equal to or greater than $3,225,000, then the remaining Additional Merger Consideration will be paid.

                           (3) EFFECT OF RAISING ADDITIONAL EQUITY. SB Merger
shall be required to increase Pre-Tax Earnings set forth in paragraph (2) above by $0.10 for every additional gross dollar of equity investment in excess of $3,000,000 received by RxBazaar after the date hereof or by SB Merger after the Effective Time.

                           (4) PAYABLE UPON CHANGE OF CONTROL. The Additional
Merger Consideration shall become payable upon a Change of Control of SB Merger, but only if and to the extent that (a) the Change of Control occurs before March 31, 2004 and (b) payment of the Additional Merger Consideration would not have the effect of reducing the value of the consideration to be received by holders of SB Merger Series A Preferred Stock below any liquidation preference payment to which the holders would be entitled if the Change of Control were deemed to be a liquidation under the terms of the SB Merger Series A Preferred Stock , regardless of whether the Change of Control in fact constitutes a liquidation under such terms. A "Change of Control" of SB Merger means any (i) merger, consolidation or stock sale which results in the voting securities of SB Merger outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the voting securities of SB Merger or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or (ii) sale of all or substantially all the assets of SB Merger to any person other than a wholly-owned subsidiary.

                           (5) PAYABLE TO RECORD HOLDERS. Any Additional Merger
Consideration payable on account of Eligible SB Merger Shares shall be payable only to (i) the holders of record of the Eligible SB Merger Shares as of the Effective Time, and (ii) holders of record of RxBazaar Stock Options as of the Effective Time as follows: If a record holder of an RxBazaar Stock Option as of the Effective Time exercises the RxBazaar Stock Option between the Effective Time and the date on which any Additional Merger Consideration becomes payable, then the Additional Merger Consideration shall be paid to such record holder in respect of each Eligible SB Merger Share issued upon such exercise. If any RxBazaar Stock Option has not been exercised as of the date on which the Additional Merger Consideration becomes payable, then from and after such date the RxBazaar Stock Option shall be exercisable for (A) the number of Eligible SB Merger Shares issuable pursuant to Section 1(h)(4) above plus (B) the Additional Merger Consideration payable in respect of each such Eligible SB Merger Share.

                           (6) FRACTIONAL SHARES. No fraction of a share of SB
Merger Common Stock will be issued in connection with payment of any Additional Merger Consideration, but in lieu thereof the number of shares of SB Merger Common Stock issued in any payment of Additional Merger Consideration shall be rounded up to the nearest whole number.

                  (j) SURRENDER OF CERTIFICATES.
                      -------------------------

                           (1) EXCHANGE AGENT. RxBazaar shall select a bank or
trust company to act as the exchange agent (the "Exchange Agent") in the Merger.

                           (2) SB MERGER TO PROVIDE SB MERGER SHARES. As
promptly as practicable after the Effective Time, SB Merger shall make available to the Exchange Agent for exchange in accordance with this Article I, that number of SB Merger Shares as is issuable pursuant to Section 1(h) in exchange for outstanding shares of RxBazaar Common Stock and RxBazaar Preferred Stock and any dividends or distributions to which holders of shares of RxBazaar Common Stock and RxBazaar Preferred Stock may be entitled pursuant to Section 1(j)(4).

                           (3) EXCHANGE PROCEDURES. As soon as practicable after
the Effective Time, SB Merger shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding RxBazaar Shares whose shares were converted into the right to receive SB Merger Shares pursuant to this Agreement, and any dividends or other distributions pursuant to Section 1(j)(4), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as SB Merger may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing SB Merger Shares and any dividends or other distributions pursuant to Section 1(j)(4). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by SB Merger, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole SB Merger Shares into which their RxBazaar Shares were converted at the Effective Time and any dividends or distributions payable pursuant to Section 1(j)(4), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1(j)(4) as to the payment of dividends, to evidence only the ownership of the number of full SB Merger Shares into which such RxBazaar Shares shall have been so converted and any dividends or distributions payable pursuant to Section 1(j)(4).

                           (4) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES
AND ADDITIONAL MERGER CONSIDERATION. No dividends or other distributions declared or made after the date of this Agreement with respect to SB Merger Shares with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the SB Merger Shares represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, certificates representing whole SB Merger Shares issued in exchange therefor along with the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole SB Merger Shares. Upon the Surviving Corporation's becoming obligated to pay any Additional Merger Consideration pursuant to Section (i) above, subject to applicable law, the Exchange Agent shall deliver to the persons entitled to receive Additional Merger Consideration certificates representing the Additional Merger Consideration along with the amount of such dividends or other distributions with a record date after the Effective Time that would have been payable with respect to the number of whole SB Merger Shares represented by the Additional Merger Consideration had such shares been issued and outstanding at all times from and after the Effective Time.

                           (5) TRANSFERS OF OWNERSHIP. If SB Merger Shares are
to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to SB Merger or any agent designated by it any transfer or other taxes required by reason of the issuance of SB Merger Shares in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of SB Merger or any agent designated by it that such tax has been paid or is not payable.

                           (6) REQUIRED WITHHOLDING. Each of the Exchange Agent,
SB Merger and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of RxBazaar Shares such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                           (7) NO LIABILITY. Notwithstanding anything to the
contrary in this Section 1(j)(7), neither the Exchange Agent, SB Merger, the Surviving Corporation nor any party hereto shall be liable to a holder of SB Merger Shares or RxBazaar Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (k) NO FURTHER OWNERSHIP RIGHTS IN RXBAZAAR SHARES. All SB Merger Shares issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such RxBazaar Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of RxBazaar Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

                  (l) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the SB Merger Shares into which the RxBazaar Shares represented by such Certificates were converted pursuant to Section 1(h) and any dividends or distributions payable pursuant to Section 1(j)(4); provided, however, that SB Merger may, in its discretion and as a condition precedent to the issuance of such certificates representing the SB Merger Shares, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against SB Merger, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                  (m) TAX CONSEQUENCES. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

                  (n) TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of RxBazaar and Mergerco, then RxBazaar and Mergerco will cause their respective current officers to take all such lawful and necessary action. SB Merger shall cause Mergerco to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

         2. REPRESENTATIONS AND WARRANTIES BY RXBAZAAR. RxBazaar represents and warrants, except as set forth in RxBazaar's Disclosure Schedule attached hereto (the "RxBazaar Schedule"), as follows:


                  (a) RxBazaar is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue the RxBazaar Common Stock and the RxBazaar Preferred Stock. The issued and outstanding capital stock of RxBazaar consists only of the shares set forth in Section 2(a) of the RxBazaar Schedule, and except as set forth thereon there are no issued or outstanding rights, options or warrants to purchase RxBazaar Common Stock or any issued or outstanding securities of any nature convertible into RxBazaar Common Stock. The issued and outstanding shares of RxBazaar Common Stock and RxBazaar Preferred Stock have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                  (b) RxBazaar has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of RxBazaar. This Agreement has been duly executed and delivered by RxBazaar and constitutes a valid and binding obligation of RxBazaar, enforceable against RxBazaar in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                  (c) RxBazaar is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of RxBazaar (an "RxBazaar Material Adverse Effect"). The business of RxBazaar does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

                  (d) RxBazaar has no subsidiaries other than FPP Distribution, Inc., an Ohio corporation (the "Subsidiary") and a wholly-owned subsidiary of RxBazaar. The Subsidiary is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio, with full power and authority to own its properties and to engage in its business as presently conducted and is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires.

                  (e) The consolidated financial statements of RxBazaar, consisting of its balance sheet as at December 31, 2000, its statement of operations for the year ended December 31, 2000, its statement of stockholders' equity for the year ended December 31, 2000, and its statement of cash flows for the year ended December 31, 2000, all together with accompanying notes, have been prepared in accordance with GAAP, are true, complete, and accurate in all material respects and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of RxBazaar, at the date and for the respective periods to which they apply. The unaudited financial statements of RxBazaar, consisting of its balance sheet as at September 30, 2001 and its statements of operations for the nine months ended September 30, 2001, have been prepared in accordance with generally accepted accounting principles (except for the absence of footnotes thereto and except that they are subject to normal year-end adjustments), are true, complete, and accurate in all material respects and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of RxBazaar, at the date and for the respective periods to which they apply. The financial statements of RxBazaar referred to above in this Section 2(e) are hereinafter collectively referred to as the "RxBazaar Financial Statements." Since December 31, 2000, the business of RxBazaar has been operated in all material respects only in the ordinary course and there has not been any RxBazaar Material Adverse Effect except as set forth in the RxBazaar Financial Statements.

                  (f) There are no material liabilities (including, but not limited to material tax liabilities) or material claims against RxBazaar or the Subsidiary (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not described in the RxBazaar Financial Statements, other than liabilities incurred in the ordinary course of business since the date of the RxBazaar Financial Statements.

                  (g) All federal, state, county and local income, excise, property and other material tax returns required to be filed by RxBazaar and the Subsidiary have been filed and all required taxes, fees assessments have been paid or an adequate reserve therefor has been established as described in the RxBazaar Financial Statements. All tax returns filed by RxBazaar and the Subsidiary are true, correct and complete. The income tax returns of RxBazaar have never been audited by any authority empowered to do so, where any such audit could reasonably be expected to have a RxBazaar Material Adverse Effect. All taxes required by law to be withheld or collected have been so withheld or collected and, to the extent required, paid to the proper governmental body.

                  (h) Except as described in the RxBazaar Financial Statements, RxBazaar and the Subsidiary each has good and marketable title in all material respects to all its furniture, fixtures, equipment and other owned assets as set forth in the RxBazaar Financial Statements and such assets are owned free and clear of all material security interests, pledges, liens, restrictions and encumbrances of every kind and nature, except as set forth in the RxBazaar Financial Statements.

                  (i) The accounts receivable, net of reserves, set forth in the RxBazaar Financial Statements represent amounts due for goods sold or services rendered by RxBazaar or the Subsidiary in the ordinary course of business and, except as reserved for in the RxBazaar Financial Statements, are, to the best knowledge of RxBazaar, collectable in all material respects in the ordinary course of business.

                  (j) Copies of all written material agreements, contracts, arrangements, understandings and commitments, including, without limitation, real estate leases and loan agreements (collectively, "Contracts"), to which RxBazaar or the Subsidiary is a party, by which RxBazaar or the Subsidiary is bound, or from which RxBazaar or the Subsidiary is entitled to receive substantial benefits, and a summary of the provisions of each oral material contract, have been delivered to Mergerco. There is no default by RxBazaar or the Subsidiary under any such Contract that could reasonably be expected to have a RxBazaar Material Adverse Effect. The validity and enforceability of and rights of RxBazaar and the Subsidiary contained in each such Contract shall not be materially adversely affected by the Merger or the transactions contemplated hereby.

                  (k) There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against RxBazaar or the Subsidiary which could reasonably be expected to have a RxBazaar Material Adverse Effect or which challenge the validity or propriety of the transactions contemplated by this Agreement and, to RxBazaar's knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. Neither RxBazaar nor the Subsidiary is a party to or bound by any order, judgment or decree which could reasonably be expected to have a RxBazaar Material Adverse Effect.

                  (l) Since December 31, 2000, there have been (i) no bonuses or extraordinary compensation paid to any of the officers or directors of RxBazaar or the Subsidiary, (ii) no loans made to or any other transactions with any of the officers or directors of RxBazaar or the Subsidiary or their families, (iii) no dividends or other distributions declared or paid by RxBazaar, and (iv) no purchase by RxBazaar of any of its capital shares.

                  (m) Since December 31, 2001, RxBazaar has not issued or committed itself to issue, and until after the Effective Time will not issue or commit itself to issue any RxBazaar Common Stock or any options, rights, warrants, or other securities convertible into RxBazaar Common Stock except pursuant to options, rights, warrants or other convertible securities issued and outstanding as of the date hereof except as contemplated by this Agreement.

                  (n) Each of RxBazaar and the Subsidiary have maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar to RxBazaar and the Subsidiary in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to RxBazaar and the Subsidiary, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, shall be delivered to SB Merger upon written request. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid and RxBazaar and the Subsidiary have not received any notice of cancellation of any such policies.

                  (o) RxBazaar and the Subsidiary do not have any patents, patent applications, trademark registrations or applications therefor, copyright registrations or applications therefor, or other registered intellectual property.
                  (p) Since inception, RxBazaar and the Subsidiary have each in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply could not reasonably be expected to have a RxBazaar Material Adverse Effect. Each of RxBazaar and the Subsidiary have all licenses, permits, orders, and approvals from all governmental bodies required for the conduct of its businesses and is not in violation of any such license, permit, order, or approval, where the lack of such license, permit, etc. would have an RxBazaar Material Adverse Effect. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation thereof has been threatened.

                  (q) Except as described in the RxBazaar Financial Statements, since December 31, 2000 there have been no loans, leases or other Contracts outstanding between RxBazaar or the Subsidiary and any officer or director of RxBazaar or the Subsidiary or any person or entity related to any officer or director of RxBazaar or the Subsidiary.

                  (r) Since December 31, 1996, neither RxBazaar, any promoter, officer or director of RxBazaar or the Subsidiary, nor any person intended to become an officer or director of RxBazaar or the Subsidiary, has been the subject of:

                           (1) a petition under the Federal bankruptcy laws or
any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within five years before the time of such filing, or any corporation or business association of which he was an executive officer at or within five years before the time of such filing;

                           (2) a conviction in a criminal proceeding or a named
subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

                           (3) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                    (i) Acting as a futures commission merchant,
                  introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                    (ii)  Engaging in any type of business
                  practice; or

                                    (iii) Engaging in any activity in connection
                  with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                           (4) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                           (5) a finding by a court of competent jurisdiction in
a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                           (6) a finding by a court of competent jurisdiction in
a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

                  (s) RxBazaar and the Subsidiary have no pension plan, profit sharing or similar employee benefit plan.

                  (t) Except for the consent and approval of the shareholders of SB Merger, Mergerco and RxBazaar and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by RxBazaar of this Agreement and (ii) the consummation by RxBazaar of the Merger and the other transactions contemplated hereby.

                  (u) RxBazaar does not know of any person who rendered any service in connection with the introduction of SB Merger, Mergerco or RxBazaar to each other, and knows of no claim for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

                  (v) No employees of RxBazaar or the Subsidiary are on strike or threatening any strike or work stoppage. RxBazaar and the Subsidiary have no obligations under any collective bargaining or labor union agreements. Neither RxBazaar nor the Subsidiary is involved in any material controversy with any of its employees or any organization representing any of its employees.

                  (w) None of the information supplied or to be supplied by or about RxBazaar and the Subsidiary for inclusion in the Post-Effective Amendment to be furnished to the SB Merger shareholders concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (x) The execution and delivery by RxBazaar of this Agreement, the consummation and performance the transactions herein contemplated, and compliance with the terms of this Agreement by RxBazaar will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other material agreement, instrument or Contract to which RxBazaar or the Subsidiary is now a party or by which it or any of its assets or properties is bound or the Articles of Incorporation, as amended, or the bylaws of RxBazaar or the Subsidiary, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment, or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over RxBazaar or the Subsidiary or any of its business or properties, which conflict, breach or default could reasonably be expected to have a RxBazaar Material Adverse Effect.

         3. REPRESENTATIONS AND WARRANTIES RELATING TO SB MERGER AND MERGERCO. Mergerco and SB Merger, jointly and severally, represent and warrant follows:

                  (a) Mergerco is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only the Mergerco Shares. The issued and outstanding capital stock of Mergerco consists only of the Mergerco Shares all of which are fully paid and nonassessable and which are owned by SB Merger. There are no issued or outstanding rights, options or warrants to purchase Mergerco Shares or any issued or outstanding securities of any nature convertible into Mergerco Shares. The Mergerco Shares have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                  (b) Mergerco has been organized solely for the purpose of consummating the Merger and, since its inception, Mergerco has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

                  (c) Mergerco has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Boards of Directors of SB Merger and Mergerco, and by the shareholder of Mergerco. This Agreement has been duly executed and delivered by Mergerco, and constitutes a valid and binding obligation of Mergerco, enforceable against Mergerco in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                  (d) Mergerco is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of Mergerco (a "Mergerco Material Adverse Effect"). The business of Mergerco does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act and the Investment Advisers Act of 1940, each as amended.

                  (e)      Mergerco has no subsidiaries.

                  (f) Except for (i) the incurring of expenses of its organization, (ii) the issuance of the Mergerco Shares to SB Merger, (iii) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement, and (iv) the consummation of the Merger, Mergerco has had no business and no financial or other transactions of any nature whatsoever.

                  (g) Mergerco has no liabilities (including, but not limited to, tax liabilities) nor are there any claims against Mergerco (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) except for liabilities for its organization expenses or expenses incurred in connection with the Merger.

                  (h) All federal, state, county and local income, excise, property or other tax returns required to be filed by Mergerco have been filed and all required taxes, fees or assessments have been paid.

                  (i) Mergerco has no fixtures, furniture, equipment, inventory or accounts receivable.

                  (j) Mergerco has no Contracts or commitments to which it is a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the Merger.

                  (k) There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Mergerco, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Mergerco's and SB Merger's best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against Mergerco. Mergerco is not a party to or bound by any order, judgment or decree which could reasonably be expected to have a Mergerco Material Adverse Effect.

                  (l) Since the inception of Mergerco there have been (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Mergerco; (ii) no loans made to or any transactions with any officer or director of Mergerco; (iii) no dividends or other distributions declared or paid by Mergerco; and (iv) no purchase by Mergerco of any Mergerco Shares.

                  (m) Since its inception, Mergerco has not issued or committed itself to issue, and until after the Effective Time will not issue or commit itself to issue any Mergerco Shares or any options, rights, warrants, or other securities convertible into Mergerco Shares except for the issuance of the Mergerco Shares to SB Merger.

                  (n) Mergerco has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefore.

                  (o) Since its inception, Mergerco has in all material respects conducted its affairs in compliance with all applicable laws, rules and regulations except where the failure to so comply could not reasonably be expected to have a Mergerco Material Adverse Effect.

                  (p) Since December 31, 1996, no officer or director of Mergerco has been the subject of:

                           (1) a petition under the Federal bankruptcy laws or
any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                           (2) a conviction in a criminal proceeding or a named
subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

                           (3) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                    (i) Acting as a futures commission merchant,
                  introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                    (ii)  Engaging in any type of business
                  practice; or

                                    (iii) Engaging in any activity in connection
                  with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                           (4) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                           (5) a finding by a court of competent jurisdiction in
a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                           (6) a finding by a court of competent jurisdiction in
a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

                  (q) Mergerco has no pension plan, profit sharing or similar employee benefit plan.

                  (r) Except for the consent and approval of the shareholders of SB Merger, Mergerco and RxBazaar and the filing of the Articles of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Mergerco of this Agreement and (ii) the consummation by Mergerco of the Merger and the other transactions contemplated hereby.

                  (s) Mergerco knows of no person who rendered any service in connection with the introduction of SB Merger, Mergerco or RxBazaar to each other, and that they know of no claim for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

                  (t)      Mergerco has no employees.

                  (u) None of the information supplied or to be supplied by or about Mergerco for inclusion in the Post-Effective Amendment to be furnished to the SB Merger shareholders concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (v) The execution and delivery by Mergerco of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Mergerco will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which Mergerco is now a party or by which it or any of its assets or properties is bound or the Articles of Incorporation, as amended, or the bylaws of Mergerco, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Mergerco or any of its business or properties, which conflict, breach or default could reasonably be expected to have a Mergerco Material Adverse Effect.

         4. REPRESENTATIONS AND WARRANTIES RELATING TO SB MERGER. SB Merger and Mergerco, jointly and severally, represent and warrant as follows:

                  (a) SB Merger is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only 2,000,000 shares of SB Merger Common Stock and 500,000 shares of preferred stock, $.01 par value, the rights, powers and designations of which have not been established by the Board of Directors of SB Merger. Immediately prior to the Effective Time, there will be issued and outstanding, after giving effect to an 8-for-5 stock split effected in the form of a stock dividend that SB Merger intends to effect prior to the Effective Time, 406,000 shares of SB Merger Common Stock, all of which will be fully paid and nonassessable (the "Outstanding SB Merger Shares"). Except as contemplated by this Agreement, there are no issued or outstanding options, warrants or other rights, contingent or otherwise, to purchase or acquire shares of SB Merger Common Stock or any issued or outstanding securities of any nature convertible into shares of SB Merger Common Stock. The issued and outstanding shares of SB Merger Common Stock have all been issued pursuant to an effective registration statement or an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                  (b) Since its inception, the business of SB Merger has been limited to the search for an acquisition or merger partner and, except for transactions related thereto or related to its status as a publicly held company, it has not engaged in any other business or activity.

                  (c) SB Merger has full power and authority to enter into this Agreement and, subject to obtaining the approval of its shareholders, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of SB Merger. This Agreement has been duly executed and delivered by SB Merger and constitutes a valid and binding obligation of SB Merger enforceable against SB Merger in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                  (d) SB Merger is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of SB Merger (an "SB Merger Material Adverse Effect"). The business of SB Merger does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

                  (e) SB Merger has no subsidiaries except for Mergerco.

                  (f) The financial statements of SB Merger, consisting of its balance sheets as at December 31, 2000, and its statement of operations, its statement of stockholders' equity and its statement of cash flows for the year ended December 31, 2000, all together with accompanying notes, as set forth in SB Merger's Registration Statement on Form SB-2, have been audited by independent public accountants and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of SB Merger, at the date and for the respective periods to which they apply. The unaudited financial statements of SB Merger, consisting of its balance sheet as at September 30, 2001 and 2000, its statement of income, statement of stockholders' equity and statement of cash flows for the nine months ended September 30, 2001, as set forth in SB Merger's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001 (the "Form 10-QSB," and collectively with the Registration Statement, the "SEC Reports"), have been prepared in accordance with generally accepted accounting principles, have been adjusted for all normal and recurring accruals, and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of SB Merger, at the date and for the respective periods to which they apply. The audited financial statements and the unaudited financial statements of SB Merger are hereinafter referred to as the "SB Merger Financial Statements." The SB Merger Financial Statements have been delivered to RxBazaar.

                  (g) The business of SB Merger, as described in the SEC Reports, has only been operated in the ordinary course. There has not been any material change in the financial condition of SB Merger from that set forth in the Form 10-QSB except for (i) transactions in the ordinary course of business,
(ii) transactions relating to this Agreement, and (iii) the incurring of expenses or liabilities relating to this Agreement.

                  (h) There are, and at the Effective Time will be, no liabilities (including, but not limited to, tax liabilities) or claims against SB Merger (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) not appearing on the SB Merger Financial Statements, except for (i) liabilities for expenses incurred relating to this Agreement and the consummation of the transactions contemplated by this Agreement and (ii) liabilities and commitments incurred or made in the ordinary course of SB Merger's business or taxes incurred on earnings since September 30, 2001, each as listed on the SB Merger Disclosure Schedule attached hereto.

                  (i) All federal, state, county and local income, excise, property or other tax returns required to be filed by SB Merger have been filed and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been set up in the SB Merger Financial Statements. SB Merger's income tax returns have never been audited by any authority empowered to do so.

                  (j) SB Merger has no fixtures, furniture, equipment, inventory or accounts receivable.

                  (k) SB Merger has no material Contracts to which it is a party, except those between the parties hereto, and as described in the SEC Reports and except filing and other requirements associated with SB Merger's initial public offering of securities and its status as a publicly held company.

                  (l) There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against SB Merger, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Mergerco's and SB Merger's best knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. SB Merger is not a party to or bound by any order, judgment or decree which will, or might reasonably be expected to have a SB Merger Material Adverse Effect.

                  (m) There have been: (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of SB Merger; (ii) no loans made to or transactions with any officer or director of SB Merger other than loans by officers to provide working capital described in the SEC Reports, which shall not exceed $10,000 at the Effective Time; (iii) no cash dividends or other cash distributions declared or paid by SB Merger; and (iv) no purchase by SB Merger of any SB Merger Shares.

                  (n) Since December 31, 2000, SB Merger has not issued or committed itself to issue, and prior to the Effective Time will not issue or commit itself to issue any additional common shares (other than the outstanding SB Merger Shares) or any options, rights, warrants, or other securities convertible into common shares, except as contemplated by this Agreement.

                  (o) SB Merger has furnished to RxBazaar true and complete copies, including exhibits and, as applicable, amendments thereto, of (i) SB Merger's Registration Statement, including all post-effective amendments thereto, for its initial public offering; (ii) the Prospectus contained therein; and (iii) each Quarterly Report on Form 10-QSB and each Annual Report on Form 10-KSB issued by SB Merger since its inception. None of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading a the time of such filings.

                  (p) SB Merger has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor.

                  (q) Since its inception, SB Merger has in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations.

                  (r) Except as set forth in the SEC Reports or otherwise disclosed pursuant hereto, there are no loans, leases or other contracts outstanding between SB Merger and any officer or director of SB Merger or any person related to any officer or director of SB Merger

                  (s) Since December 31, 1996, no officer or director of SB Merger has been the subject of

                           (1) a petition under the Federal bankruptcy laws or
any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                           (2) a conviction in a criminal proceeding or a named
subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

                           (3) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                    (i) Acting as a futures commission merchant,
                  introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                    (ii)  Engaging in any type of business
                  practice; or

                                    (iii) Engaging in any activity in connection
                  with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                           (4) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                           (5) a finding by a court of competent jurisdiction in
a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                           (6) a finding by a court of competent jurisdiction in
a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed suspended or vacated.

                  (t) SB Merger has no pension plan, profit sharing or similar employee benefit plan.

                  (u) Except for the consent and approval of the shareholders of SB Merger, Mergerco and RxBazaar and the filing of the Certificate of Merger, and the effectiveness of the Registration Statement, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by SB Merger of this Agreement and (ii) the consummation of the Merger and the other transactions contemplated hereby.

                  (v) SB Merger knows of no person who rendered any service in connection with the introduction of SB Merger, Mergerco or RxBazaar to each other, which is being compensated through a separate agreement between itself and RxBazaar, and they know of no claim for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

                  (w) None of the information supplied or to be supplied by or about SB Merger for inclusion in the Post-Effective Amendment to be furnished to SB Merger shareholders concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (x) The execution and delivery by SB Merger of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by SB Merger will not conflict with, result in a breach of or constitute default under any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which SB Merger is now a party or by which it or any of its assets or properties is bound or the Certificate of Incorporation, as amended, or the bylaws of SB Merger, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over SB Merger or any of its business or properties.

         5. RIGHTS AND LIABILITIES OF SURVIVING CORPORATION. At and after the Effective Time, RxBazaar, as the surviving corporation, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the constituent corporations; all debts due to either of the constituent corporations on whatever account shall be vested in RxBazaar; all claims, demands, property, rights, privileges, powers, and franchises and every other interest of either of the constituent corporations shall be as effectively the property of RxBazaar as they were of the respective constituent corporations; the title to any real estate by deed or otherwise in either of the constituent corporations shall not revert or be in any way impaired by reason of the merger, but shall be vested in RxBazaar; all rights of creditors and all liens upon any property of either of the constituent corporations shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time; all debts, liabilities, and duties of the respective constituent corporations shall thenceforth attach to RxBazaar and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and RxBazaar shall indemnify and hold harmless SB Merger and the officers and directors of each of the constituent corporations against all such debts, liabilities, and duties and against all claims and demands arising out of the Merger. At and after the Effective Time, SB Merger shall continue to indemnify all prior officers and directors of SB Merger to the maximum extent permitted by the Certificate of Incorporation and Bylaws of SB Merger. To the extent the Surviving Corporation obtains insurance covering its officers and directors, then it will maintain such coverage for the present officers and directors of SB Merger for a period of five years from and after the Effective Time, if and to the extent that maintaining such coverage does not in management's reasonable discretion result in material additional expense to RxBazaar.

         6. REASONABLE EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any) and
(ii) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  (b) Each of RxBazaar and SB Merger shall give prompt notice to the other of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of such party to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 8 or 9 could reasonably be expected to not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         7. FURTHER ASSURANCES OF TITLE. As and when requested by RxBazaar or by its successors or assigns, Mergerco shall execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as RxBazaar may deem necessary or desirable in order to invest in and confirm to RxBazaar title to and possession of its property acquired by RxBazaar by reason or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of Mergerco and RxBazaar are fully authorized in the name of Mergerco, RxBazaar or otherwise to take any and all such action.

         8. CONDITIONS TO OBLIGATIONS TO MERGERCO AND SB MERGER. The obligation of Mergerco and SB Merger to consummate the Merger is subject to satisfaction of the following conditions prior to the Effective Time:

                  (a) That the shareholders of SB Merger, at a meeting of its shareholders duly called and held, shall have approved the Merger and all other Shareholder Matters, all subject to the consummation of the Merger.

                  (b) RxBazaar shall have delivered to SB Merger audited financial statements as at and for the years ended December 31, 2001 and 2000 and such financial statements shall evidence no RxBazaar Material Adverse Change from the date of RxBazaar Financial Statements. Except as disclosed in or as contemplated by this

Agreement or in the RxBazaar Schedule, that no material adverse change in the aggregate shall have occurred in the consolidated financial condition of RxBazaar since December 31, 2001.

                  (c) That RxBazaar shall have performed and complied in all material respects with the provisions and conditions of this Agreement to be performed and complied with, and that the representations and warranties made by RxBazaar in this Agreement are true and correct in all material respects, both when made and as of the Effective Time subject to RxBazaar making such modifications to the RxBazaar Disclosure Schedule as may be necessary provided that no such modification shall constitute an RxBazaar Material Adverse Effect.

                  (d) That this Agreement and the transactions contemplated hereby shall have been approved by appropriate corporate action of RxBazaar, including by written consent of the shareholders of RxBazaar, and that corporate votes and resolutions to that effect in form and substance reasonably satisfactory to Mergerco and its counsel have been delivered to Mergerco.

                  (e) That Mergerco and SB Merger shall have received an opinion from counsel to RxBazaar substantially in the form of Exhibit 8(e) hereto.

                  (f) RxBazaar shall have raised a minimum of $3,000,000 of gross proceeds from January 1, 2002 through the Effective Time, either a private placement of RxBazaar Series B Preferred Stock or other funding, including the sale of shares of RxBazaar Series B Preferred Stock at a price of at least $2.00 per share.

         Compliance with the provisions of subparagraphs (b) through (d) and (f) of this paragraph shall be evidenced by the certificate of the President and Secretary of RxBazaar.

         9. CONDITIONS TO OBLIGATIONS OF RXBAZAAR. The obligations of RxBazaar to consummate the Merger are subject to satisfaction of the following conditions prior to the Effective Time:

                  (a) INTENTIONALLY OMITTED

                  (b) That the Merger and all other Shareholder Matters, including without limitation the amendment to SB Merger certificate of incorporation designating the Series A Preferred Stock and Series B Preferred Stock of SB Merger, shall have been approved by the shareholders of SB Merger on terms satisfactory to RxBazaar, all subject to the consummation of the Merger.

                  (c) That SB Merger's Board of Directors and officers shall have resigned seriatim subject to the consummation of the Merger.

                  (d) That no material transactions shall have been entered into by Mergerco or SB Merger other than transactions in the ordinary course of business since December 31, 2001, other than as referred to in this Agreement, except with the prior written consent of RxBazaar.

                  (e) That no material adverse change shall have occurred in the financial condition of either Mergerco or SB Merger since December 31, 2001, other than as referred to in this Agreement.

                  (f) That Mergerco and SB Merger shall each have performed and complied in all material respects with the provisions and conditions of this Agreement to be performed and complied with and that the representations and warranties made by Mergerco and SB Merger herein are true and correct in all material respects, both when made and as of the Effective Time.

                  (g) SB Merger shall have complied fully with the applicable securities or "blue sky" laws of any state or other governmental body in connection with the Merger.

                  (h) That SB Merger shall have complied with all applicable provisions of Rule 419 under the Securities Act, including the effectiveness of the Post-Effective Amendment with the Commission and the circulation of a reconfirmation offer to each original investor in SB Merger.

                  (i) That the SEC shall have declared the Post-Effective Amendment effective, no stop order suspending the effectiveness of the Post-Effective Amendment or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the prospectus included therein, shall have been initiated or threatened in writing by the SEC.

                  (j) That RxBazaar shall have received an opinion from counsel to Mergerco and SB Merger in substantially the form of Exhibit 9(j).

         Compliance with the provisions of subparagraphs (b) through (i) of this paragraph shall be evidenced by the certificate of the President and Secretary of SB Merger and the certificate of the President and Secretary of Mergerco to be delivered at Closing.

         10. ABANDONMENT. This Agreement and the Merger may be abandoned (a) by RxBazaar, on the one hand, or SB Merger and Mergerco, on the other hand, acting by their respective Boards of Directors, in the event of the failure at the Closing of any condition in favor of such party to which the consummation of the Merger is subject, or (b) by the mutual consent of the parties, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the Effective Time. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect and except as set forth in
Section 11(b) hereof, there shall be no further liability or obligation hereunder on the part of any of the parties, their respective Boards of Directors or any other party to this Agreement, provided, that the Non-Disclosure Agreement dated as of January 25, 2002 between RxBazaar and SB Merger (the "NDA Agreement") shall survive any termination and abandonment of this agreement.

         11. CLOSING OR TERMINATION.
             ----------------------

                  (a) In the event the Closing of this Agreement shall not take place by July 28, 2002, then any party shall have the right to terminate this Agreement in which event no party shall have any further right or obligation as against any other, except as set forth in Section 11(b).

                  (b) In the event this Agreement fails to close on or before July 28, 2002 for any reason, then RxBazaar agrees to abide by the terms of the letter agreement between SB Merger and RxBazaar dated January 30, 2002, regarding the payment of break-up fees to SB Merger (such letter agreement as amended from time to time, the "Fee Agreement"). The parties agree that the break-up fee shall be construed as liquidated damages and shall be RxBazaar's sole liability in connection with any termination or abandonment of this Agreement.

         12. DELIVERY OF CORPORATE PROCEEDINGS OF SB MERGER. At the Closing, SB Merger shall deliver to RxBazaar's counsel the originals or certified copies of all of the corporate proceedings of SB Merger, duly certified by its Secretary, relating to this Agreement.

         13. DELIVERY OF CORPORATE PROCEEDINGS OF MERGERCO. At the Closing, Mergerco shall deliver to RxBazaar's counsel the originals of all of the corporate proceedings of Mergerco, duly certified by its Secretary, relating to this Agreement.

         14. DELIVERY OF CORPORATE PROCEEDINGS OF RXBAZAAR. At the Closing, RxBazaar shall deliver to Mergerco's counsel a copy of its corporate proceedings relating to this Agreement or taken pursuant to the provisions of this Agreement duly certified by its Secretary or by its Assistant Secretary.

         15. FURTHER AGREEMENTS; 1934 ACT REPORTING. Within 15 days after the Effective Time, SB Merger shall file an appropriate Form 8-K Current Report with respect to the Merger pursuant to the Securities Exchange Act of 1934, as amended. SB Merger shall thereafter file such audited and other financial statements pursuant to the requirements of Form 8-K, such financial statements to be filed within the time period set forth in Form 8-K.

         16. LIMITATION OF LIABILITY. The representations and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement, and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever, and only to the extent expressly referred to herein.

         17. FURTHER INSTRUMENTS AND ACTIONS. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intents and purposes of this Agreement.

         18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without reference to its conflicts of laws principles, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         19. RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         20. ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 20 shall be void.

         21. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via overnight courier, sent by facsimile, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

         If to RxBazaar:        RxBazaar, Inc.
                                200 Highland Avenue, Suite 301
                                Needham, MA 02494
                                Attention:  C. Robert Cusick
                                Telephone:  (781) 449-4962
                                Facsimile:  (781) 449-5190
                                email:  crcusick@rxbazaar.com


         With a copy to:        Foley Hoag LLP
                                155 Seaport Boulevard
                                Boston, MA  02210
                                Attention:  Gerard P. O'Connor
                                Telephone:  (617) 832-1249
                                Facsimile:  (617) 832-7000
                                email:  goconnor@foleyhoag.com


         If to SB Merger:       SB Merger Corp.
                                5860 Sterling Drive
                                Howell, Michigan   48843
                                Attention:  Richard L. Campbell
                                Telephone:  (517) 586-4009
                                Fax:  (517) 586-6004
                                Email:  rcampbell@stockbridgecapital.com

         With a copy to:        Gusrae, Kaplan & Bruno, PLLC
                                120 Wall Street
                                New York NY  10005
                                Attention:  James J. D'Esposito
                                Telephone:  (212) 269-1400
                                Fax: (212)  809-5449
                                Email:  jdesposito@gkblaw.com
         or to such other person or entity or at such other address as any party shall designate by notice to the other in accordance with this Section 21.

         Notices provided in accordance with this Section 21 shall be deemed delivered (i) upon personal delivery with signature required, (ii) one Business Day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required) (iii) upon confirmation, answer back received, of successful transmission of a facsimile message containing such notice if sent between 9 a.m. and 5 p.m., local time of the recipient, on any Business Day, and as of 9 a.m. local time of the recipient on the next Business Day if sent at any other time, or (iv) three Business Days after deposit in the mail. The term "Business Day" as used in this Section 21 shall mean any day other than Saturday, Sunday or a day on which banking institutions are not required to be open in Boston, Massachusetts. Copies of any notices hereunder may be sent by email, but transmission by such means alone shall not constitute delivery of notice under this Section 21.

         22. BINDING AGREEMENT. This Agreement, along with the Fee Agreement and the NDA Agreement, represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

         23. COUNTERPARTS. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

         24. SEVERABILITY. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

                                  RxBAZAAR, INC.

                                  By: /s/ C. Robert Cusick
                                      -------------------------------------
                                      C. Robert Cusick
                                      Chairman and Chief Executive Officer



                                  SB MERGER CORP.

                                  By: /s/ Richard L. Campbell
                                      -------------------------------------
                                  Name:  Richard L. Campbell
                                  Title: Secretary



                                  RxB ACQUISITION CORP.

                                  By: /s/ Richard L. Campbell
                                      -------------------------------------
                                  Name:  Richard L. Campbell
                                  Title: Secretary

                                   APPENDIX C

                        DELAWARE GENERAL CORPORATION LAW

                              TITLE 8. CORPORATIONS

                            SS. 262 APPRAISAL RIGHTS.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholder's of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholder's. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   APPENDIX D

                           TEXT OF PROPOSED AMENDMENT

RESOLVED:         That the stockholders of the Corporation hereby declare the advisability of, and approve, adopt, confirm and ratify, pursuant to Section 242 of the General Corporation Law of Delaware, an amendment to the Corporation's Certificate of Incorporation deleting Article FIRST thereof in its entirety and replacing said Article with the following new article:

                  "FIRST: The name of the Corporation is RxBazaar, Inc."

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of officers and directors

         Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to indemnify its present and former directors and officers under certain conditions. Article Seventh of our amended and restated certificate of incorporation provides that we shall indemnify each person who at any time is, or shall have been, one of our officers or directors and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers, or is or was serving at our request as a director, officer, trustee of, or in similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the Delaware General Corporation Law, as currently in effect or amended in the future. No amendment to or repeal of the provisions of Article Seventh of our amended and restated certificate of incorporation shall deprive a director or officer of the benefit of those articles with respect to any act or failure occurring prior to such amendment or repeal.

         Section 102(b)(7) of the Delaware General Corporation Law authorizes a Delaware corporation to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that the provision may not eliminate or limit the liability of directors for:

         o any breach of the director's duty of loyalty to the corporation or its stockholders;
         o any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
         o any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law; and
         o any transaction from which the director derived an improper personal benefit.

         Article Ninth of our amended and restated certificate of incorporation provides that, to the maximum extent permitted by the Delaware General Corporation Law, none of our directors shall be personally liable to us or to any of our stockholders for monetary damages arising out of that director's breach of fiduciary duty as one of our directors. No amendment to or repeal of the provisions of Article Ninth shall apply to or have any effect on the liability or the alleged liability of any of our directors with respect to any act or failure to act of that director occurring before the amendment or repeal. A principal effect of Article Ninth is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described above.

         Section 145 of the Delaware General Corporation Law also authorizes a Delaware corporation to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We will procure a directors' and officers' liability and company reimbursement liability insurance policy that insures: (a) our directors and officers against losses, above a deductible amount, arising from specified types of claims made against them by reason of enumerated acts done or attempted by our directors or officers; and
(b) us against losses, above a deductible amount, arising from any of the specified types of claims, but only if we are required or permitted to indemnify our directors or officers for those losses under statutory or common law or under provisions of our amended and restated certificate of incorporation or amended and restated bylaws.

         The preceding discussion gives effect to amendments to our certificate of incorporation and bylaws that will become effective upon completion of the offering contemplated by this Registration Statement.

Item 25. Other Expenses of Issuance and Distribution

         SB Merger's estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:


         Securities and Exchange Commission filing fee                    35.12
         Filing Fee - National Association of Securities Dealers         512.50
         Blue Sky filing fees                                          5,000.00
         Legal fees and expenses                                      25,000.00
         Accounting expenses                                           5,000.00
         Printing and Engraving Expenses                              10,000.00
         Transfer and Warrant Agent fees                               1,000.00
         Miscellaneous                                                 3,452.38
                                                                     ----------
                           Total                                     $50,000.00
                                                                     ----------


RECENT SALES OF UNREGISTERED SECURITIES

         SB MERGER CORP.

         In January 2000, the company sold 33,434 shares to Judith Haselton, and 29,283 shares to each of StockBridge Investment Partners III (the administrative manager of which is controlled by Richard L. Campbell), and Mantis Partners IV, LP (of which Richard L. Campbell is a General Partner). Mr. Campbell and Ms. Haselton are the company's founders, officers and directors. The aggregate consideration for such shares was $5,025, which was paid in full at the time in connection with the organization of the company. Such shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof. In addition, in April 2000 we issued 108,000 shares to 15 accredited investors for $24,975. We issued such securities in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

         RXBAZAAR

         From its inception RxBazaar has sold the following securities in reliance on one or more exemptions from registration under the Securities Act of 1933, as amended, including the exemptions under Section 4(2) thereof and Rule 506 promulgated thereunder (all information below has been adjusted to reflect the effect of a one-for-five reverse stock split of RxBazaar's common stock effected in February 2002). Except as otherwise noted below, in each case RxBazaar sold the securities in reliance on the exemption from registration under Rule 506, based on representations and information given by each purchaser that he, she or it was an "accredited investor," as defined in Regulation D, because of, among other things, the purchaser's net worth or income, individually or together with the purchaser's spouse (or because the purchaser was an executive officer or director of RxBazaar).

         SALES OF COMMON STOCK

         1. On October 25, 1999 and January 31, 2000 RxBazaar issued a total of 4,080,000 shares of its common stock at a price of $.025 per share to 14 accredited investors for aggregate proceeds of $102,000.

         2. On May 8, 2000, June 12, 2000, July 10, 2000 and July 25, 2000,
RxBazaar sold, in an offering to 17 accredited investors, 153,000 shares of its common stock at $5.00 per share for an aggregate consideration of $765,000 in cash.

         3. On August 25, 2000, September 27, 2000, October 12, 2000 and October 27, 2000, RxBazaar sold, in an offering to 45 accredited investors, a total of 218,166 shares of its common stock at $10.00 per share for an aggregate consideration of $2,181,668 in cash.

         4. On February 23, 2001, RxBazaar sold 203,868 units at a purchase price of $7.50 per unit to 25 accredited investors. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $10.00 per share. RxBazaar raised an aggregate of $1,529,000 in cash in this offering.

         5. On May 18, 2001, RxBazaar sold 3,333 units at a purchase price of $7.50 per unit to a single accredited investor for aggregate proceeds of $25,000. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $10.00 per share.

         6. On June 5, 2001, RxBazaar sold 400,000 shares of common stock at a purchase price of $1.25 per share to Rx Supply Chain Partners, LLC, an accredited investor, for aggregate proceeds of $500,000 in cash,

         7. RxBazaar sold 40,000 shares of common stock at a purchase price of $2.50 per share to an accredited investor for aggregate proceeds of $100,000 in cash.

         8. On November 8, 2001, RxBazaar sold 507,400 units at a purchase price of $1.25 per unit to 39 accredited investors, for aggregate proceeds of $634,250 in cash. Each unit consisted of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $1.25 per share.

         SALES OF CONVERTIBLE SECURITIES

         1. On February 15, 2001, RxBazaar sold 3,133,334 shares of its Series A Preferred Stock and warrants to purchase an aggregate of 54,833 shares of common stock at a purchase price of $10.00 per share to two accredited investors for an aggregate purchase price of $4,700,000.

         2. On June 5, 2001, RxBazaar issued options to purchase 1,800,000 shares of its common stock at $1.25 per share to four outside directors, Handel Evans and Robert Cawthorn and two others who have since resigned and whose options terminated.

         3. On September 29, 2000, RxBazaar issued a warrant to purchase 240,000 shares of common stock at an exercise price of $12.50 per share to Able Laboratories, Inc. in consideration of strategic planning by Able Laboratories for RxBazaar.

         4. On October 23, 2000, RxBazaar issued a warrant to purchase 6,000 shares of its common stock at an exercise price of $10.00 per share to MRI Sales Consultants in consideration of professional placement services.

         5. Since its inception to March 31, 2002, RxBazaar has granted to 103 of its employees stock options to purchase an aggregate of 671,400 shares of its common stock at exercise prices ranging from $.25 to $10.00 per share. Options to purchase a total of 8,025 shares have been exercised. RxBazaar relied on the exemption under Rule 701 for these transactions.

         6. On December 26 and December 28, 2001 and January 8 and January 15, 2002, RxBazaar sold an aggregate of seven units at a purchase price of $100,000 per unit to 7 accredited investors. Each unit consisted of one $100,000 10% unsecured convertible promissory note and one warrant to purchase 20,000 shares of common stock at an exercise price of $.50 per share. Net proceeds to RxBazaar were $658,000, after placement costs of $42,000.

         7. On January 9, 2002, RxBazaar issued options to purchase 170,000 shares of common stock at a purchase price of $1.25 per share to each of Handel Evans and Robert Cawthorn, its outside directors.

         8. On April 11 and May 20, 2002, RxBazaar sold 2,045,000 shares of its Series B Preferred Stock to 59 accredited investors in a private placement for an aggregate purchase price of $4,090,000 in cash and conversion of outstanding debt. The placement of the shares satisfied a condition of the agreement and plan of merger among RxBazaar, SB Merger and RxB Acquisition Corp. dated February 1, 2002 that RxBazaar would raise a minimum of $3,000,000 in equity after January 1, 2002.

 EXHIBITS

  EXHIBIT
   NUMBER  EXHIBIT DESCRIPTION
   ------  -------------------

     *1.1 Underwriting Agreement between SB Merger and Merit Capital Associates, Inc. dated January 1, 2001

      2.1 Amended and Restated Merger Agreement and Plan of Reorganization among RxBazaar, SB Merger and RxB Acquisition Corp. dated February 1, 2002
  ****3.1 Amended and Restated Certificate of Incorporation of SB Merger filed with the Delaware Secretary of State on April 11, 2002.

  ****3.2  Amended and Restated Bylaws of SB Merger
  ****3.3 Certificate of Incorporation of RxBazaar filed with the Delaware Secretary of State on October 25, 1999
  ****3.4 Certificate of Amendment of Certificate of Incorporation of RxBazaar filed with the Delaware Secretary of State on February 15, 2001
  ****3.5 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of RxBazaar filed with the Delaware Secretary of State on February 15, 2001
  ****3.6 Certificate of Amendment of Certificate of Incorporation of RxBazaar filed with the Delaware Secretary of State on December 12, 2001
  ****3.7 Certificate of Amendment of Certificate of Incorporation of RxBazaar filed with the Delaware Secretary of State on January 31, 2002
  ****3.8 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of RxBazaar filed with the Delaware Secretary of State on April 10, 2002
  ****3.9  By-laws of RxBazaar
    **5.1  Opinion of Gusrae, Kaplan & Bruno PLLC
 ****10.1 Agreement and Plan of Merger among RxBazaar, RxBazaar.com Acquisition Corp., Superior Pharmaceutical Company and DynaGen, Inc. dated October 20, 2000
 ****10.2 First Amended and Restated Secured Promissory Note issued by RxBazaar and issued to FINOVA Mezzanine Capital Inc. in the amount of $1,500,000 dated February 23, 2001
 ****10.3 First Amended and Restated Secured Promissory Note issued by RxBazaar and issued to Argosy Investment Partners, L.P. in the amount of $750,000 dated February 23, 2001
 ****10.4 Revolving Loan Promissory Note issued by Superior Pharmaceutical Company and issued to The CIT Group/Business Credit, Inc. in the amount of $12,500,000 dated February 23, 2001
 ****10.5 Form of 10% unsecured promissory note issued by RxBazaar on January 15, 2002
 ****10.6 Warrant to purchase 1,200,000 shares of common stock of RxBazaar at $2.50 per share issued to Able Laboratories, Inc. dated September 29, 2000
 ****10.7 Form of Warrant to purchase shares of common stock of RxBazaar at $2.00 per share dated February 23, 2001
 ****10.8 Form of Warrant to purchase shares of common stock of RxBazaar at $.25 per share issued November 8, 2001
 ****10.9 Form of Warrant to purchase shares of common stock of RxBazaar at $.10 per share dated January 15, 2002
 ***10.10 Escrow Agreement (Funds) between SB Merger Corp. and Continental Stock Transfer & Trust Company
 ***10.11 Escrow Agreement (Stock) between SB Merger Corp. and Continental Stock Transfer & Trust Company
****10.12  Form of Right of First Refusal Agreement between RxBazaar and the parties listed thereto dated October 25, 1999
****10.13  Form of Stock Purchase Agreement to purchase shares of common stock of RxBazaar at $1.00 per share
****10.14  Form of Stock Purchase Agreement to purchase shares of common stock of RxBazaar at $2.00 per share
****10.15  Securities Purchase Agreement between RxBazaar and Kenilworth LLC and
           The Endeavor Capital Investment Fund S.A. dated February 15, 2001, to purchase 3,133,333 shares of Series A Convertible Preferred Stock of RxBazaar

****10.16  Form of Securities Purchase Agreement to purchase units at $1.50 per unit, each unit consisting of one share of common stock and a warrant to purchase an additional share of common stock dated February 2001
****10.17  Form of Subscription Agreement between RxBazaar and the signatories thereto to purchase units, each unit consisting of one share of common stock and one common stock purchase warrant at $.25 per unit dated November 8, 2001
****10.18  Form of Subscription Agreement between RxBazaar and the signatories thereto to purchase units, each unit consisting of a 10% $100,000 unsecured convertible promissory note and warrant to purchase an additional 100,000 shares of common stock dated January 15, 2002
****10.19  Subscription Agreement between RxBazaar and RxSupply Chain Partners,
           LLC dated June 13, 2001 to purchase 2,000,000 shares of Common Stock of RxBazaar
****10.20  RxBazaar Series B Preferred Stock Subscription Agreement and
           Investment Letter dated February 2002
****10.21  Employment Agreement between RxBazaar and Anand Adya dated April 3,
           2000
****10.22  Employment Agreement between RxBazaar and Bruce Warwick dated May 15,
           2000
****10.23  Employment Agreement between RxBazaar and James Stahly dated October
           23, 2000
****10.24  Form of Employee Non-Disclosure Agreement and Intellectual Property
           Assignment Agreement
****10.25  2000 Stock Option/Restricted Stock Plan of RxBazaar
****10.26  SB Merger Corp. 2002 Stock Incentive Plan
****10.27  Commercial Lease Agreement between SPC Properties Limited and
           Superior Pharmaceutical Company
****10.28  Lease Agreement between Scott F. Orton, John H. Thigpen, III and
           RxBazaar dated April 25, 2001
****10.29  Financing and Security Agreement among The CIT Group/Business Credit,
           Inc., Superior Pharmaceutical Company and RxBazaar dated February 23, 2001
****10.30  RxBazaar Guaranty pursuant to Financing and Security Agreement among
           The CIT Group/Business Credit, Inc., Superior Pharmaceutical Company and RxBazaar dated February 23, 2001
****10.31  Pledge Agreement between RxBazaar and The CIT Group/Business Credit,
           Inc. dated February 23, 2001
****10.32  Form of Liquidation Assistance Agreement among each of Wadekar,
           Stahly, Cusick, and Superior Pharmaceutical Company, RxBazaar, and The CIT Group/Business Credit, Inc. dated February 23, 2001
****10.33  First Amended and Restated Loan Agreement between DynaGen, Inc.,
           RxBazaar, Superior Pharmaceutical Company, Argosy Investment Partners, L.P. and FINOVA Mezzanine Capital Inc. dated February 23, 2001
****10.34  Security Agreement between RxBazaar and FINOVA Mezzanine Capital Inc.
           dated February 23, 2001
****10.35  Pledge and Security Agreement between RxBazaar and FINOVA Mezzanine
           Capital Inc. dated February 23, 2001
****10.36  Assignment and Assumption Agreement among DynaGen, Inc., Able
           Laboratories, Inc. and Superior Pharmaceutical Company dated February 23, 2001
****10.37  Guaranty and Pledge Agreement dated February 15, 2001 between Able
           Laboratories, Inc., RxBazaar, Kenilworth LLC, Infusion Capital Investment Corp. and Ocean Marketing Corp.
    *23.1  Consent of Gusrae, Kaplan & Bruno PLLC (included in Exhibit 5.1)

     23.2  Consent of Grassi & Co., P.C. (formerly Feldman Sherb & Co., P.C.)

     23.3  Consent of Wolf & Co., P.C.
     99.1  Reconfirmation Letter
 ****99.2  Consent of Board of Directors of RxBazaar dated April 10, 2002

--------------
* Previously filed on Amendment Number 5 to the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on January 25, 2001.
** Previously filed on Amendment Number 1 to the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on August 24, 2000.
*** Previously filed on the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on January 19, 2001.
**** Previously filed on the Registration Statement of SB Merger Corp. on Form SB-2/A (File No. 333-39044), as filed with the Securities and Exchange Commission on April 15, 2002.

UNDERTAKINGS

The registrant undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 4 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on June 26, 2002.



                                 SB Merger Corp.


                                 /s/ Judith Haselton
                                 ------------------------------
                                 By: Judith Haselton, President



         In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2002.



         SIGNATURE                       TITLE                         DATE




/s/ Judith Haselton               President, Chief Executive       June 26, 2002
-----------------------------     Officer and Director
Judith Haselton

/s/ Richard Campbell              Secretary, Treasurer and         June 26, 2002
-----------------------------     Director
Richard Campbell

                                  EXHIBIT INDEX

  EXHIBIT
   NUMBER  EXHIBIT DESCRIPTION
   ------  -------------------

     *1.1 Underwriting Agreement between SB Merger and Merit Capital Associates, Inc. dated January 1, 2001

      2.1 Amended and Restated Merger Agreement and Plan of Reorganization among RxBazaar, SB Merger and RxB Acquisition Corp. dated February 1, 2002
  ****3.1 Amended and Restated Certificate of Incorporation of SB Merger filed with the Delaware Secretary of State on April 11, 2002.

  ****3.2  Amended and Restated Bylaws of SB Merger
  ****3.3 Certificate of Incorporation of RxBazaar filed with the Delaware Secretary of State on October 25, 1999
  ****3.4 Certificate of Amendment of Certificate of Incorporation of RxBazaar filed with the Delaware Secretary of State on February 15, 2001
  ****3.5 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of RxBazaar filed with the Delaware Secretary of State on February 15, 2001
  ****3.6 Certificate of Amendment of Certificate of Incorporation of RxBazaar filed with the Delaware Secretary of State on December 12, 2001
  ****3.7 Certificate of Amendment of Certificate of Incorporation of RxBazaar filed with the Delaware Secretary of State on January 31, 2002
  ****3.8 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of RxBazaar filed with the Delaware Secretary of State on April 10, 2002
  ****3.9  By-laws of RxBazaar
    **5.1  Opinion of Gusrae, Kaplan & Bruno PLLC
 ****10.1 Agreement and Plan of Merger among RxBazaar, RxBazaar.com Acquisition Corp., Superior Pharmaceutical Company and DynaGen, Inc. dated October 20, 2000
 ****10.2 First Amended and Restated Secured Promissory Note issued by RxBazaar and issued to FINOVA Mezzanine Capital Inc. in the amount of $1,500,000 dated February 23, 2001
 ****10.3 First Amended and Restated Secured Promissory Note issued by RxBazaar and issued to Argosy Investment Partners, L.P. in the amount of $750,000 dated February 23, 2001
 ****10.4 Revolving Loan Promissory Note issued by Superior Pharmaceutical Company and issued to The CIT Group/Business Credit, Inc. in the amount of $12,500,000 dated February 23, 2001
 ****10.5 Form of 10% unsecured promissory note issued by RxBazaar on January 15, 2002
 ****10.6 Warrant to purchase 1,200,000 shares of common stock of RxBazaar at $2.50 per share issued to Able Laboratories, Inc. dated September 29, 2000
 ****10.7 Form of Warrant to purchase shares of common stock of RxBazaar at $2.00 per share dated February 23, 2001
 ****10.8 Form of Warrant to purchase shares of common stock of RxBazaar at $.25 per share issued November 8, 2001
 ****10.9 Form of Warrant to purchase shares of common stock of RxBazaar at $.10 per share dated January 15, 2002
 ***10.10 Escrow Agreement (Funds) between SB Merger Corp. and Continental Stock Transfer & Trust Company
 ***10.11 Escrow Agreement (Stock) between SB Merger Corp. and Continental Stock Transfer & Trust Company
****10.12  Form of Right of First Refusal Agreement between RxBazaar and the parties listed thereto dated October 25, 1999
****10.13  Form of Stock Purchase Agreement to purchase shares of common stock of RxBazaar at $1.00 per share
****10.14  Form of Stock Purchase Agreement to purchase shares of common stock of RxBazaar at $2.00 per share
****10.15  Securities Purchase Agreement between RxBazaar and Kenilworth LLC and
           The Endeavor Capital Investment Fund S.A. dated February 15, 2001, to purchase 3,133,333 shares of Series A Convertible Preferred Stock of RxBazaar

****10.16  Form of Securities Purchase Agreement to purchase units at $1.50 per unit, each unit consisting of one share of common stock and a warrant to purchase an additional share of common stock dated February 2001
****10.17  Form of Subscription Agreement between RxBazaar and the signatories thereto to purchase units, each unit consisting of one share of common stock and one common stock purchase warrant at $.25 per unit dated November 8, 2001
****10.18  Form of Subscription Agreement between RxBazaar and the signatories thereto to purchase units, each unit consisting of a 10% $100,000 unsecured convertible promissory note and warrant to purchase an additional 100,000 shares of common stock dated January 15, 2002
****10.19  Subscription Agreement between RxBazaar and RxSupply Chain Partners,
           LLC dated June 13, 2001 to purchase 2,000,000 shares of Common Stock of RxBazaar
****10.20  RxBazaar Series B Preferred Stock Subscription Agreement and
           Investment Letter dated February 2002
****10.21  Employment Agreement between RxBazaar and Anand Adya dated April 3,
           2000
****10.22  Employment Agreement between RxBazaar and Bruce Warwick dated May 15,
           2000
****10.23  Employment Agreement between RxBazaar and James Stahly dated October
           23, 2000
****10.24  Form of Employee Non-Disclosure Agreement and Intellectual Property
           Assignment Agreement
****10.25  2000 Stock Option/Restricted Stock Plan of RxBazaar
****10.26  SB Merger Corp. 2002 Stock Incentive Plan
****10.27  Commercial Lease Agreement between SPC Properties Limited and
           Superior Pharmaceutical Company
****10.28  Lease Agreement between Scott F. Orton, John H. Thigpen, III and
           RxBazaar dated April 25, 2001
****10.29  Financing and Security Agreement among The CIT Group/Business Credit,
           Inc., Superior Pharmaceutical Company and RxBazaar dated February 23, 2001
****10.30  RxBazaar Guaranty pursuant to Financing and Security Agreement among
           The CIT Group/Business Credit, Inc., Superior Pharmaceutical Company and RxBazaar dated February 23, 2001
****10.31  Pledge Agreement between RxBazaar and The CIT Group/Business Credit,
           Inc. dated February 23, 2001
****10.32  Form of Liquidation Assistance Agreement among each of Wadekar,
           Stahly, Cusick, and Superior Pharmaceutical Company, RxBazaar, and The CIT Group/Business Credit, Inc. dated February 23, 2001
****10.33  First Amended and Restated Loan Agreement between DynaGen, Inc.,
           RxBazaar, Superior Pharmaceutical Company, Argosy Investment Partners, L.P. and FINOVA Mezzanine Capital Inc. dated February 23, 2001
****10.34  Security Agreement between RxBazaar and FINOVA Mezzanine Capital Inc.
           dated February 23, 2001
****10.35  Pledge and Security Agreement between RxBazaar and FINOVA Mezzanine
           Capital Inc. dated February 23, 2001
****10.36  Assignment and Assumption Agreement among DynaGen, Inc., Able
           Laboratories, Inc. and Superior Pharmaceutical Company dated February 23, 2001
****10.37  Guaranty and Pledge Agreement dated February 15, 2001 between Able
           Laboratories, Inc., RxBazaar, Kenilworth LLC, Infusion Capital Investment Corp. and Ocean Marketing Corp.
    *23.1  Consent of Gusrae, Kaplan & Bruno PLLC (included in Exhibit 5.1)

     23.2  Consent of Grassi & Co., P.C. (formerly Feldman Sherb & Co., P.C.)

     23.3  Consent of Wolf & Co., P.C.
     99.1  Reconfirmation Letter
 ****99.2  Consent of Board of Directors of RxBazaar dated April 10, 2002

--------------
* Previously filed on Amendment Number 5 to the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on January 25, 2001.
** Previously filed on Amendment Number 1 to the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on August 24, 2000.
*** Previously filed on the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on January 19, 2001.
**** Previously filed on the Registration Statement of SB Merger Corp. on Form SB-2/A (File No. 333-39044), as filed with the Securities and Exchange Commission on April 15, 2002.